                               CAPITAL SOURCE L.P. AND

                              CAPITAL SOURCE II L.P. - A

                                   OMAHA, NEBRASKA



                                 MARKET VALUE REPORT

                               AS OF DECEMBER 31, 1997

                                          OF

                                  VARIOUS PROPERTIES











Engagement Number:  04-2824-00

                                                  VALUATION RESEARCH CORPORATION



April 30, 1998



Capital Source L.P. and Capital Source II L.P. - A
1004 Farnam Street
Omaha, Nebraska 68102

Ladies and Gentlemen:

At your request, we have completed a limited scope appraisal of the multi-family apartment complexes owned by Capital Source L.P. and Capital Source II L.P. - A. We submit this restricted appraisal report relative to our findings.

The appraised property consists of various multi-family apartment complexes located throughout the Midwest and Southeast. The properties are typical apartment complexes, which are usually two story multi-building complexes situated on campus type settings with common area swimming pool, parking area, etc.

The appraisal was conducted for the purpose of expressing an opinion of the market value of the property as of December 31, 1997. The function of the appraisal is to serve as a basis for management planning purposes.

Market Value is defined as follows:

     The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus and that the assets will continue to function in their present capacity as part of an ongoing business enterprise at their present location. Implicit in this definition is the assumption that the earnings generated from operations are sufficient to justify the investment in the assets appraised and that the consummation of a sale as of a specified date and the passing of title from the seller to buyer under conditions whereby:

Capital Source L.P. and Capital Source II L.P. - A               April 30, 1998
                                                                         Page 2

     - Both parties are well informed or well advised, and acting in what they consider their own best interests;

     -    A reasonable time is allowed for exposure in the open market;

     - Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

     - The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

     Source: UNIFORM STANDARDS OF PROFESSIONAL APPRAISAL PRACTICE, Published by the Appraisal Foundation, 1994.


PROPERTY RIGHTS APPRAISED are the fee simple estate which is defined as:

     Absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat.


The appraised property is the fee-simple ownership interest in land, land improvements, the building, and building service systems. Machinery and equipment, furniture and fixtures, and any other tangible or intangible assets are excluded from consideration in this report.

Our investigation included a personal inspection of the property in the month of December 1997 and an analysis of recent sales and rentals of comparable property in the subject's area.

This is a restricted appraisal report which is intended to comply with the reporting requirements set forth under Standard Rule 2-2(c) of the Uniform Standards of Professional Appraisal Practice. As such, it does not include full discussions of the data, reasoning, and analyses that were used in the appraisal process to develop the appraiser's opinion of value. Supporting documentation concerning the data,

Capital Source L.P. and Capital Source II L.P. - A               April 30, 1998
                                                                         Page 3

reasoning, and analyses is retained in our files. The information contained in this report is specific to the needs of the client and for the intended use stated in this report. Other users of appraisal services and the public may find such a restricted report misleading without this file memorandum.

Valuation Research Corporation does not conduct or provide environmental liability assessments of any kind in performing its appraisals so that our opinion of the appraised value will not reflect any actual or contingent environmental liabilities except to the extent we are provided with a specific monetary assessment of such liabilities in writing. In any event, Valuation Research Corporation will not verify such monetary assessment and will offer no warranty or representation as to its accuracy or completeness.

All portions of this appraisal are to be used only in conjunction with the full report, which is subject to the assumptions and limiting conditions contained herein.

We have not investigated the title to, nor the liabilities against the appraised property and assume no responsibility concerning these matters. Neither Valuation Research Corporation nor any of its personnel have any present or contemplated financial interest in the property appraised, and we certify that the compensation received for this study is not contingent on the conclusions stated. Additionally, the appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.

Respectfully submitted,

VALUATION RESEARCH CORPORATION




Engagement Number:  04-2824-00

                            PROPERTY/VALUE RANGE SCHEDULE


                                                            VALUE RANGE
          Bluff Ridge (108 Units)
          Jacksonville, North Carolina                $3,250,000 - $3,700,000

          Waterman's Crossing (260 Units)
          Newport News, Virginia                    $11,700,000 - $12,500,000

          Water's Edge (108 Units)
          Lake Villa, Illinois                        $5,700,000 - $6,500,000

          Ponds at Georgetown (134 Units)
          Ann Arbor, Michigan                         $7,250,000 - $7,375,000

          Highland Park (252 Units)
          Reynoldsburg, Ohio                        $11,000,000 - $11,350,000

          Fox Hollow (184 Units)
          High Point, North Carolina                  $6,770,000 - $7,550,000

          Crane's Landing (252 Units)
          Winter Park, Florida                      $12,500,000 - $13,000,000

          Delta Crossing (178 Units)
          Charlotte, North Carolina                   $7,500,000 - $8,300,000

          Misty Springs (128 Units)
          Daytona Beach, Florida                      $4,500,000 - $5,000,000

          Monticello (106 Units)
          Southfield, Michigan                        $5,500,000 - $6,000,000



                                  TABLE OF CONTENTS


                                                                                 Page
                                                                                 ----
INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     IDENTIFICATION OF THE PROPERTIES. . . . . . . . . . . . . . . . . . . . . . .  1
     STATEMENT OF OWNERSHIP. . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     LEGAL DESCRIPTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     PROPERTY RIGHTS APPRAISED . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     PURPOSE OF THE APPRAISAL. . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     FUNCTION OF THE APPRAISAL . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     DEFINITION OF VALUE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     DATE OF THE APPRAISAL . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     SCOPE OF THE APPRAISAL. . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     FLOOD ZONE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
     ZONING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
     ENVIRONMENTAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
     MARKETING PERIOD. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

VALUATION THEORY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
     APPRAISAL PROCESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
          THE THREE APPROACHES TO VALUE. . . . . . . . . . . . . . . . . . . . . .  5
          COST APPROACH. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
          SALES COMPARISON APPROACH. . . . . . . . . . . . . . . . . . . . . . . .  5
          INCOME APPROACH. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
          RECONCILIATION AND CONCLUSION. . . . . . . . . . . . . . . . . . . . . .  6
          APPROACHES USED. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
     HIGHEST AND BEST USE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
          DEFINITION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
     HIGHEST AND BEST USE AS IF VACANT . . . . . . . . . . . . . . . . . . . . . .  7
          PHYSICALLY POSSIBLE. . . . . . . . . . . . . . . . . . . . . . . . . . .  7
          LEGALLY PERMITTED USES . . . . . . . . . . . . . . . . . . . . . . . . .  8
          FINANCIALLY FEASIBLE USES. . . . . . . . . . . . . . . . . . . . . . . .  8
          MAXIMALLY PRODUCTIVE USE . . . . . . . . . . . . . . . . . . . . . . . .  8
          CONCLUSION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
     HIGHEST AND BEST USE AS IMPROVED. . . . . . . . . . . . . . . . . . . . . . .  8
          PHYSICALLY POSSIBLE. . . . . . . . . . . . . . . . . . . . . . . . . . .  8
          LEGALLY PERMITTED. . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
          FINANCIALLY FEASIBLE . . . . . . . . . . . . . . . . . . . . . . . . . .  8
          MAXIMALLY PRODUCTIVE USE . . . . . . . . . . . . . . . . . . . . . . . .  9


VALUATION METHODOLOGY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     COST APPROACH . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     SALES COMPARISON APPROACH . . . . . . . . . . . . . . . . . . . . . . . . . . 10
          INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
          IMPROVED COMPARABLE SALES DISCUSSION AND ANALYSIS. . . . . . . . . . . . 11
          PROPERTY RIGHTS - FINANCING - CONDITIONS OF SALE - MARKET
             CONDITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
          PHYSICAL CHARACTERISTICS . . . . . . . . . . . . . . . . . . . . . . . . 11
          CONCLUSION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     INCOME APPROACH . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
          INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
          DIRECT CAPITALIZATION. . . . . . . . . . . . . . . . . . . . . . . . . . 13
          DISCUSSION OF MARKET RENT. . . . . . . . . . . . . . . . . . . . . . . . 14
          POTENTIAL GROSS RENT . . . . . . . . . . . . . . . . . . . . . . . . . . 14
          VACANCY AND COLLECTION LOSS. . . . . . . . . . . . . . . . . . . . . . . 14
          EFFECTIVE GROSS INCOME . . . . . . . . . . . . . . . . . . . . . . . . . 14
          OPERATING EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
          MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
          RESERVE FOR REPLACEMENT. . . . . . . . . . . . . . . . . . . . . . . . . 15
          NET OPERATING INCOME . . . . . . . . . . . . . . . . . . . . . . . . . . 15
          CAPITALIZATION OF NOI. . . . . . . . . . . . . . . . . . . . . . . . . . 15
          SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
          DIRECT CAPITALIZATION COMPUTATION. . . . . . . . . . . . . . . . . . . . 17
     DISCOUNTED CASH FLOW. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
          CALCULATION OF INCOME AND EXPENSES . . . . . . . . . . . . . . . . . . . 18
          DISCOUNT RATE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     SALES COMPARISON APPROACH . . . . . . . . . . . . . . . . . . . . . . . . . . 21
          IMPROVED COMPARABLE SALES ANALYSIS . . . . . . . . . . . . . . . . . . . 21
     INCOME APPROACH . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     SALES COMPARISON APPROACH . . . . . . . . . . . . . . . . . . . . . . . . . . 31
          IMPROVED COMPARABLE SALES ANALYSIS . . . . . . . . . . . . . . . . . . . 31
     INCOME APPROACH . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     SALES COMPARISON APPROACH . . . . . . . . . . . . . . . . . . . . . . . . . . 41
          IMPROVED COMPARABLE SALES ANALYSIS . . . . . . . . . . . . . . . . . . . 41
     INCOME APPROACH . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
     SALES COMPARISON APPROACH . . . . . . . . . . . . . . . . . . . . . . . . . . 51
          IMPROVED COMPARABLE SALES ANALYSIS . . . . . . . . . . . . . . . . . . . 51
     INCOME APPROACH . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54


     SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
     SALES COMPARISON APPROACH . . . . . . . . . . . . . . . . . . . . . . . . . . 61
          IMPROVED COMPARABLE SALES ANALYSIS . . . . . . . . . . . . . . . . . . . 61
     INCOME APPROACH . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
     SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
     SALES COMPARISON APPROACH . . . . . . . . . . . . . . . . . . . . . . . . . . 71
          IMPROVED COMPARABLE SALES ANALYSIS . . . . . . . . . . . . . . . . . . . 71
     INCOME APPROACH . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 74
     SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 78
     SALES COMPARISON APPROACH . . . . . . . . . . . . . . . . . . . . . . . . . . 81
          IMPROVED COMPARABLE SALES ANALYSIS . . . . . . . . . . . . . . . . . . . 81
     INCOME APPROACH . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 84
     SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 88
     SALES COMPARISON APPROACH . . . . . . . . . . . . . . . . . . . . . . . . . . 91
          IMPROVED COMPARABLE SALES ANALYSIS . . . . . . . . . . . . . . . . . . . 91
     INCOME APPROACH . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 94
     SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 98
     SALES COMPARISON APPROACH . . . . . . . . . . . . . . . . . . . . . . . . . .101
          IMPROVED COMPARABLE SALES ANALYSIS . . . . . . . . . . . . . . . . . . .101
     INCOME APPROACH . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .104
     SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .108
     SALES COMPARISON APPROACH . . . . . . . . . . . . . . . . . . . . . . . . . .111
          IMPROVED COMPARABLE SALES ANALYSIS . . . . . . . . . . . . . . . . . . .111
     INCOME APPROACH . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .114
     SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .118

LIMITING FACTORS AND ASSUMPTIONS . . . . . . . . . . . . . . . . . . . . . . . . .119

                                     INTRODUCTION


IDENTIFICATION OF THE PROPERTIES
The properties, which are the subject of this appraisal assignment, are owned by Capital Source, L.P. and Capital Source II, L.P. - A. These properties are primarily garden style residential apartment complexes located in the states of Michigan, North Carolina, Florida, Ohio, Virginia, and Illinois.

The apartment buildings have an average age of approximately 10 years, are typically of wood frame with brick and wood veneer construction, are located in a campus type setting, and include typical amenities such as swimming pools, in unit appliances, ample open parking areas, adequate landscaping, etc. Following is a listing of the subject properties.


     Bluff Ridge
     215 Valencia Drive
     Jacksonville, North Carolina

     Waterman's Crossing
     638 Riverbend Court
     Newport News, Virginia

     Water's Edge
     705 Water's Edge Drive
     Lake Villa, Illinois

     Ponds at Georgetown
     2511 Packard Road
     Ann Arbor, Michigan

     Highland Park
     2796 Prendergast Place
     Reynoldsburg, Ohio

     Fox Hollow
     177 West Hartley Drive
     High Point, North Carolina

     Crane's Landing
     3440 Goldenrod Road
     Winter Park, Florida

     Delta Crossing
     6000 Delta Crossing Lane
     Charlotte, North Carolina

     Misty Springs
     1420 New Bellevue Avenue
     Daytona Beach, Florida

     Monticello
     22700 Civic Center Drive
     Southfield, Michigan

STATEMENT OF OWNERSHIP
The subject properties are owned by Capital Source L.P. and/or Capital Source II, L.P. - A which have owned the properties for a minimum of three years prior to the appraisal date.

LEGAL DESCRIPTIONS
Legal descriptions of the subject properties were not provided.

PROPERTY RIGHTS APPRAISED
The property rights appraised are that bundle of rights afforded to the most complete form of property ownership, the fee simple estate (subject to existing tenancies). Fee simple ownership allows the owner to use, dispose of, and exclude others from using the property.

FEE SIMPLE OWNERSHIP is further defined as follows:

     Absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the government powers of taxation, eminent domain, police power, and escheat.

     Source: THE DICTIONARY OF REAL ESTATE APPRAISAL, Third Edition, pate 140, published by the Appraisal Institute, 1993.

PURPOSE OF THE APPRAISAL
The purpose of the appraisal is to express our opinion of the market value of the fee simple estate in the subject property, subject to existing tenancies, as of December 31, 1997.

FUNCTION OF THE APPRAISAL
The results of this appraisal and this appraisal report will be used by management for planning purposes.

DEFINITION OF VALUE
MARKET VALUE is defined for purposes of this report as:

     The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

     -    Buyer and seller are typically motivated;

     - Both parties are well informed or well advised, and acting in what they consider their best interests;

     -    A reasonable time is allowed for exposure in the open market;

     - Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

     - The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

     Source: UNIFORM STANDARDS OF PROFESSIONAL APPRAISAL PRACTICE, Published by the Appraisal Foundation, 1997.

DATE OF THE APPRAISAL
The date of this appraisal is December 31, 1997. Our inspection of the properties and our investigation of the comparable sales and rentals used in our analysis took place during the month of December 1997.

SCOPE OF THE APPRAISAL
Valuation Research Corporation has been retained by the American First Properties to assist in estimating the value of the underlying assets of two limited partnerships.

The scope of this assignment included an inspection of each property and an analysis of recent comparable sales and rental rates of similar property in each of the subject's specific area. The data gathered and the sources that were utilized are listed as follows:

     1.   Personal inspection of the property and neighborhood

     2.   Review of the local apartment real estate market

     3.   Demographic Information
          a.   Local Chamber of Commerce
          b.   Local Convention and Visitors Bureau
          c.   Area Planning Commission
          d.   Area Planning Board
          e.   Urban Land Institute
          f.   National Sources

     4.   Cost Data
          a.   Ownership
          b. Cost Manuals -- Marshall Valuation Service and Boeckh Commercial Building Valuation System

     5.   Sales Data
          a.   Office files
          b.   Local Assessor's Office
          c.   Various Service Bureaus
          d.   Society of Industrial and Office Realtors
          e.   Urban Land Institute
          f.   Real Estate Brokers and Appraisers

     6.   Rental Data
          a.   Society of Industrial and Office Realtors
          b.   Institutions of Real Estate Management
          c.   Urban Land Institute
          d.   Real Estate Brokers and Appraisers

     7. Confirmation of data -- endeavored to verify all data used in this report with at least one source.

FLOOD ZONE
Based on our site inspections there did not appear to be any apparent flood hazards with respect to any of the subject properties. Most are located in developed neighborhoods with similar apartment complexes in the subject's proximity.

ZONING
All of the subject properties are assumed to be a legal conforming use. This is based on our observance of the surrounding land usage which, in most cases, is similar to that of the subjects'.

ENVIRONMENTAL
Valuation Research Corporation has not determined independently whether the subject properties are subject to any environmental liabilities. During the course of our inspection we did not notice anything that would lead us to believe that an environmental liability existed on the subject properties.

MARKETING PERIOD
Because of the strength of the current multi-family real estate market and based on an analysis of the comparable sales information used in this appraisal, the typical marketing period for any of the subject properties would be less than twelve months if appropriately priced and aggressively marketed. This is considered to be a normal marketing period and thus would not affect the subject's value.

                                   VALUATION THEORY


APPRAISAL PROCESS

THE THREE APPROACHES TO VALUE
The appraised value as set forth in this report is supported with consideration and use of standard accepted appraisal practices and valuation procedures. The Uniform Standards of Professional Appraisal Practice require that the appraiser consider three basic approaches to value: the cost approach, the direct sales comparison approach, and the income approach. These approaches are based on the cost to replace assets, market exchanges for comparable properties and the capitalization of income. Each approach is defined and explained as follows:

COST APPROACH
The cost approach is a valuation technique that uses the concept of replacement as a value indicator. This approach is based on the principle of substitution, which states that a prudent investor would pay no more for an asset than the amount for which he could replace the asset new. Reproduction or replacement cost is estimated for the property being appraised and then adjusted for losses in value (appraised depreciation) due to a variety of factors.

The first step in this process is the valuation of the site as if vacant. This valuation is based on a comparative analysis of the most recent land sales suitable for comparability. As in the sales comparison approach, adjustments are made to reflect differences between the subject and the various comparables, with the final result being a land value estimate. The next step is a detailed analysis of the replacement cost new of the improvements based upon market derived costs for similarly constructed properties. Finally, accrued depreciation from physical deterioration and obsolescence of all causes is estimated and subtracted from the replacement cost new to arrive at the present value. Combining the land value estimate with the depreciated value of the improvements results in a total indicated property value using the cost approach.

SALES COMPARISON APPROACH
The sales comparison approach is a valuation technique in which value is estimated on the basis of market prices in actual transactions. The technique consists of studying available market comparable information and adjusting for comparability differences. This process is essentially that of comparison and correlation. The Principle of Substitution is particularly applicable to this approach since a prudent purchaser would pay no more for a particular property than he would have to pay for a substitute property which offers equal utility.

INCOME APPROACH
The income approach is a valuation technique that capitalizes the anticipated income stream from the appraised assets. This approach is predicated on developing either cash flow or income projections, which are then discounted for risk and time value. Additionally, the present value of a projected residual value is estimated and added to the present value of the income stream.

RECONCILIATION AND CONCLUSION
The use of more than one approach is desirable because it provides a check on the approaches to value. In some cases all three approaches are used, but normally only one or two are employed. In the final analysis, the appraiser must evaluate the relative merit of each approach in light of the property appraised and must place heavy emphasis on the approach that offers the greatest degree of reliability for the type of property appraised. Land is usually valued by the sales comparison approach, with other tangible assets valued by the cost, sales comparison and income approach.

APPROACHES USED
In this appraisal we have considered all three approaches to value. However, due to the income-producing nature of the property and current market conditions, we have placed more emphasis on the income approach using the direct sales comparison approach as a check on the reasonableness of the results obtained using the income approach.

HIGHEST AND BEST USE
Central to the concept of value is the theory of highest and best use. The theory is based on the observation that properties in the market tend to be priced according to their most profitable likely use. The highest and best use conclusions are drawn from an economic study of market forces and form the basis of the appraisal process.

DEFINITION
HIGHEST AND BEST USE for the purposes of this report is defined as:


     THE REASONABLE AND PROBABLE USE THAT SUPPORTS THE HIGHEST PRESENT VALUE OF VACANT LAND OR IMPROVED PROPERTY, AS DEFINED, AS OF THE DATE OF THE APPRAISAL. ALTERNATELY, IT IS DEFINED AS THE REASONABLE PROBABLE AND LEGAL USE OF LAND OR SITES AS THOUGH VACANT, FOUND TO BE PHYSICALLY POSSIBLE, APPROPRIATELY SUPPORTED, FINANCIALLY FEASIBLE, AND THAT RESULTS IN THE HIGHEST PRESENT LAND VALUE.

THE DEFINITION IMMEDIATELY PRECEDING APPLIES SPECIFICALLY TO THE HIGHEST AND BEST USE OF LAND. IT IS TO BE RECOGNIZED THAT IN CASES WHERE A SITE HAS EXISTING IMPROVEMENTS ON IT, THE HIGHEST AND BEST USE MAY VERY WELL BE

DETERMINED TO BE DIFFERENT FROM THE EXISTING USE. THE EXISTING USE WILL CONTINUE, HOWEVER, UNLESS AND UNTIL LAND VALUE IN ITS HIGHEST AND BEST USE EXCEEDS THE TOTAL VALUE OF THE PROPERTY IN ITS EXISTING USE.

THE HIGHEST AND BEST USE IS ARRIVED AT BY TESTING POTENTIAL USES OF THE PROPERTY, BOTH AS IMPROVED AND AS THOUGH VACANT, TO FIND THE USE WHICH MEETS THE CRITERIA DISCUSSED BELOW. IMPROVED PROPERTIES ARE CONSIDERED ALSO AS THOUGH VACANT TO REFLECT THE FACT THAT ANY EXISTING IMPROVEMENT CAN BE DEMOLISHED.


     PHYSICALLY POSSIBLE -- Those uses of vacant land which are possible after considering physical characteristics such as area, shape, dimensions, topography, frontage, access, soil conditions and other physical factors which are physically possible.

     LEGALLY PERMITTED USE -- Legally permitted uses after considering local, state and federal regulations and private restrictions. Local zoning is often one of the key factors affecting land use within an area and includes restrictions on uses permitted, such as lot size and dimension, coverage, set backs, building height, and floor area ratio among other zoning regulations.

     FINANCIALLY FEASIBLE -- Those uses which are physically possible and legally permitted which meet the test for financial feasibility. For a use to be financially feasible it must produce a positive return beyond operating expenses, financial obligations, and capital amortization.

     MAXIMALLY PRODUCTIVE -- Those uses which are physically possible, legally permissible, and financially feasible which produces the highest price, or value is the highest and best use.


HIGHEST AND BEST USE AS IF VACANT

PHYSICALLY POSSIBLE
All of the subject properties are improved with apartment buildings. The sites' size, shape, topography, access to utilities, street frontage, soil and subsoil conditions are conducive to development. None appeared to suffer from any adverse physical conditions, encroachments, easements or restrictions which would affect its potential development. Indeed, the fact that the sites are currently improved indicates that the parcels are buildable.

LEGALLY PERMITTED USES
Because the sites are buildable, allowable development would be any use that conforms to the current zoning ordinance governing the site.

FINANCIALLY FEASIBLE USES
The fact that the current developed use is generating an adequate return on invested capital indicates that a financially feasible use is the current use as a site for an apartment complex.

MAXIMALLY PRODUCTIVE USE
For the majority of the properties, development of the subject sites for multi-family apartment units is probably the most productive use. The predominant use in each of the subject's neighborhoods is some sort of apartment development. Given the character of the surrounding neighborhoods and the current zoning, apartment development is the only likely use that would be legally permissible and financially feasible.

CONCLUSION
Based on the above, it is our opinion that the highest and best use of the subject sites, as if vacant, is for multi- family residential development.

HIGHEST AND BEST USE AS IMPROVED

PHYSICALLY POSSIBLE
As outlined under the highest and best use as if vacant discussion, the subject sites are suitable for any legally permitted uses which could be developed on them. The existing improvements, however, are well suited for their intended use as apartment complexes. Other physically possible uses include retirement community complex or office development.

LEGALLY PERMITTED
As discussed under zoning, legally permitted uses include a number of uses including the current use. In general, subject sites and current improvements conform to the municipal zoning ordinance and are thus legally permitted uses.

No other unusual legal limitations to development are known to exist.

FINANCIALLY FEASIBLE
Of those uses identified as legally and physically possible, only those that are capable of generating a return sufficient to justify the risk for the investment are considered financially feasible alternate uses.

The current improvements, because of their location and demand, are capable of generating a return on invested capital and are thus considered to be financially feasible. Converting the subject to any other legally permitted use would be too costly to be financially feasible.

MAXIMALLY PRODUCTIVE USE
Based on the discussions above, it is our opinion that the highest and best use of the subject properties as improved is continued use as currently configured as either apartment complexes or retirement community complexes.

                                VALUATION METHODOLOGY


COST APPROACH
The cost approach to value is one of the three approaches in the appraisal process. The principle of substitution provides the basic foundation for the cost approach and affirms the principle that no prudent person would pay more for a property than the amount for which the site can be acquired and on which improvements that have equal desirability and utility can be constructed without undue delay.

However, because the value of property such as the subject(s) is normally determined based on the revenue it is capable of generating for its owner, the cost approach is not a significant factor in establishing value. As a result, it is not used in this assignment.

SALES COMPARISON APPROACH

INTRODUCTION
The sales comparison approach to value is based on an analysis of actual sales of other similar properties which are compared to the subject. Comparable sales represent the actions of typical buyers and sellers in the marketplace and their actions in the market will determine a price for the subject. When there is an adequate number of sales of truly similar properties with sufficient information for comparison, a range of values for the subject property can be developed.

The range of values developed by using units of comparison such as sales price per square foot or any of several other units can be studied and necessary adjustments made to provide for the differences between all the comparable sales and the subject. An analysis of the adjusted units of comparison can then form the basis of the market value of the subject property. Only unit factors considered by the subject market are relevant.

The degree to which the appraiser can rely on the sales comparison approach depends on an adequate number and similarity of the circumstances involved in the comparable sales. Differences always exist between properties even though they may be almost identical. Adjustments for these differences serve to define more clearly the price that could reasonably be expected, subject to the limitations of the definition of market value.

Some adjustments that may prove important are: 1) conditions of sale, 2) financing terms, 3) market conditions (time), 4) location, 5) physical characteristics, and 6) income characteristics.

Pertinent details and pictures of the sales considered most comparable to the subject property are kept in our file. A summary of the most important facts is presented, along with a discussion pertaining to the adjustments made to the unit selling price, in the specific property valuation section found later in this report.

IMPROVED COMPARABLE SALES DISCUSSION AND ANALYSIS
Because of the strong apartment complex real estate market during the past few years, comparable sale activity is readily available. Most apartments in the metropolitan areas in which the subject properties are located have experienced stable occupancy with slowly rising rental rates. However, that trend may be moderating. Projections indicate a slowing of rental rate increases and occupancy rates will either hold steady or perhaps decrease slightly as supply begins to outpace demand. Potential investors in multi-family residential property look to the income potential of the investment and negotiate an exchange price accordingly. All of these factors must be considered when adjusting the actual sales price of comparable sales so that the resulting range of prices most accurately reflect what a potential investor in the subject property would be willing to pay.

PROPERTY RIGHTS - FINANCING - CONDITIONS OF SALE - MARKET CONDITIONS
All of the sales used in this analysis were reported to involve the transfer of the fee simple estate, (fee simple subject to existing short term tenancies), were sold for cash or with financing terms that were at market, and were arms length transactions. As a result, adjustments for real property rights, financing and conditions of sale are not required. In addition, because the apartment real estate market seems to be stabilizing and because most, if not all, of the comparable sales information pertains to sales that occurred within the past 12 - 18 months, the affects of changing market conditions are not considered to be significant.

PHYSICAL CHARACTERISTICS

LOCATION
The location of an apartment complex is extremely important when setting transaction prices. Apartments located in quiet, easily accessible neighborhood settings with good linkage to shopping areas, schools, churches, and highway systems are perceived to be more valuable than others. Each property was analyzed in light of these location amenities vis-a-vis the comparable sales. Based on the perceived differences in location desirability, the comparable unit sale price was adjusted upward for less desirable locations and downward for more desirable locations.

SIZE
All of the comparable apartment complexes are relatively close to the subject properties in size and thus size is often not considered to be a significant factor.

AGE
The age of a building has a significant impact in determining the selling price. Potential purchasers perceive older buildings as having higher maintenance costs and less appeal from a renter's standpoint. As a result, the comparable sales prices were adjusted based on the age of the building vs. the age of the subject, using a straight line depreciation approach. Older building are adjusted upward while newer buildings warrant a downward adjustment.

LAND TO BUILDING RATIO (SITE COVERAGE RATIO)
A given comparable's land to building ratio (site coverage) was compared to the subject with the difference, if positive, necessitating a positive, or upward adjustment and visa versa if negative. The adjustment is based on the difference between the comparable's and the subject's land to building (site coverage) ratio applied to the comparable's site coverage.

QUALITY
The quality of construction is an important element in the setting of sales prices. Masonry veneer buildings are usually of higher quality than buildings with aluminum or wood siding. As a result, adjustments were made based on the differences in construction type

CONDITION
The actual physical condition of the comparable complex compared to that of the subject is important. Although the age adjustment reflects a portion of this influencing factor, the actual physical appearance and deferred maintenance at the time of the sale is the basis for this adjustment.

CONCLUSION
In this appraisal a minimum of three comparable sales were used to form the basis for estimating the market value of the subject properties. Each of the comparable unit sale price was adjusted after taking into consideration the physical differences that affect value vis-a-vis the subject. The resulting range of adjusted unit prices was then analyzed and, based on the comparable sale that most closely resembled the subject, a single adjusted unit price was estimated and applied to the subject resulting in an estimate of market value using

INCOME APPROACH

INTRODUCTION
The income approach to value is considered to be one of the better approaches in the valuation of income-producing properties and is still the primary factor in investment decisions for today's apartment investors. The basic premise of the income approach is that the earning power of a real estate investment is the critical element affecting its value. Value is often defined as the present worth of anticipated future income. All income capitalization methods, techniques, and procedures represent attempts to quantify expected future benefits.

The two accepted methods of applying the income approach are:


DIRECT CAPITALIZATION - A method by which an estimate of a single year's income expectancy or an annual average of several years' income expectancies are converted to an indication of value by one direct step, either by dividing the income estimate by an appropriate rate or by multiplying the income estimate by an appropriate factor.

DISCOUNTED CASH FLOW ANALYSIS - A set of procedures in which the quantity, variability, timing, and duration of periodic income, as well as the quantity and timing of reversions, are specified and discounted to a present value at a specified yield rate.


The principle of anticipation has a crucial role in this approach. This principle states that value is created by the expectations of benefits to be derived in the future. The relevance of anticipation to the approach cannot be overstated. Since value is created by the expectation of benefits to be derived in the future, value may be defined as the present worth of all rights to future benefits. As stated earlier, all income capitalization methods, techniques, and procedures represent attempts to quantify expected future benefits.

With adequate information and proper use, direct capitalization and yield capitalization methods should produce similar value indications. In choosing which of the two (or both) methods to apply, the appraiser considers the typical investor's view of market value.

DIRECT CAPITALIZATION
The first step in the direct capitalization approach is the determination of a proper rental or revenue value that one would expect to be able to obtain for the subject property based on actual historical operations and a study of comparable leased properties with respect to rent levels, location, and amenities offered. Adjustments based on differences between the comparable rentals and the subject are set forth and analyzed so that an estimated current economic rent for the subject can be established. A similar analysis of operating expenses further aids in constructing an operating statement by providing an allowance for vacancy and collection loss, and deductions for all operating expenses. The end result is a net operating income (NOI) for the first year income that can be converted into an indicated property value through the overall capitalization process.

This approach begins with an estimate of the subject's market rent potential based on an analysis of comparable properties and their current rental rates and an analysis of the actual rentals in place with the subject property. The unit of comparison is typically the rent per unit. From this is deducted an amount estimated to reflect the operating expenses attributable to the subject property. This operating expense deduction is based on published market surveys and actual historical data.

DISCUSSION OF MARKET RENT
In arriving at an opinion of the appropriate market rent for the subject, we have analyzed several apartments in the immediate area of the subject. All are considered to be direct competition and are similar in condition, utility and amenities to that of the subject. Although each apartment complex is reasonably similar to the subject, adjustments are necessary to reflect size of space, exposure, rent concessions, amenities, etc.

POTENTIAL GROSS RENT
Gross potential rent is estimated from both the historical revenue trends taken from the financial statements and/or existing lease contracts which currently encumber the subject and the market surveys mentioned above.

VACANCY AND COLLECTION LOSS
The subject's market area has been analyzed with respect to current and future apartment rental trends for the purpose of estimating the appropriate vacancy and collection loss over the projection period. In addition, the historical vacancy and collection loss experience of the subject was analyzed along with projections based on discussions with the operating manager and published data.

EFFECTIVE GROSS INCOME
Effective gross income is the result of gross income from all sources including rent, income from parking and storage space, less the vacancy and collection allowance. We have used the historical income information provided along with the market rental information to estimate this amount.

OPERATING EXPENSES
To account for the expense element, the information published by the Institute of Real Estate Management (IREM) along with the actual historical experience of the subject was used to assess this expense.

MANAGEMENT
A management fee of 5% of effective gross income (potential net rental minus vacancy and collection loss), including miscellaneous income, is generally charged for properties such as the subject, and is the amount most often used in our analysis.

RESERVE FOR REPLACEMENT
A reserve for replacement, based on the replacement of major structural and mechanical elements of the building plus the roof, is also included in the analysis. This cost is relatively uniform throughout our analysis and ranges from $425 to $450 per unit. This cost includes an allowance for the replacement of kitchen appliances, air conditioning units, carpeting, etc.

NET OPERATING INCOME
Using the above information and analysis, the estimated net operating income for the subject is calculated as follows:


                                       EXAMPLE

          Potential Gross Rental Income                           $000,000
          Less:  Vacancy & Collection Loss                         (00,000)
                                                                -----------

          Effective Gross Rental Income                            000,000
          Less: Operating Expenses                                  (0,000)
                Management Fee                                      (0,000)
                Reserve for Replacement @ $____/Unit                (0,000)
                                                                -----------

          Net Operating Income (NOI)                            $0,000,000
                                                                -----------
                                                                -----------


CAPITALIZATION OF NOI
The relationship between net operating income and value can be expressed in its overall rate of return (OAR), or capitalization rate. Capitalization rates were abstracted from market surveys conducted by reputable national firms for each of the major metropolitan areas in which the subject properties are located. The National Real Estate Index for the Third Quarter, 1997, reports on recent transactions and the resulting average capitalization rate. In addition, KORPACZ REAL ESTATE INVESTOR SURVEY reports national apartment capitalization rates in its Fourth Quarter 1997 report. Finally, the American Council of Life Insurance reports current capitalization rates for apartment buildings in various regions and major metroplexes.

To check these ranges, we calculated an overall rate by the Mortgage-Equity technique. In general, the mortgage-equity analysis involves estimating a capitalization rate based on both mortgage and equity returns requirements. Because of the size of the subject investments, we looked to the national mortgage debt market and reviewed a survey published by the American Council of Life Insurance which reported mortgage debt rates, for the second quarter of 1997, for the various regions in which the subject properties are located. Using this information, a market mortgage rate can be estimated. The American Council Life Insurance also reports typical market holding periods and loan to value ratios.

In order to determine a proper equity yield, we analyzed the perceived risk of the equity investor in the general marketplace as well as for our particular property. We reviewed a survey published by the Korpacz Real Estate Investor Survey, fourth quarter, National Apartment Market which detailed internal rates of return required by large investors during the fourth quarter of 1997. Desired yield rates for apartment properties were found to range from 10.0% to 13.0% with a 11.20% average. Further, a Real Estate Research Corporation investor survey for the third quarter of 1997 showed expected returns of 11.0% for apartment property.

The final component of the Mortgage Equity technique is the property value change over the course of the equity holding period. As noted in the market analysis section of this report, current market conditions indicate that value growth for properties similar to the subject is guarded optimism for the long term. Therefore, it is our opinion that the value growth due to the rising apartment market will equal its physical depreciation over the next 15-20 years. Thus, our overall capitalization rate according to the Mortgage-Equity Analysis Technique is computed as follows:

                            CAPITALIZATION RATE DERIVATION
                                      (EXAMPLE)

         ASSUMPTIONS:
         Mortgage Interest Rate                                  8.0%
         Mortgage Term                                             20
         Loan-to-Value Ratio                                   70.00%
         Annual Loan Constant                                  0.1004
         Yield Rate                                            12.00%
         Annual Appreciation                                       0%
         Holding Period - Years                                    20
         Sinking Fund Factor - Holding Period                 0.01388
         % of Principal Paid during Holding Period            1.00000




                           COMPONENT     WEIGHT  WEIGHTED AVERAGE
          Mortgage         0.10037        0.7       0.07026
          Equity              0.12        0.3        0.0360
                                                   --------
                 Weighted Average                    0.1063
                 Less: Equity Build-up               0.0097
                                                    -------

                 Basic Rate                          0.0965
                 Appreciation (or Depreciation)           0
                                                    -------

                 Capitalization Rate                 0.0966

                 Rounded                               9.5%
                                                      -----
                                                      -----


SUMMARY
Using the market data and techniques described above, a unique market capitalization rate that would be appropriate for the subject properties can be derived.

DIRECT CAPITALIZATION COMPUTATION
Using the data compiled above, the market value for the subject property using the direct capitalization method of value analysis is calculated as follows:

                                       EXAMPLE

     Net Operating Income DIVIDED BY Capitalization Rate = Indicated Value

               $000,000 DIVIDED BY 0.0% =  $000,000

               Rounded                     $000,000
                                           --------
                                           --------

DISCOUNTED CASH FLOW
In the subject market, the typical investor often values income producing properties by the application of a discounted cash flow analysis which has two components. The first component equals the sum of the present value of cash flows over a selected holding period. For purpose of analysis the cash flows will be projected for a ten-year period, a common length utilized by investment analysts. The second component, a residual, equals the present value of a perpetuity paying income equal to net income in year eleven and capitalized with the appropriate capitalization rate. The residual reflects the property's ongoing potential after the tenth year.

CALCULATION OF INCOME AND EXPENSES
The estimated annual income is determined based on the historical experience of the subject. Market rent for future vacant space and roll overs is estimated. An income estimate is then produced and projected over the holding period.

In the discounted cash flow model for the subject, income and expense projections have been based on historical operating data, information provided by local lessors, and published data sources. Income and expense statements, furnished by the building management, were reviewed and adjusted, where necessary, to reflect more typical market expenses as reported by IREM in its annual INCOME EXPENSE ANALYSIS FOR CONVENTIONAL APARTMENTS.

These operating results were cross-checked for reasonableness with market information obtained from area lessors, leasing agents and brokers who also provided data relating to current rental rates, vacancy levels, and typical lease terms. Any adjustments to the actual reported expenses are noted and explained in the individual valuation section of this report.

DISCOUNT RATE
Because the subject property is income producing, the value of the property is based on the present value of the expected future benefits derived from rentals. Basic to this concept is the fact that future earnings are not available as current earnings. As a result, the anticipated earnings received in the future must be discounted to a present value using a discount rate derived from current market rates for alternative investments.

To determine the current discount rate applicable for real estate investment, we reviewed market surveys of large institutional real estate investors. The Appraisal Institute reports discount rates for apartment complex investments range from 10.0% to 14.0%, with an 11.69% average. The Real Estate Research Corporation reports national apartment building investments at 11.0%, and the Korpacz Real Estate Investor Survey reports fourth quarter, 1997, apartment market, discount rates of 10.0% to 13.0%.

Again, using this market derived data, and adjusting it based on the specific risks involved with investing in each of the subject properties, a unique discount rate can be estimated and used to discount the projected cash flows to a present value for each of the subject properties.

Using the discounted cash flows for the subject property, as presented in the specific valuation section of this report, an estimate of value for each property has been made.

                       ---------------------------------------


                                BLUFF RIDGE APARTMENTS


                       ---------------------------------------

                                                              [PHOTO]

                                                       BLUFF RIDGE APARTMENTS
                                                         215 Valencia Drive
                                                    Jacksonville, North Carolina

 OWNERSHIP
--------------------------------------------------------------------------------------------------------------------------
 Partnership Name                                        Capital Source LLP
--------------------------------------------------------------------------------------------------------------------------

 PROPERTY STATISTICS
--------------------------------------------------------------------------------------------------------------------------
 Land Plan                              Three-story, walk-up garden style apartment buildings

 Land Area             8.56 Acres               Number of Units                            108
 Density               12.62 Units/Acre         Average Unit Size                1,078 Sq. Ft.
 Net Rentable Area     116,460 Sq. Ft.          Year Built                                1998
--------------------------------------------------------------------------------------------------------------------------


 CONSTRUCTION TYPE
--------------------------------------------------------------------------------------------------------------------------
 Masonite siding on wood frame
--------------------------------------------------------------------------------------------------------------------------


 UNIT FEATURES
--------------------------------------------------------------------------------------------------------------------------
 Washer/dryer, fireplace, dishwasher, microwave oven, patios with sliding doors, mini blinds, walk-in closets, carpeting
--------------------------------------------------------------------------------------------------------------------------

 PROJECT AMENITIES
--------------------------------------------------------------------------------------------------------------------------
 Swimming pool, parking, tennis court, playground, picnic area, fitness center
--------------------------------------------------------------------------------------------------------------------------


                                VALUATION SUMMARY
                                -------------------------------------------------------------
                                Indicated Value             $3,250,000       -    $3,700,000
                                Value per Sq. Ft. of NRA        $27.91       -        $31.77
                                Value Per Unit                 $30,093       -       $34,259
                                -------------------------------------------------------------



                              SALES COMPARISON APPROACH
                                     BLUFF RIDGE


IMPROVED COMPARABLE SALES ANALYSIS

PHYSICAL CHARACTERISTICS
LOCATION - The subject property is located within the proximity of a highly traveled major thoroughfare in Jacksonville, North Carolina. The neighborhood is a developing residential neighborhood with good access to U. S. Highway 17, surrounding retail/commercial pockets and the Jacksonville Mall.

All of the comparable sales are superior to the subject in terms of location and all were adjusted upward for this factor.

SIZE - The subject is much larger than Comparable Sales 2 & 3. Because there is a tendency in most real estate markets for smaller parcels of land or improved real estate to sell for a higher unit price, we have adjusted each of these sales downward appropriately. Comparable Sale 1 to too similar to the subject to warrant any adjustment.

AGE - The Marshall Valuation Service Cost Manual reports that the typical economic life of apartment buildings such as the subject is 45 years which indicates a 2.22% per year depreciation rate. Using this as a guideline, we have adjusted the comparable sales, vis-a-vis the subject based on this relationship. However, because the reported selling price of the comparable property included land, which does not depreciate we have tempered this 2.22% factor downward. Newer structures have been adjusted downward at a 1.0% per year rate while older buildings have been adjusted upward.

L/B RATIO - As was discussed earlier, the adjustment for land to building ratio is based on the current land value in the subject's market. Based on this land value and the difference in land to building ratio (site coverage) an adjustment is made and expressed as a percentage of the time adjusted selling price of the comparable sale.

QUALITY - Quality adjustments are somewhat subjective but are based on the differences in cost between different types of construction. The subject buildings are well constructed and the quality of construction could be considered average/good. All of the comparable sales used in this report are judged to be of equal quality and adjustments are not required.

CONDITION - The physical condition is an adjustment that is made in addition to the adjustment for age. The subject appeared to be in average/fair condition while the comparable buildings were judged to be in about the same or equal condition, except for Comparable Sale 1. This complex was reported to be in poor condition at the time of its sale and a 10% upward adjustment is deemed warranted.

AMENITIES - The subject is adequately equipped with amenities including swimming pool, tennis court, volleyball pad, etc. Each of the comparable sales is equipped with similar amenities, although Comparable Sales 2 & 3 seem to offer a lower level of exterior amenity. Each was adjusted slightly upward to compensate.

A summary of these adjustments is presented on the following page in the adjustment grid found on that page.

                                BLUFF RIDGE APARTMENTS
                            IMPROVED SALES ADJUSTMENT GRID

                                       SUBJECT
 Land Value/Sq. Ft.                        $1.39             SALE 1                SALE 2                SALE 3
 Sale Date:                                                     Nov-95                Jul-95                 Sep-94

 Net Rentable Area:                      116,460               174,880                22,383                 12,430
 Land Area - sq. ft.                     372,874               583,704                82,764                 37,290
 Lnd/Bld Ratio:                             9.61                  6.68                  7.40                   6.00
 Stories:                                      3                     2                     2                      2
 Age:                                         11                    21                     5                      0
 Units                                       108                   176                    34                     16
 Price:                                                     $4,375,000              $850,000               $495,000

 Price/Ft. - NRA                                                $25.02                $37.98                 $39.82
 Price/Unit                                                    $24,858               $25,000                $30,938
 GIM                                                              3.50                  7.13                   7.68
 OAR:                                                                                  9.98%                  9.05%
 REAL PROPERTY RIGHTS                                       Fee Simple            Fee Simple             Fee Simple
 Adjustment                                                      $0.00                 $0.00                  $0.00
 Adjusted Price*                                                $25.02                $37.98                 $39.82

 FINANCING                                                      Market                Market                 Market
 Adjustment                                                      $0.00                 $0.00                  $0.00
 Adjusted Price
 CONDITIONS OF SALE                                       Arm's Length          Arm's Length           Arm's Length
 Adjustment                                                      $0.00                 $0.00                  $0.00
 Adjusted Price**                                               $25.02                $37.98                 $39.82

 MARKET CONDITIONS                                    0%       Similar      0%       Similar     0%         Similar
 Adjustment                                                      $0.00                 $0.00                  $0.00
 Adjusted Price***                                              $25.02                $37.98                 $39.82
 PHYSICAL CHARACTERISTICS
   Location                                           5%      Inferior      5%      Inferior     5%        Inferior
   Size                                               0%       Similar    (10%)      Smaller   (10%)        Smaller
   Age                                               10%         Older     (6%)       Newer    (11%)          Newer

   L/B Ratio                                         11%      Inferior      8%      Inferior    13%        Inferior
   Quality                                            0%       Similar      0%       Similar     0%         Similar
   Condt.                                            10%      Inferior      0%       Similar     0%         Similar
   Amenities                                          0%       Similar      5%      Inferior     5%        Inferior
   Other                                              0%       Similar      0%       Similar     0%         Similar
   Composite Adjustment                              36%      Inferior      2%      Inferior     2%        Inferior
 Adjustment                                                      $9.01                 $0.79                  $0.63

 INDICATED VALUE PER NRA                                        $34.02                $38.77                 $40.45
 INDICATED VALUE PER UNIT                                      $33,807               $25,522                $31,427

 * Sale price further adjusted for property rights conveyed
 ** Sale price further adjusted for financing and conditions of sale *** Sale price further adjusted for market conditions

                                   INCOME APPROACH
                                     BLUFF RIDGE


Both the direct capitalization technique and the discounted cash flow techniques were used in this appraisal.

One of the basic elements in both of these appraisal techniques is the estimate of the proper capitalization or discount rate to use in the calculations. As stated in the introduction section of this report, we have used market surveys as the basis for our opinion as to the proper rate to use. In addition to the surveys, the actual capitalization rates from the comparable improved sales used in the sales comparison approach were analyzed in an attempt to adjust the market surveys to more accurately define the rate applicable to the subject. Finally, the specifics of each property were taken into consideration, e.g. location, past financial strength and estimates of potential economic strength and rental demand in the subject's area.

The second element, revenue and expense estimates, are based primarily on historical financial information provided by the managing partner. These figures were analyzed and compared to market surveys and adjusted if dramatically different from the surveys or deviated from the historical trend. In addition, market based management fees were used rather than the actual so that the income would more closely reflect typical market expectations.

Because of the recent financial history of the subject with a steady revenue stream which is increasing at a relatively nominal 2.+/- % rate and an equally nominal operating expense rate, plus the subject's location within the Jacksonville area and its reliance on the economic impact of Camp Lejeune, a capitalization and discount rate that is slightly above the average was used in this analysis. The terminal capitalization rate is standard for the Jacksonville area.


 BLUFF RIDGE APARTMENTS
 Historical Financial statement
 Year Ending December 31
                                        1997      %       1996      %       1995        %      1994       %
 RECEIPTS:
   Rental Income                     $ 700,373    94%  $ 680,664   102%  $ 670,110    104%  $ 658,816    106%
   Vacancy Loss                      $       -     0%  $       -     0%  $       -      0%  $       -      0%
   Rent Concessions                  $       -     0%  $       -     0%  $       -      0%  $       -      0%
   Model Apt.                        $       -     0%  $       -     0%  $       -      0%  $       -      0%
 TOTAL RENTAL INCOME                 $ 669,191    90%  $ 625,525    94%  $ 621,490     97%  $ 607,282     98%

 Other Income                        $  74,551    10%  $  41,671     6%  $  20,168      3%  $  14,318      2%

 TOTAL RECEIPTS                      $ 743,741   100%  $ 667,196   100%  $ 641,658    100%  $ 621,600    100%

 EXPENSES:

 Management Fee                      $  13,051         $  32,768         $  33,140          $  33,295
 Other Admin                         $  16,047         $   9,600         $  12,191          $   9,451
   Subtotal Admin                    $  29,097   3.9%  $  42,368   6.4%  $  45,331    7.1%  $  42,746    6.9%

 Supplies
 Utilities                           $  47,371         $  53,868         $  44,907          $  58,839
 Building Services
 Other Operating                     $  18,583         $  40,849         $  50,714          $  49,296
   Subtotal Operating                $  65,953     9%  $  94,717    14%  $  95,621     15%  $ 108,135     17%

 Security                            $       -
 Grounds Maint                       $       -
 Maint-Repairs                       $ 192,879         $ 120,780         $  69,814          $ 111,137
 Painting/Decorating
   Subtotal Maint.                   $ 192,879    26%  $ 120,780    18%  $  69,814     11%  $ 111,137     18%

 R.E. Taxes                          $  37,567         $  34,831         $  31,776          $  28,593
 Insurance                           $   7,405         $   6,876         $   7,501          $   7,397
 Other                               $       -
   Subtotal Taxes-insur              $  44,972     6%  $  41,707     6%  $  39,277      6%  $  35,990      6%

 TOTAL EXPENSES                      $ 332,901    45%  $ 299,572    45%  $ 250,043     39%  $ 298,008     48%

 NET OPERATING INCOME                $ 410,840    55%  $ 367,624    55%  $ 391,615     61%  $ 323,592     52%

                                     BLUFF RIDGE
                                DIRECT CAPITALIZATION




PROPERTY:

                                     Bluff Ridge
                                  215 Valencia Drive
                             Jacksonville, North Carolina


DIRECT CAPITALIZATION:
Number of Units                                               108

Revenue @ $560 per Unit                                  $725,760
Expenses @ $2.81 per Sq. Ft.                              327,250
                                                         --------
Net Income                                                398,510

Replacement Reserves @                     $425            45,900
                                                         --------
Net Operating Income (NOI)                               $352,610

Cap Rate @                                 9.5%        $3,711,685


ESTIMATED VALUE:

                              $3,700,000

 BLUFF RIDGE APARTMENTS
 Cash Flow Analysis
 30-Nov-97

                              1998          1999          2000          2001          2002
 REVENUE
  Gross Potential          $  721,384    $  743,026    $  765,316    $  788,276    $  811,924
  Vacancy Loss             ($  36,069)   ($  37,151)   ($  38,266)   ($  39,414)   ($  40,596)
  Rent Concessions         $        -
  Other                    $   40,000    $   41,200    $   42,436    $   43,709    $   45,020
 EFFECTIVE INCOME          $  725,315    $  747,074    $  769,487    $  792,571    $  816,348

 EXPENSE
  Management Fee           $   36,266    $   37,354    $   38,474    $   39,629    $   40,817
  Other Admin              $   13,000    $   13,390    $   13,792    $   14,205    $   14,632
   Subtotal Admin          $   49,266    $   50,744    $   52,266    $   53,834    $   55,449

  Supplies                 $        -    $        -    $        -    $        -    $        -
  Utilities                $   48,791    $   50,255    $   51,762    $   53,315    $   54,915
  Building Services        $        -    $        -    $        -    $        -    $        -
  Other Operating          $   50,000    $   51,500    $   53,045    $   54,636    $   56,275
   Subtotal Operating      $   98,791    $  101,755    $  104,807    $  107,952    $  111,190

  Security                 $        -    $        -    $        -    $        -    $        -
  Grounds Maint            $        -    $        -    $        -    $        -    $        -
  Maint-Repairs            $  150,000    $  154,500    $  159,135    $  163,909    $  168,826
  Painting/Decorating      $        -    $        -    $        -    $        -    $        -
   Subtotal Maint.         $  150,000    $  154,500    $  159,135    $  163,909    $  168,826

 R.E. Taxes                $   38,317    $   39,467    $   40,651    $   41,870    $   43,126
 Insurance                 $    7,553    $    7,780    $    8,013    $    8,253    $    8,501
 Other                     $        -    $        -    $        -    $        -    $        -
   Subtotal Taxes-insur    $   45,870    $   47,247    $   48,664    $   50,124    $   51,628

 TOTAL EXPENSES            $  343,927    $  354,245    $  364,872    $  375,819    $  387,093

 NON-OPERATING EXPENSES
  Capital Improvements     $   45,900    $   47,277    $   48,695    $   50,156    $   51,661
  Other                    $        -

 NET CASH FLOW             $  335,488    $  345,552    $  355,919    $  366,596    $  377,594

  P.V. Factor                  0.8929        0.7972        0.7118        0.6355        0.5674
  P.V. Cash Flow           $  299,543    $  275,472    $  253,336    $  232,979    $  214,257

                              2003          2004          2005           2006         2007

 REVENUE
  Gross Potential          $  836,282    $  861,370    $  887,212    $  913,828    $  941,243
  Vacancy Loss             ($  41,814)   ($  43,069)   ($  44,361)   ($  45,691)   ($  47,062)
  Rent Concessions
  Other                    $   46,371    $   47,762    $   49,195    $   50,671    $   52,191
 EFFECTIVE INCOME          $  840,839    $  866,064    $  892,046    $  918,807    $  946,372

 EXPENSE
  Management Fee           $   42,042    $   43,303    $   44,602    $   45,940    $   47,319
  Other Admin              $   15,071    $   15,523    $   15,988    $   16,468    $   16,962
   Subtotal Admin          $   57,113    $   58,826    $   60,591    $   62,408    $   64,281

  Supplies                 $        -    $        -    $        -    $        -    $        -
  Utilities                $   56,562    $   58,259    $   60,007    $   61,807    $   63,661
  Building Services        $        -    $        -    $        -    $        -    $        -
  Other Operating          $   57,964    $   59,703    $   61,494    $   63,339    $   65,239
   Subtotal Operating      $  114,526    $  117,962    $  121,501    $  125,146    $  128,900

  Security                 $        -    $        -    $        -    $        -    $        -
  Grounds Maint            $        -    $        -    $        -    $        -    $        -
  Maint-Repairs            $  173,891    $  179,108    $  184,481    $  190,016    $  195,716
  Painting/Decorating      $        -    $        -    $        -    $        -    $        -
   Subtotal Maint.         $  173,891    $  179,106    $  184,481    $  190,016    $  195,716

 R.E. Taxes                $   44,420    $   45,753    $   47,125    $   48,539    $   49,995
 Insurance                 $    8,756    $    9,019    $    9,289    $    9,568    $    9,855
 Other                     $        -    $        -    $        -    $        -    $        -
   Subtotal Taxes-insur    $   53,176    $   54,772    $   56,415    $   58,107    $   59,850

 TOTAL EXPENSES            $  398,706    $  410,667    $  422,987    $  435,677    $  448,747

 NON-OPERATING EXPENSES
  Capital Improvements     $   53,211    $   54,807    $   56,451    $   58,145    $   59,889
  Other

 NET CASH FLOW             $  388,922    $  400,590    $  412,608    $  424,966    $  437,735

  P.V. Factor                  0.5066        0.4523        0.4039        0.3606        0.3220
  P.V. Cash Flow           $  197,040    $  181,207    $  166,645    $  153,254    $  140,939


 SUM P.V.     $2,114,672
 RESIDUAL     $1,364,572

 TOTAL VALUE  $3,479,244

                                       SUMMARY
                                     BLUFF RIDGE



PROPERTY:

                                     Bluff Ridge
                                  215 Valencia Drive
                             Jacksonville, North Carolina


VALUE ESTIMATE:
Sales Comparison Approach                                   $3,250,000

Income Approach:
   Direct Capitalization                $3,700,000
   DCF                                  $3,500,000




FINAL VALUE:

                             $3,250,000 - $3,700,000

--------------------------------------------------------------------------------


                            WATERMAN'S CROSSING APARTMENTS


--------------------------------------------------------------------------------

                                       [PHOTO]

                                 WATERMAN'S CROSSING
                                 638 RIVERBEND COURT
                                NEWPORT NEWS, VIRGINIA

OWNERSHIP
--------------------------------------------------------------------------------
Partnership Name                  Capital Source LLP
--------------------------------------------------------------------------------

PROPERTY STATISTICS

--------------------------------------------------------------------------------
Land Plan       Two and three-story garden style apartment buildings.
Land Area             20.00 Acres            Number of Units                 260
Density               13.00 Units/Acre       Average Unit Size       945 Sq. Ft.
Net Rentable Area     245,732 Sq. Ft.        Year Built                     1987
--------------------------------------------------------------------------------

CONSTRUCTION TYPE
--------------------------------------------------------------------------------
Vinyl siding on wood frame
--------------------------------------------------------------------------------

UNIT FEATURES
--------------------------------------------------------------------------------
Washer/dryer in each unit, wood doors and windows, slate fireplace, large walk-in closet space, mini blinds, microwave oven, ceiling fans in all bedrooms, private patios and decks

--------------------------------------------------------------------------------

PROJECT AMENITIES
--------------------------------------------------------------------------------
Swimming pool, parking, clubhouse, fitness center, two lighted tennis courts, sand volleyball court, car wash area, two playground areas

--------------------------------------------------------------------------------

          VALUATION SUMMARY
        ----------------------------------------------------------------
          Indicated Value               $11,700,000    -   $12,500,000
          Value per Sq. Ft. of NRA      $47.61         -        $50.87
          Value Per Unit                $45,000        -       $48,077
        ----------------------------------------------------------------

                              SALES COMPARISON APPROACH
                                 WATERMAN'S CROSSING


IMPROVED COMPARABLE SALES ANALYSIS

PHYSICAL CHARACTERISTICS
LOCATION - The subject property is located in close proximity to a highly traveled major thoroughfare in Newport News, Virginia. The neighborhood is a developing residential neighborhood with good access to I-64 and the Patrick Henry Mall. In addition, it is within the region dominated by the Oyster Point Industrial Park, the site of numerous high-tech businesses, and directly south of the complex known as the Oyster Point Master Plan Development Community, a 700-acre industrial business park.

All of the comparable sales used in this appraisal are located in equally desirable areas. No adjustments for location differences are warranted.

SIZE - Although the size of the subject is larger than two of the comparable sales and smaller than the third, the size differential is not large enough to warrant any type of adjustment.

AGE - The Marshall Valuation Service Cost Manual reports that the typical economic life of apartment buildings such as the subject is 45 years which indicates a 2.22% per year depreciation rate. Using this as a guideline, we have adjusted the comparable sales, vis-a-vis the subject based on this relationship. However, because the reported selling price of the comparable property included land, which does not depreciate, we have tempered this 2.22% factor downward. Newer structures have been adjusted downward at a 1.0% per year rate while older buildings have been adjusted upward.

L/B RATIO - As was discussed earlier, the adjustment for land to building ratio is based on the current land value in the subject's market. Based on this land value and the difference in land to building ratio (site coverage) an adjustment is made and expressed as a percentage of the time adjusted selling price of the comparable sale.

QUALITY - Quality adjustments are somewhat subjective but are based on the differences in cost between different types of construction. The subject buildings are well constructed and the quality of construction could be considered good. Comparable Sales 1 & 2 are judged to be of equal quality and adjustments are not required. Sale 3 is of all brick construction and the overall quality is slightly better than the subject. A slight negative adjustment should be made.

CONDITION - The physical condition is an adjustment that is made in addition to the adjustment for age. The subject appeared to be in very good condition as were the comparable buildings. Adjustments for condition are not required.

AMENITIES - The subject is adequately equipped with amenities including swimming pools, tennis courts, exercise facility, etc. Comparable Sales 1 is equipped with similar amenities and an adjustment is not necessary. Although Sale 2 has many of the same facilities, it appears to require a slight upward adjustment vis-a-vis the subject. Sale 3 is limited in its external amenities, having only a pool. It was adjusted upward 10%.


A summary of these adjustments is presented on the following page in the adjustment grid found on that page.

                                 WATERMAN'S CROSSING
                            IMPROVED SALES ADJUSTMENT GRID

                               SUBJECT
                                                   SALE 1               SALE 2                 SALE 3
 Sale Date:                                            May-96               Apr-96                 Apr-96
 Net Rentable Area:             245,732               142,800              221,216                123,284
 Land Area - sq. ft.            871,200               421,661              522,459                337,590
 Lnd/Bld Ratio:                   10.64                  5.91                 5.90                   5.48
 Stories:                             3                     2                  2.5                      2
 Age:                                10                     8                    9                     12
 Units                              260                   174                  300                    148
 Price:                                            $8,420,000          $11,590,000             $5,000,000

 Price/Ft. - NRA                                       $58.96               $52.39                 $40.56
 Price/Unit                                           $48,391              $38,633                $33,784
 GIM                                                     6.45                 6.45                   5.49
 OAR:                                                   9.23%                9.11%                  9.94%
 REAL PROPERTY RIGHTS                              Fee Simple           Fee Simple             Fee Simple
 Adjustment                                             $0.00                $0.00                  $0.00
 Adjusted Price*                                       $58.96               $52.39                 $40.56

 FINANCING                                             Market               Market                 Market
 Adjustment                                             $0.00                $0.00                  $0.00
 Adjusted Price
 CONDITIONS OF SALE                              Arm's Length         Arm's Length           Arm's Length
 Adjustment                                             $0.00                $0.00                  $0.00
 Adjusted Price**                                      $58.96               $52.39                 $40.56

 MARKET CONDITIONS                         0%         Similar    0%        Similar      0%        Similar
 Adjustment                                             $0.00                $0.00                  $0.00
 Adjusted Price***                                     $58.96               $52.39                 $40.56
 PHYSICAL CHARACTERISTICS
   Location                                0%         Similar    0%        Similar      0%        Similar
   Size                                    0%         Similar    0%        Similar      0%        Similar
   Age                                    (2%)          Newer   (1%)         Newer      2%          Older

   L/B Ratio                               8%        Inferior    9%       Inferior     13%       Inferior
   Quality                                 0%         Similar    0%        Similar     (5%)      Superior
   Condt.                                  0%         Similar    0%        Similar      0%        Similar
   Amenities                               0%         Similar    5%       Inferior     10%       Inferior
   Other                                   0%         Similar    0%        Similar      0%        Similar
   Composite Adjustment                    6%        Inferior   13%       Inferior     20%       Inferior
 Adjustment                                             $3.55                $6.83                  $8.00

 INDICATED VALUE PER NRA                               $62.51               $59.22                 $48.56
 INDICATED VALUE PER UNIT                             $51,305              $43,668                $40,446

 * Sale price further adjusted for property rights conveyed
 ** Sale price further adjusted for financing and conditions of sale *** Sale price further adjusted for market conditions

                                   INCOME APPROACH
                                 WATERMAN'S CROSSING


Both the direct capitalization technique and the discounted cash flow techniques were used in this appraisal.

One of the basic elements in both of these appraisal techniques is the estimate of the proper capitalization or discount rate to use in the calculations. As stated in the introduction section of this report, we have used market surveys as the basis for our opinion as to the proper rate to use. In addition to the surveys, the actual capitalization rates from the comparable improved sales used in the sales comparison approach were analyzed in an attempt to adjust the market surveys to more accurately define the rate applicable to the subject. Finally, the specifics of each property were taken into consideration, e.g. location, past financial strength and estimates of potential economic strength and rental demand in the subject's area.

The second element, revenue and expense estimates, are based primarily on historical financial information provided by the managing partner. These figures were analyzed and compared to market surveys and adjusted only if dramatically different from the surveys. In addition, market based management fees were used rather than the actual so that the income would more closely reflect typical market expectations.

Because of the recent financial history of the subject with revenue increasing at a nominal 2.0 +/- % rate and expenses coming down, plus the optimistic economic outlook for the Newport News area, a capitalization and discount rate that is at, or slightly below the average was used in this analysis. The historical gross revenue trend is extended in our model because we don't see anything that would cause it to change in the near future. The terminal capitalization rate is standard for the Newport News/Norfolk area.

 WATERMAN'S CROSSING
 Historical Financial statement
 Year Ending December 31
                                         1997       %          1996       %         1995        %         1994       %
 RECEIPTS:
   Rental Income                    $  1,947,012   102%   $  1,926,053   102%   $  1,875,005   101%   $ 1,837,212   100%
   Vacancy Loss                     $          -     0%   $          -     0%   $          -     0%   $         -     0%
   Rent Concessions                 $          -     0%   $          -     0%   $          -     0%   $         -     0%
   Model Apt.                       $          -     0%   $          -     0%   $          -     0%   $         -     0%
 TOTAL RENTAL INCOME                $  1,869,299    98%   $  1,778,570    94%   $  1,751,635    94%   $ 1,710,717    93%

 Other Income                       $     45,714     2%   $    107,025     6%   $    110,186     6%   $   132,350     7%

 TOTAL RECEIPTS                     $  1,915,013   100%   $  1,885,595   100%   $  1,861,821   100%   $ 1,843,067   100%

 EXPENSES:

 Management Fee                     $     78,049          $     75,424          $     74,472          $    73,834
 Other Admin                        $     40,132          $     48,672          $     74,359          $    80,066
   Subtotal Admin                   $    118,181   6.2%   $    124,096   6.6%   $    148,831   8.0%   $   153,900   8.4%

 Supplies                           $          -
 Utilities                          $    111,900          $    114,264          $    114,184          $   125,496
 Building Services                  $          -
 Other Operating                    $    206,792          $    208,299          $    188,422          $   172,806
   Subtotal Operating               $    318,692    17%   $    322,563    17%   $    302,606    16%   $   298,302    16%

 Security                           $          -
 Grounds Maint                      $          -
 Maint-Repairs                      $     87,649          $     83,018          $     97,151          $   108,555
 Painting/Decorating                $          -
   Subtotal Maint.                  $     87,649     5%   $     83,018     4%   $     97,151     5%   $   108,555     6%

 R.E. Taxes                         $    131,268          $    131,263          $    142,055          $   141,564
 Insurance                          $     20,532          $     20,766          $     21,901          $    27,579
 Other                              $          -
   Subtotal Taxes-insur             $    151,800     8%   $    152,029     8%   $    163,956     9%   $   169,143     9%

 TOTAL EXPENSES                     $    676,323    35%   $    681,706    36%   $    712,544    38%   $   729,900    40%

 NET OPERATING INCOME               $  1,238,690    65%   $  1,203,889    64%   $  1,149,277    62%   $ 1,113,167    60%

                                 WATERMAN'S CROSSING
                                DIRECT CAPITALIZATION




PROPERTY:

                                 Waterman's Crossing
                                 638 Riverbend Court
                                Newport News, Virginia

DIRECT CAPITALIZATION:
Number of Units                                                    260

Revenue                                                     $1,981,200
Expenses                                                       725,000
                                                            ----------
Net Income                                                   1,256,200

Replacement Reserves @                        $425             110,500
                                                            ----------
Net Operating Income (NOI)                                  $1,145,700

Cap Rate @                                   9.25%         $12,385,945


ESTIMATED VALUE:

                             $12,385,000

 WATERMAN'S CROSSING
 APARTMENTS
 Cash Flow Analysis
 30-Nov-97

                                   1998          1999          2000           2001          2002
 REVENUE
  Gross Potential               $ 1,985,952   $ 2,035,601   $ 2,066,491   $ 2,138,653   $ 2,192,120
  Vacancy Loss                  ($   99,298)  ($  101,780)  ($  104,325)  ($  106,933)  ($  109,606)
  Rent Concessions              $         -
  Other                         $    95,000   $    96,900   $    98,838   $   100,815   $   102,831
 EFFECTIVE INCOME               $ 1,981,655   $ 2,030,721   $ 2,081,005   $ 2,132,535   $ 2,185,345

 EXPENSE
  Management Fee                $    99,083   $   101,536   $   104,050   $   106,627   $   109,267
  Other Admin                   $    50,000   $    51,000   $    52,020   $    53,060   $    54,122
   Subtotal Admin               $   149,083   $   152,536   $   156,070   $   159,687   $   163,389

  Supplies                      $         -   $         -   $         -   $         -   $         -
  Utilities                     $   114,000   $   116,280   $   118,606   $   120,978   $   123,397
  Building Services             $         -   $         -   $         -   $         -   $         -
  Other Operating               $   205,000   $   209,100   $   213,282   $   217,548   $   221,899
   Subtotal Operating           $   319,000   $   325,380   $   331,888   $   338,525   $   345,296

  Security                      $         -   $         -   $         -   $         -   $         -
  Grounds Maint                 $         -   $         -   $         -   $         -   $         -
  Maint-Repairs                 $    89,500   $    91,290   $    93,116   $    94,978   $    96,878
  Painting/Decorating           $         -   $         -   $         -   $         -   $         -
   Subtotal Maint.              $    89,500   $    91,290   $    93,116   $    94,978   $    96,878

 R.E. Taxes                     $   133,893   $   136,571   $   139,303   $   142,089   $   144,930
 Insurance                      $    20,580   $    20,992   $    21,411   $    21,840   $    22,276
 Other                          $         -   $         -   $         -   $         -   $         -
   Subtotal Taxes-insur         $   154,473   $   157,563   $   160,714   $   163,928   $   167,207

 TOTAL EXPENSES                 $   712,056   $   726,769   $   741,788   $   757,119   $   772,769

 NON-OPERATING EXPENSES
  Capital Improvements          $   110,500   $   113,815   $   117,229   $   120,746   $   124,369
  Other                         $         -

 NET CASH FLOW                  $ 1,159,099   $ 1,190,137   $ 1,221,987   $ 1,254,670   $ 1,288,207

  P.V. Factor                        0.9009        0.8116        0.7312        0.6587        0.5935
  P.V. Cash Flow                $ 1,044,233   $   965,942   $   893,507   $   826,490   $   764,488

                                    2003          2004          2005          2006          2007

 REVENUE
  Gross Potential               $ 2,246,923   $ 2,303,096   $ 2,360,673   $ 2,419,690   $ 2,480,182
  Vacancy Loss                  ($  112,346)  ($  115,155)  ($  118,034)  ($  120,984)  ($  124,009)
  Rent Concessions
  Other                         $   104,888   $   106,985   $   109,125   $   111,308   $   113,534
 EFFECTIVE INCOME               $ 2,239,464   $ 2,294,926   $ 2,351,765   $ 2,410,013   $ 2,469,707

 EXPENSE
  Management Fee                $   111,973   $   114,746   $   117,588   $   120,501   $   123,485
  Other Admin                   $    55,204   $    56,308   $    57,434   $    58,583   $    59,755
   Subtotal Admin               $   167,177   $   171,054   $   175,023   $   179,084   $   183,240

  Supplies                      $         -   $         -   $         -   $         -   $         -
  Utilities                     $   125,865   $   128,383   $   130,950   $   133,569   $   136,241
  Building Services             $         -   $         -   $         -   $         -   $         -
  Other Operating               $   226,337   $   230,863   $   235,481   $   240,190   $   244,994
   Subtotal Operating           $   352,202   $   359,246   $   366,431   $   373,759   $   381,235

  Security                      $         -   $         -   $         -   $         -   $         -
  Grounds Maint                 $         -   $         -   $         -   $         -   $         -
  Maint-Repairs                 $    98,815   $   100,792   $   102,807   $   104,864   $   106,961
  Painting/Decorating           $         -   $         -   $         -   $         -   $         -
   Subtotal Maint.              $    98,815   $   100,792   $   102,807   $   104,864   $   106,961

 R.E. Taxes                     $   147,829   $   150,786   $   153,801   $   156,877   $   160,015
 Insurance                      $    22,722   $    23,176   $    23,640   $    24,113   $    24,595
 Other                          $         -   $         -   $         -   $         -   $         -
   Subtotal Taxes-insur         $   170,551   $   173,962   $   177,441   $   180,990   $   184,610

 TOTAL EXPENSES                 $   788,745   $   805,054   $   821,702   $   838,697   $   856,045

 NON-OPERATING EXPENSES
  Capital Improvements          $   128,100   $   131,943   $   135,901   $   139,978   $   144,177
  Other

 NET CASH FLOW                  $ 1,322,619   $ 1,357,930   $ 1,394,162   $ 1,431,338   $ 1,469,484

  P.V. Factor                        0.5346        0.4817        0.4339        0.3909        0.3522
  P.V. Cash Flow                $   707,126   $   654,058   $   604,964   $   559,546   $   517,530

 SUM P.V.           $7,537,883
 RESIDUAL           $5,120,819

 TOTAL VALUE       $12,658,701

                                       SUMMARY
                                 WATERMAN'S CROSSING


PROPERTY:

                                 Waterman's Crossing
                                 638 Riverbend Court
                                Newport News, Virginia


VALUE ESTIMATE:
Sales Comparison Approach                                  $11,700,000

Income Approach:
   Direct Capitalization                $12,385,000
   DCF                                  $12,660,000




FINAL VALUE:

                          $11,700,000 - $12,500,000

--------------------------------------------------------------------------------


                               WATER'S EDGE APARTMENTS


--------------------------------------------------------------------------------

                                       [PHOTO]

                                     WATER'S EDGE
                                705 Water's Edge Drive
                                 Lake Villa, Illinois

OWNERSHIP
--------------------------------------------------------------------------------
Partnership Name                  Capital Source LLP
--------------------------------------------------------------------------------

PROPERTY STATISTICS
--------------------------------------------------------------------------------
Land Plan                Three story garden style apartments

Land Area                34.57 Acres          Number of Units              108
Density                  3.12 Units/Acre      Average Unit Size    883 Sq. Ft.
Net Rentable Area        95,400 Sq. Ft.       Year Built                  1988
--------------------------------------------------------------------------------

CONSTRUCTION TYPE
--------------------------------------------------------------------------------
Aluminum siding, wood frame
--------------------------------------------------------------------------------

UNIT FEATURES
--------------------------------------------------------------------------------
Patio and balcony, washer/dryer, microwave oven, mini blinds, frost free refrigerator, range with vented hood, disposal, dishwasher

--------------------------------------------------------------------------------

PROJECT AMENITIES
--------------------------------------------------------------------------------
Private sand beach and boat launching facilities, basketball courts, Metra station within walking distance, 24 hour maintenance

--------------------------------------------------------------------------------


          VALUATION SUMMARY
        ----------------------------------------------------------------
          Indicated Value               $5,700,000     -    $6,500,000
          Value per Sq. Ft. of NRA      $59.75         -        $68.13
          Value Per Unit                $52,778        -       $60,185
        ----------------------------------------------------------------

                              SALES COMPARISON APPROACH
                                     WATER'S EDGE


IMPROVED COMPARABLE SALES ANALYSIS

PHYSICAL CHARACTERISTICS
LOCATION - The subject property is located approximately fifty minutes northwest of Chicago's central business district in a small lake side community. The complex is extensively landscaped with 950 feet of lake frontage. Linkage to residential support facilities is good while access to major highways leading into Chicago is fair. There is a Metra rail station within walking distance which partially offsets the lack of easy commuting to Chicago's downtown.

Comparable Sale 1, although not in as rural a setting, is closer to the central business district and has much better linkage to typical metropolitan amenities. It was adjusted down 5%. Both Sale 2 & 3 are located in the highly desirable northshore area with excellent linkage to Chicago. Both were adjusted downward 10%.

SIZE - Although the size of the subject is smaller than all three of the comparable sales used in this appraisal, size adjustments are needed for only sale 2 & 3. Both of these are substantially larger and should be adjusted upward vis-a-vis the subject.

AGE - The Marshall Valuation Service Cost Manual reports that the typical economic life of apartment buildings such as the subject is 45 years which indicates a 2.22% per year depreciation rate. Using this as a guideline, we have adjusted the comparable sales, vis-a-vis the subject based on this relationship. However, because the reported selling price of the comparable property included land which does not depreciate we have tempered this 2.22 factor downward. Newer structures have been adjusted downward at a 1.0% per year rate while older buildings have been adjusted upward.

L/B RATIO - Because the land area for the comparable sales is not available, this adjustment is not germane.

QUALITY - Quality adjustments are somewhat subjective but are based on the differences in cost between different types of construction. The subject buildings are well constructed and the quality of construction could be considered average/good. Comparable Sales 1, although of brick and wood siding, is judged to be of slightly inferior quality and was adjusted up 5%. Both of the remaining comparable sales are of superior quality and were adjusted down 10%.

CONDITION - The physical condition is an adjustment that is made in addition to the adjustment for age. The subject appeared to be in average to good condition. Sale 1 was reported to be in below average condition at the time of the sale and was adjusted upward 5%. Sale 2 & 3 were in very good condition and were adjusted down 10%.

AMENITIES - The subject is located on the shores of an inland lake which is a very desirable feature. It does not have any other exterior features that would cause it to stand out from any of the other properties used in this analysis. Sale 1 is void of any meaningful exterior amenities and was adjusted upward 5%. Sale 2 has an outdoor pool, but not lake frontage. No adjustment is deemed necessary. Sale 3 has numerous features that would make it more appealing than the subject and was adjusted downward 5%.

A summary of these adjustments is presented on the following page in the adjustment grid found on that page.

                                                            WATER'S EDGE
                                                   IMPROVED SALES ADJUSTMENT GRID
                                    SUBJECT
 LAND VALUE/SQ. FT.                     $1.00                  SALE 1                      SALE 2                        SALE 3
 Sale Date:                                                       Mar-95                       Nov-97                        Oct-96
 Net Rentable Area:                    95,400                    109,000                      218,243                       254,680
 Land Area - sq. ft.
 Lnd/Bld Ratio:                          0.00                       0.00                         0.00                          0.00
 Stories:                                   3                          2                          2.5                             2
 Age:                                       8                          5                            5                             5
 Units                                    108                        120                          236                           340
 Price:                                                       $6,750,000                  $21,000,000                   $30,849,900
 Price/Ft. - NRA                                                  $61.93                       $96.22                       $121.13
 Price/Unit                                                      $56,250                      $88,983                       $90,735
 GIM                                                                6.20                         6.40
 OAR:                                                             10.00%                        9.00%                         9.25%
 REAL PROPERTY RIGHTS                                         Fee Simple                   Fee Simple                    Fee Simple
 Adjustment                                                        $0.00                        $0.00                         $0.00
 Adjusted Price*                                                  $61.93                       $96.22                       $121.13
 FINANCING                                                        Market                       Market                        Market
 Adjustment                                                        $0.00                        $0.00                         $0.00
 Adjusted Price
 CONDITIONS OF SALE                                         Arm's Length                 Arm's Length                  Arm's Length
 Adjustment                                                        $0.00                        $0.00                         $0.00
 Adjusted Price**                                                 $61.93                       $96.22                       $121.13
 MARKET CONDITIONS                                      0%       Similar           0%         Similar            0%         Similar
 Adjustment                                                        $0.00                        $0.00                         $0.00
 Adjusted Price***                                                $61.93                       $96.22                       $121.13
 PHYSICAL CHARACTERISTICS
  Location                                             (5%)      Superior        (10%)       Superior          (10%)       Superior
  Size                                                  0%       Similar           5%          Larger           10%          Larger
  Age                                                  (3%)         Newer         (3%)          Newer           (3%)          Newer
  L/B Ratio                                             0%       Similar           0%         Similar            0%         Similar
  Quality                                               5%      Inferior         (10%)       Superior          (10%)       Superior
  Condt.                                                5%      Inferior         (10%)       Superior          (10%)       Superior
  Amenities                                             5%      Inferior           0%         Similar           (5%)       Superior
  Other                                                 0%       Similar           0%         Similar            0%         Similar
  Composite Adjustment                                  7%      Inferior         (28%)       Superior          (28%)       Superior
 Adjustment                                                        $4.33                     ($26.94)                      ($33.92)
 INDICATED VALUE PER NRA                                          $66.26                       $69.28                        $87.22
 INDICATED VALUE PER UNIT                                        $60,188                      $64,068                       $65,329

 * Sale price further adjusted for property rights conveyed
 ** Sale price further adjusted for financing and conditions of sale *** Sale price further adjusted for market conditions

                                   INCOME APPROACH
                                     WATER'S EDGE


Both the direct capitalization technique and the discounted cash flow techniques were used in this appraisal.

One of the basic elements in both of these appraisal techniques is the estimate of the proper capitalization or discount rate to use in the calculations. As stated in the introduction section of this report, we have used market surveys as the basis for our opinion as to the proper rate to use. In addition to the surveys, the actual capitalization rates from the comparable improved sales used in the sales comparison approach were analyzed in an attempt to adjust the market surveys to more accurately define the rate applicable to the subject. Finally, the specifics of each property were taken into consideration, e.g. location, past financial strength and estimates of potential economic strength and rental demand in the subject's area.

The second element, revenue and expense estimates, are based primarily on historical financial information provided by the managing partner. These figures were analyzed and compared to market surveys and adjusted only if dramatically different from the surveys. In addition, market based management fees were used rather than the actual so that the income would more closely reflect typical market expectations.

Because of the size and recent financial history of the subject with revenue increasing at a relatively strong 5.0 + %, but expenses also escalating at a health pace, 12 +/- %, plus the lackluster apartment market in the greater Chicago area, a capitalization and discount rate that is at or slightly above the national and regional average was used in this analysis. The historical gross revenue and expense trend is extended in our model because we don't see anything that would cause it to change in the near future. The terminal capitalization rate is standard for the Chicago area.

 WATER'S EDGE
 Historical Financial statement
 Year Ending December 31
                                      1997         %         1996          %         1995          %           1994           %
 RECEIPTS:
   Rental Income                  $   1,012,933      99% $     974,648      104% $     948,595       96%  $      844,805        96%
   Vacancy Loss                   $           -       0% $           -        0% $           -        0%  $            -         0%
   Rent Concessions               $           -       0% $           -        0% $           -        0%  $            -         0%
   Model Apt.                     $           -       0% $           -        0% $           -        0%  $            -         0%
 TOTAL RENTAL INCOME              $     939,419      91% $     882,276       94% $     924,417       94%  $      877,234       100%

 Other Income                     $      88,459       9% $      57,281        6% $      62,726        6%  $        1,625         0%

 TOTAL RECEIPTS                   $   1,027,877     100% $     939,557      100% $     987,143      100%  $      878,859       100%

 EXPENSES:

 Management Fee                   $      47,607          $      44,478           $      46,441            $       44,213
 Other Admin                      $      21,359          $      11,872           $      13,202            $       10,153
   Subtotal Admin                 $      68,965     6.7% $      56,350      6.0% $      59,643      6.0%  $       54,366       6.2%

 Supplies                         $           -
 Utilities                        $      51,972          $      47,293           $      41,760            $       49,002
 Building Services                $           -
 Other Operating                  $      64,813          $      60,506           $      52,353            $       52,859
   Subtotal Operating             $     116,785      11% $     107,799       11% $      94,113       10%  $      101,861        12%

 Security                         $           -
 Grounds Maint                    $           -
 Maint-Repairs                    $     133,407          $     107,140           $      97,168            $      102,097
 Painting/Decorating              $           -
   Subtotal Maint.                $     133,407      13% $     107,140       11% $      97,168       10%  $      102,097        12%

 R.E. Taxes                       $     132,793          $     116,009           $     124,112            $       61,996
 Insurance                        $      10,407          $      10,315           $       9,217            $        7,977
 Other                            $           -
   Subtotal Taxes-insur           $     143,200      14% $     126,324       13% $     133,329       14%  $       69,973         8%

 TOTAL EXPENSES                   $     462,357      45% $     397,613       42% $     384,253       39%  $      328,297        37%

 NET OPERATING INCOME             $     565,520      55% $     541,944       58% $     602,890       61%  $      550,562        63%

                                     WATER'S EDGE
                                DIRECT CAPITALIZATION



 PROPERTY:

                                  Water's Edge
                             705 Water's Edge Drive
                              Lake Villa, Illinois



 DIRECT CAPITALIZATION:

 Number of Units                                                      108

 Revenue @ $815 per Unit                                       $1,056,240
 Expenses @ $4.63 per Sq. Ft.                                     441,700
                                                               ----------
 Net Income                                                       614,540

 Replacement Reserves @                            $425            45,900
                                                                 --------
 Net Operating Income (NOI)                                       568,640

 Cap Rate @                                       9.25%        $6,147,460



 ESTIMATED VALUE:

                                   $6,150,000


WATER'S EDGE APARTMENTS
Cash Flow Analysis
30-Nov-97

                                      1998           1999           2000           2001          2002
REVENUE
 Gross Potential                   $1,043,321     $1,064,187     $1,085,471     $1,107,181   $1,129,324
 Vacancy Loss                      ($  52,166)    ($  53,209)    ($  54,274)    ($  55,359)  ($  56,466)
 Rent Concessions                  $        -
 Other                             $   90,228     $   92,935     $   95,723     $   98,594   $  101,552
EFFECTIVE INCOME                   $1,081,383     $1,103,913     $1,126,920     $1,150,416   $1,174,410

EXPENSE
 Management Fee                    $   54,069     $   55,196     $   56,346     $   57,521   $   58,721
 Other Admin                       $   15,000     $   15,450     $   15,914     $   16,391   $   16,883
  Subtotal Admin                   $   69,069     $   70,646     $   72,260     $   73,912   $   75,603

 Supplies                          $        -     $        -     $        -     $        -   $        -
 Utilities                         $   53,011     $   54,602     $   56,240     $   57,927   $   59,665
 Building Services                 $        -     $        -     $        -     $        -   $        -
 Other Operating                   $   65,000     $   66,950     $   68,959     $   71,027   $   73,158
  Subtotal Operating               $  118,011     $  121,552     $  125,198     $  128,954   $  132,823

 Security                          $        -     $        -     $        -     $        -   $        -
 Grounds Maint                     $        -     $        -     $        -     $        -   $        -
 Maint-Repairs                     $  110,000     $  113,300     $  116,699     $  120,200   $  123,806
 Painting/Decorating               $        -     $        -     $        -     $        -   $        -
  Subtotal Maint.                  $  110,000     $  113,300     $  116,699     $  120,200   $  123,806

R.E. Taxes                         $  135,449     $  139,513     $  143,698     $  148,009   $  152,449
Insurance                          $   10,615     $   10,933     $   11,261     $   11,599   $   11,947
Other                              $        -     $        -     $        -     $        -   $        -
  Subtotal Taxes-insur             $  146,064     $  150,446     $  154,959     $  159,608   $  164,396

TOTAL EXPENSES                     $  443,144     $  455,943     $  469,116     $  482,674   $  496,628

NON-OPERATING EXPENSES
 Capital Improvements              $   45,900     $   47,277     $   48,695     $   50,156   $   51,661
 Other                             $        -

NET CASH FLOW                      $  592,338     $  600,692     $  609,109     $  617,586   $  626,121

 P.V. Factor                           0.8969         0.8044         0.7214         0.6470       0.5803
 P.V. Cash Flow                    $  531,245     $  483,173     $  439,410     $  399,575   $  363,316

SUM P.V.          $3,593,805
RESIDUAL          $2,119,286

TOTAL VALUE       $5,713,091


                                      2003           2004           2005           2006          2007
REVENUE
 Gross Potential                   $1,151,911     $1,174,949     $1,198,448     $1,222,417   $1,246,865
 Vacancy Loss                      ($  57,596)    ($  58,747)    ($  59,922)    ($  61,121)  ($  62,343)
 Rent Concessions
 Other                             $  104,599     $  107,737     $  110,969     $  114,298   $  117,727
EFFECTIVE INCOME                   $1,198,914     $1,223,938     $1,249,494     $1,275,594   $1,302,249

EXPENSE
 Management Fee                    $   59,946     $   61,197     $   62,475     $   63,780   $   65,112
 Other Admin                       $   17,389     $   17,911     $   18,448     $   19,002   $   19,572
  Subtotal Admin                   $   77,335     $   79,108     $   80,923     $   82,781   $   84,684

 Supplies                          $        -     $        -     $        -     $        -   $        -
 Utilities                         $   61,455     $   63,298     $   65,197     $   67,153   $   69,168
 Building Services                 $        -     $        -     $        -     $        -   $        -
 Other Operating                   $   75,353     $   77,613     $   79,942     $   82,340   $   84,810
  Subtotal Operating               $  136,808     $  140,912     $  145,139     $  149,493   $  153,978

 Security                          $        -     $        -     $        -     $        -   $        -
 Grounds Maint                     $        -     $        -     $        -     $        -   $        -
 Maint-Repairs                     $  127,520     $  131,346     $  135,286     $  139,345   $  143,525
 Painting/Decorating               $        -     $        -     $        -     $        -   $        -
  Subtotal Maint.                  $  127,520     $  131,346     $  135,286     $  139,345   $  143,525

R.E. Taxes                         $  157,023     $  161,733     $  166,585     $  171,583   $  176,730
Insurance                          $   12,305     $   12,675     $   13,055     $   13,446   $   13,850
Other                              $        -     $        -     $        -     $        -   $        -
  Subtotal Taxes-insur             $  169,328     $  174,408     $  179,640     $  185,029   $  190,580

TOTAL EXPENSES                     $  510,991     $  525,773     $  540,988     $  556,649   $  572,768

NON-OPERATING EXPENSES
 Capital Improvements              $   53,211     $   54,807     $   56,451     $   58,145   $   59,889
 Other

NET CASH FLOW                      $  634,713     $  643,358     $  652,055     $  660,800   $  669,592

 P.V. Factor                           0.5204         0.4667         0.4186         0.3754       0.3367
 P.V. Cash Flow                    $  330,315     $  300,282     $  272,951     $  248,083   $  225,456

                                       SUMMARY
                                     WATER'S EDGE


 PROPERTY:


                                  Water's Edge
                             705 Water's Edge Drive
                              Lake Villa, Illinois



 VALUE ESTIMATE:
 Sales Comparison Approach                                $6,480,000

 Income Approach:
    Direct Capitalization                 $6,150,000
    DCF                                   $5,715,000




 FINAL VALUE:

                             $5,700,000 - $6,500,000

                     -------------------------------------------


                            PONDS AT GEORGETOWN APARTMENTS


                     -------------------------------------------

                                       [PHOTO]


                               PONDS AT GEORGETOWN
                                2511 PACKARD ROAD
                               ANN ARBOR, MICHIGAN


 OWNERSHIP
--------------------------------------------------------------------------------
 Partnership Name              Capital Source LLP
--------------------------------------------------------------------------------

 PROPERTY STATISTICS
--------------------------------------------------------------------------------
 Land Plan   Eight, two and three story garden style apartment buildings
 Land Area           13.08 Acres          Number of Units                   134
 Density             10.24 Units/Acre     Average Unit Size       1,050 Sq. Ft.
 Net Rentable Area   143,400 Sq. Ft.      Year Built                       1988
--------------------------------------------------------------------------------

 CONSTRUCTION TYPE
--------------------------------------------------------------------------------
 Brick, aluminum siding
--------------------------------------------------------------------------------


 UNIT FEATURES
--------------------------------------------------------------------------------
 Washer/dryer, pantry, microwave, self-cleaning oven, frost-free refrigerator, dishwasher, gas fireplace, cable connections, two full-size bathrooms, marble window sills, window blinds, carpeting, central air, balconies or patios, carports, alarm system. Some units have cathedral ceilings
--------------------------------------------------------------------------------


 PROJECT AMENITIES
--------------------------------------------------------------------------------
 Clubhouse fitness center, swimming pool, tennis and platform tennis courts, limited access entryways with intercom system, play area, jacuzzi, and 24 hour emergency
--------------------------------------------------------------------------------

           VALUATION SUMMARY
            -------------------------------------------------------------
           Indicated Value           $7,250,000     -     $7,375,000
           Value per Sq. Ft. of NRA  $50.56         -         $51.43
           Value Per Unit            $54,104        -        $55,037
            -------------------------------------------------------------

                              SALES COMPARISON APPROACH
                                 PONDS AT GEORGETOWN


IMPROVED COMPARABLE SALES ANALYSIS

PHYSICAL CHARACTERISTICS
LOCATION - The subject property is centrally located in a residential neighborhood within two miles of the downtown area of Ann Arbor, and within easy reach of two or three major shopping malls, Arborland Consumer Mall, Carpenter Plaza, and University Square.

All of the comparable sales used in this analysis are located in neighborhoods that are similar to the subject's and thus no adjustments are necessary.

SIZE - Although the size of the subject is equal to or smaller than each of the comparable improved sales used in this analysis, the size differential is not significant enough to warrant any type of adjustment.

AGE - The Marshall Valuation Service Cost Manual reports that the typical economic life of apartment buildings such as the subject is 45 years which indicates a 2.22% per year depreciation rate. Using this as a guideline, we have adjusted the comparable sales, vis-a-vis the subject based on this relationship. However, because the reported selling price of the comparable property included land, which does not depreciate we have tempered this 2.22% factor downward. Newer structures have been adjusted downward at a 1.0% per year rate while older buildings have been adjusted upward.

L/B RATIO - Because the land size associated with the comparable sales is unknown, this adjustment factor is not relevant.

QUALITY - Quality adjustments are somewhat subjective but are based on the differences in cost between different types of construction. The subject buildings are well constructed and the quality of construction could be considered average. Comparable Sale 1 has simple aluminum siding and the overall quality appears to be slightly less than the subject. An upward adjustment is appropriate. Comparable Sale 3 is of far superior quality and should be adjusted downward 10%. Comparable Sale 2 is deemed to be of equal construction quality and is unchanged.

CONDITION - The physical condition is an adjustment that is made in addition to the adjustment for age. The subject appeared to be in average/fair condition. Comparable Sale 1 was reported to require dramatic improvements at the time of its sale and was adjusted upward 15% because of the extensive remodeling that took place. Sale 3 is in excellent condition and was adjusted down slightly.

AMENITIES - The subject is adequately equipped with amenities including a swimming pool, tennis courts, exercise facility, etc. Both Comparable Sale 2 & 3 are equipped with similar amenities and need not be adjusted. Sale 1, however, is void of any external recreational amenities and is adjusted upward 10%.

A summary of these adjustments is presented on the following page in the adjustment grid found on that page.

                                                       THE PONDS AT GEORGETOWN
                                                   IMPROVED SALES ADJUSTMENT GRID
                                     SUBJECT
 Land Value/sq. ft.                      $1.00                  SALE 1                    SALE 2                        SALE 3
 Sale Date:                                                        May-97                      Mar-95                        Jan-95
 Net Rentable Area:                    143,400                    102,950                     173,472                       185,392
 Land Area - sq. ft.
 Lnd/Bld Ratio:                           0.00                       0.00                        0.00                          0.00
 Stories:                                    2                          3                         2.5                             2
 Age:                                       10                         33                          18                             7
 Units                                     134                        175                         216                           168
 Price:                                                        $5,230,000                 $11,262,397                    $8,900,000
 Price/Ft. - NRA                                                   $50.80                      $64.92                        $48.01
 Price/Unit                                                       $29,886                     $52,141                       $52,976
 GIM                                                                 4.83                        6.40                          6.47
 OAR:                                                               9.27%                       8.70%                         9.50%
 REAL PROPERTY RIGHTS                                          Fee Simple                  Fee Simple                    Fee Simple
 Adjustment                                                         $0.00                       $0.00                         $0.00
 Adjusted Price*                                                   $50.80                      $64.92                        $48.01
 FINANCING                                                         Market                      Market                        Market
 Adjustment                                                         $0.00                       $0.00                         $0.00
 Adjusted Price
 CONDITIONS OF SALE                                          Arm's Length                Arm's Length                  Arm's Length
 Adjustment                                                         $0.00                       $0.00                         $0.00
 Adjusted Price**                                                  $50.80                      $64.92                        $48.01
 MARKET CONDITIONS                                      0%        Similar          0%         Similar            0%         Similar
 Adjustment                                                         $0.00                       $0.00                         $0.00
 Adjusted Price***                                                 $50.80                      $64.92                        $48.01
 PHYSICAL CHARACTERISTICS
  Location                                              0%        Similar          0%         Similar            0%         Similar
  Size                                                  0%        Similar          0%         Similar            0%         Similar
  Age                                                  23%          Older          8%           Older           (3%)          Newer
  L/B Ratio                                             0%        Similar          0%         Similar            0%         Similar
  Quality                                               5%       Inferior          0%         Similar          (10%)       Superior
  Condt.                                               15%       Inferior          0%         Similar           (5%)       Superior
  Amenities                                            10%       Inferior          0%         Similar            0%         Similar
  Other                                                 0%        Similar          0%         Similar            0%         Similar
  Composite Adjustment                                 53%       Inferior          8%        Inferior          (18%)       Superior
 Adjustment                                                        $26.92                       $5.19                       ($8.64)
 INDICATED VALUE PER NRA                                           $77.73                      $78.12                        $39.37
 INDICATED VALUE PER UNIT                                         $45,725                     $56,312                       $43,440

 * Sale price further adjusted for property rights conveyed
 ** Sale price further adjusted for financing and conditions of sale *** Sale price further adjusted for market conditions

                                   INCOME APPROACH
                                 PONDS AT GEORGETOWN


Both the direct capitalization technique and the discounted cash flow techniques were used in this appraisal.

One of the basic elements in both of these appraisal techniques is the estimate of the proper capitalization or discount rate to use in the calculations. As stated in the introduction section of this report, we have used market surveys as the basis for our opinion as to the proper rate to use. In addition to the surveys, the actual capitalization rates from the comparable improved sales used in the sales comparison approach were analyzed in an attempt to adjust the market surveys to more accurately define the rate applicable to the subject. Finally, the specifics of each property were taken into consideration, e.g. location, past financial strength and estimates of potential economic strength and rental demand in the subject's area.

The second element, revenue and expense estimates, are based primarily on historical financial information provided by the managing partner. These figures were analyzed and compared to market surveys and adjusted only if dramatically different from the surveys. In addition, market based management fees were used rather than the actual so that the income would more closely reflect typical market expectations.

Because of the recent financial history of the subject with revenue increasing at a nominal 1.25% rate but expenses escalating at a higher 12.8% rate, plus the current apartment market in the Ann Arbor area where most are granting one months free rent, a capitalization and discount rate that is above the average was used in this analysis. The perception of apartment supply out pacing the demand contributed to this slightly above average choice and the use of a modest 2.5% revenue growth rate. The terminal capitalization rate, is slightly higher than the national average, but within reason for the expectations of the future market in the Ann Arbor area.

 THE PONDS AT GEORGETOWN
 Historical Financial statement
 Year Ending December 31
                                      1997         %         1996          %         1995          %           1994           %
 RECEIPTS:
   Rental Income                  $   1,406,375      99% $   1,363,342      103% $   1,346,560      108%  $    1,354,652       111%
   Vacancy Loss                   $           -       0% $           -        0% $           -        0%  $            -         0%
   Rent Concessions               $           -       0% $           -        0% $           -        0%  $            -         0%
   Model Apt.                     $           -       0% $           -        0% $           -        0%  $            -         0%
 TOTAL RENTAL INCOME              $   1,322,577      93% $   1,275,013       97% $   1,229,258       98%  $    1,199,915        99%

 Other Income                     $     103,945       7% $      45,178        3% $      19,464        2%  $       15,719         1%

 TOTAL RECEIPTS                   $   1,426,523     100% $   1,320,191      100% $   1,248,722      100%  $    1,215,634       100%


 EXPENSES:

 Management Fee                   $      42,797          $      40,272           $      37,985            $       36,502
 Other Admin                      $     125,223          $      84,681           $      56,858            $       99,816
   Subtotal Admin                 $     168,020    11.8% $     124,953      9.5% $      94,841      7.6%  $      136,318      11.2%

 Supplies                         $           -
 Utilities                        $      59,839          $      68,596           $      66,098            $       73,884
 Building Services                $           -
 Other Operating                  $     113,519          $     111,487           $     123,199            $      122,741
   Subtotal Operating             $     173,357      12% $     180,083       14% $     189,297       15%  $      196,625        16%

 Security                         $           -
 Grounds Maint                    $           -
 Maint-Repairs                    $      83,855          $     118,480           $     101,909            $       88,427
 Painting/Decorating              $           -
   Subtotal Maint.                $      83,855       6% $     118,480        9% $     101,909        8%  $       88,427         7%

 R.E. Taxes                       $     201,733          $           -           $          89            $       13,897
 Insurance                        $       7,144          $      18,765           $      13,214            $        6,453
 Other                            $           -
   Subtotal Taxes-insur           $     208,877      15% $      18,765        1% $      13,303        1%  $       20,350         2%

 TOTAL EXPENSES                   $     634,109      44% $     442,281       34% $     399,350       32%  $      441,720        36%

 NET OPERATING INCOME             $     792,413      56% $     877,910       66% $     849,372       68%  $      773,914        64%

                                 PONDS AT GEORGETOWN
                                DIRECT CAPITALIZATION




 PROPERTY:


                               Ponds at Georgetown
                                2511 Packard Road
                               Ann Arbor, Michigan

 DIRECT CAPITALIZATION:
 Number of Units                                                   134

 Revenue @ $885.00 per Unit                                 $1,423,080
 Expenses @ $4.64 per Sq. Ft.                                  665,500
                                                            ----------
 Net Income                                                    757,580

 Replacement Reserves @                          $425           56,950
                                                            ----------
 Net Operating Income (NOI)                                   $700,630

 Cap Rate @                                      9.5%       $7,375,000




 ESTIMATED VALUE:

                                   $7,375,000

THE PONDS AT GEORGETOWN
Cash Flow Analysis
30-Nov-97

                                 1998           1999           2000           2001           2002
REVENUE
 Gross Potential              $1,448,566     $1,484,780     $1,521,900     $1,559,947     $1,598,946
 Vacancy Loss                 ($  72,428)    ($  74,239)    ($  76,095)    ($  77,997)    ($  79,947)
 Rent Concessions             $        -
 Other                        $   75,000     $   76,500     $   78,030     $   79,591     $   81,182
EFFECTIVE INCOME              $1,451,138     $1,487,041     $1,523,835     $1,561,541     $1,600,181

EXPENSE
 Management Fee               $   72,557     $   74,352     $   76,192     $   78,077     $   80,009
 Other Admin                  $  128,979     $  131,558     $  134,189     $  136,873     $  139,611
  Subtotal Admin              $  201,536     $  205,910     $  210,381     $  214,950     $  219,620

 Supplies                     $        -     $        -     $        -     $        -     $        -
 Utilities                    $   61,035     $   62,255     $   63,501     $   64,771     $   66,066
 Building Services            $        -     $        -     $        -     $        -     $        -
 Other Operating              $  115,000     $  117,300     $  119,646     $  122,039     $  124,480
  Subtotal Operating          $  176,035     $  179,555     $  183,147     $  186,809     $  190,546

 Security                     $        -     $        -     $        -     $        -     $        -
 Grounds Maint                $        -     $        -     $        -     $        -     $        -
 Maint-Repairs                $   90,000     $   91,800     $   93,636     $   95,509     $   97,419
 Painting/Decorating          $        -     $        -     $        -     $        -     $        -
  Subtotal Maint.             $   90,000     $   91,800     $   93,636     $   95,509     $   97,419

R.E. Taxes                    $  205,768     $  209,883     $  214,061     $  218,362     $  222,730
Insurance                     $    7,287     $    7,433     $    7,581     $    7,733     $    7,888
Other                         $        -     $        -     $        -     $        -     $        -
  Subtotal Taxes-insur        $  213,055     $  217,316     $  221,662     $  226,095     $  230,617

TOTAL EXPENSES                $  680,625     $  694,581     $  708,826     $  723,364     $  738,201

NON-OPERATING EXPENSES
 Capital Improvements         $   56,950     $   58,659     $   60,418     $   62,231     $   64,096
 Other                        $        -

NET CASH FLOW                 $  713,563     $  733,801     $  754,591     $  775,946     $  797,882

 P.V. Factor                      0.8929         0.7972         0.7118         0.6355         0.5674
 P.V. Cash Flow               $  637,110     $  584,982     $  537,103     $  493,128     $  452,740

SUM P.V.         $4,469,357
RESIDUAL         $2,774,810

TOTAL VALUE      $7,244,167


                                 2003           2004           2005           2006           2007
REVENUE
 Gross Potential              $1,638,920     $1,679,893     $1,721,890     $1,764,937     $1,809,061
 Vacancy Loss                 ($  81,946)    ($  83,995)    ($  86,095)    ($  88,247)    ($  90,453)
 Rent Concessions
 Other                        $   82,806     $   84,462     $   86,151     $   87,874     $   89,632
EFFECTIVE INCOME              $1,639,780     $1,680,360     $1,721,947     $1,764,565     $1,808,240

EXPENSE
 Management Fee               $   81,989     $   84,018     $   86,097     $   88,228     $   90,412
 Other Admin                  $  142,403     $  145,251     $  148,156     $  151,119     $  154,141
  Subtotal Admin              $  224,392     $  229,269     $  234,253     $  239,347     $  244,563

 Supplies                     $        -     $        -     $        -     $        -     $        -
 Utilities                    $   67,387     $   68,735     $   70,110     $   71,512     $   72,942
 Building Services            $        -     $        -     $        -     $        -     $        -
 Other Operating              $  126,969     $  129,509     $  132,099     $  134,741     $  137,436
  Subtotal Operating          $  194,357     $  198,244     $  202,209     $  206,253     $  210,378

 Security                     $        -     $        -     $        -     $        -     $        -
 Grounds Maint                $        -     $        -     $        -     $        -     $        -
 Maint-Repairs                $   99,367     $  101,355     $  103,382     $  105,449     $  107,558
 Painting/Decorating          $        -     $        -     $        -     $        -     $        -
  Subtotal Maint.             $   99,367     $  101,355     $  103,382     $  105,449     $  107,558

R.E. Taxes                    $  227,184     $  231,728     $  236,362     $  241,090     $  245,911
Insurance                     $    8,045     $    8,206     $    8,370     $    8,538     $    8,708
Other                         $        -     $        -     $        -     $        -     $        -
  Subtotal Taxes-insur        $  235,229     $  239,934     $  244,733     $  249,627     $  254,620

TOTAL EXPENSES                $  753,345     $  768,801     $  784,576     $  800,677     $  817,109

NON-OPERATING EXPENSES
 Capital Improvements         $   66,021     $   68,001     $   70,041     $   72,143     $   74,307
 Other

NET CASH FLOW                 $  820,414     $  843,558     $  867,329     $  891,746     $  916,823
                              $              $              $              $              $
 P.V. Factor                      0.5066         0.4523         0.4039         0.3606         0.3220
 P.V. Cash Flow               $  415,647     $  381,583     $  350,300     $  321,572     $  295,193

                                       SUMMARY
                                 PONDS AT GEORGETOWN



 PROPERTY:


                               Ponds at Georgetown
                                2511 Packard Road
                               Ann Arbor, Michigan



 VALUE ESTIMATE:
 Sales Comparison Approach                                 $7,370,0000

 Income Approach:
      Direct Capitalization                $7,375,000
      DCF                                  $7,250,000






 FINAL VALUE:

                               $7,250,000 - $7,375,000

                       ----------------------------------------


                               HIGHLAND PARK APARTMENTS


                       ----------------------------------------

                                       [PHOTO]


                            HIGHLAND PARK APARTMENTS
                             2796 PRENDERGAST PLACE
                               REYNOLDSBURG, OHIO



 OWNERSHIP
--------------------------------------------------------------------------------
 Partnership Name              Capital Source LLP
--------------------------------------------------------------------------------

 PROPERTY STATISTICS
--------------------------------------------------------------------------------
 Land Plan                 Garden style apartment buildings

 Land Area                 20.83 Acres         Number of Units              252
 Density                   12.10 Units/Acre    Average Unit Size    907 Sq. Ft.
 Net Rentable Area         228,690 Sq. Ft.     Year Built                  1988
--------------------------------------------------------------------------------

 CONSTRUCTION TYPE
--------------------------------------------------------------------------------
 Wood frame, brick and vinyl siding, three levels
--------------------------------------------------------------------------------


 UNIT FEATURES
--------------------------------------------------------------------------------
 Fireplace, gas heat, cable television, washer/dryer, range, dishwasher, patio or balcony
--------------------------------------------------------------------------------


 PROJECT AMENITIES
--------------------------------------------------------------------------------
 Tennis courts, swimming pool
--------------------------------------------------------------------------------

           VALUATION SUMMARY
            -------------------------------------------------------------
           Indicated Value           $11,000,000     -    $11,350,000
           Value per Sq. Ft. of NRA  $48.10          -         $49.63
           Value Per Unit            $43,651         -        $45,040
            -------------------------------------------------------------

                              SALES COMPARISON APPROACH
                                    HIGHLAND PARK


IMPROVED COMPARABLE SALES ANALYSIS

PHYSICAL CHARACTERISTICS
LOCATION - The subject is located with frontage along Tussing and Prendergast Road in a developing area along the I-70 corridor.

Comparable Sales 1 & 2 are fairly similar in location, however they do not benefit from the I-70 access, thus requiring an upward adjustment. Comparable Sale 3 is very similar to the subject in location attributes and thus no adjustment is necessary.

SIZE - All of the comparable sales are smaller than the subject and require downward adjustments for this factor.

AGE - The Marshall Valuation Service Cost Manual reports that the typical economic life of apartment buildings such as the subject is 45 years which indicates a 2.22% per year depreciation rate. Using this as a guideline, we have adjusted the comparable sales, vis-a-vis the subject based on this relationship. However, because the reported selling price of the comparable property included land, which does not depreciate we have tempered this 2.22 % factor downward. Newer structures have been adjusted downward at a 1.0% per year rate while older buildings have been adjusted upward.

L/B RATIO - Sales 1 & 3 have lower land to building ratios requiring upward adjustments. Sale 2 has a larger land to building ratio and is thus adjusted downward.

QUALITY - Quality adjustments are somewhat subjective but are based on the differences in cost between different types of construction. The subject buildings are well constructed and the quality of construction could be considered average/fair. Comparable Sales 1 was judged to be of slightly inferior quality and adjusted 5% upward. Sale 2 has all vinyl siding which is judged to be inferior to the subject's brick and has been adjusted upward 15%.

CONDITION - The physical condition is an adjustment that is made in addition to the adjustment for age. The subject appeared to be in average to good condition as are the comparable sales. No adjustment is warranted.

AMENITIES - The subject has fireplaces in each unit and offers tennis courts. Upward adjustments are required for Sales 2 & 3.

A summary of these adjustments is presented on the following page in the adjustment grid found on that page.



                                                   HIGHLAND PARK APARTMENTS
                                                IMPROVED SALES ADJUSTMENT GRID
                                    SUBJECT
                                                               SALE 1                    SALE 2                        SALE 3
Sale Date:                                                        Dec-96                      Feb-95                        Sep-96

Net Rentable Area:                    228,690                    172,606                     140,400                        79,906
Land Area - acre                           21                         14                          15                             6
Lnd/Bld Ratio:                           7.93                       6.86                        9.31                          6.54
Stories:                                    2                          2                           2                             2
Age:                                        8                          9                           2                             2
Units                                     252                        180                         156                            96
Price:                                                        $8,131,000                  $5,460,000                    $4,100,000
Price/Ft. - NRA                                                   $47.11                      $38.89                        $51.31
Price/Unit                                                       $45,172                     $35,000                       $42,708
GIM                                                                 7.06                        6.10                          6.90
OAR:                                                               8.70%                       9.60%                         8.50%
REAL PROPERTY RIGHTS                                          Fee Simple                  Fee Simple                    Fee Simple
Adjustment                                                         $0.00                       $0.00                         $0.00
Adjusted Price*                                                   $47.11                      $38.89                        $51.31
FINANCING                                                         Market                      Market                        Market
Adjustment                                                         $0.00                       $0.00                         $0.00
Adjusted Price
CONDITIONS OF SALE                                          Arm's Length                Arm's Length                  Arm's Length
Adjustment                                                         $0.00                       $0.00                         $0.00
Adjusted Price**                                                  $47.11                      $38.89                        $51.31
MARKET CONDITIONS                                      0%        Similar          0%         Similar            0%         Similar
Adjustment                                                         $0.00                       $0.00                         $0.00
Adjusted Price***                                                 $47.11                      $38.89                        $51.31
PHYSICAL CHARACTERISTICS
  Location                                             5%       Inferior          5%        Inferior            0%         Similar
  Size                                                (5%)       Smaller        (10%)        Smaller           (5%)        Smaller
  Age                                                  1%          Older         (6%)           Newer          (6%)          Newer
  L/B Ratio                                            3%       Inferior         (5%)       Superior            4%        Inferior
  Quality                                              5%       Inferior         15%        Inferior            0%         Similar
  Condt.                                               0%        Similar          0%         Similar            0%         Similar
  Amenities                                            0%        Similar         10%        Inferior           10%        Inferior
  Other                                                0%        Similar          0%         Similar            0%         Similar
  Composite Adjustment                                 9%       Inferior          9%        Inferior            3%        Inferior
Adjustment                                                         $4.32                       $3.54                         $1.42
INDICATED VALUE PER NRA                                           $51.43                      $42.42                        $52.73
INDICATED VALUE PER UNIT                                         $49,314                     $38,182                       $43,892


* Sale price further adjusted for property rights conveyed
** Sale price further adjusted for financing and conditions of sale *** Sale price further adjusted for market conditions

                                   INCOME APPROACH
                                    HIGHLAND PARK


Both the direct capitalization technique and the discounted cash flow techniques were used in this appraisal.

One of the basic elements in both of these appraisal techniques is the estimate of the proper capitalization or discount rate to use in the calculations. As stated in the introduction section of this report, we have used market surveys as the basis for our opinion as to the proper rate to use. In addition to the surveys, the actual capitalization rates from the comparable improved sales used in the sales comparison approach were analyzed in an attempt to adjust the market surveys to more accurately define the rate applicable to the subject. Finally, the specifics of each property were taken into consideration, e.g. location, past financial strength and estimates of potential economic strength and rental demand in the subject's area.

The second element, revenue and expense estimates, are based primarily on historical financial information provided by the managing partner. These figures were analyzed and compared to market surveys and adjusted only if dramatically different from the surveys. In addition, market based management fees were used rather than the actual so that the income would more closely reflect typical market expectations.

Because of the size and recent solid financial history of the subject with revenue increasing at a relatively steady 3.0 +/- % and the expenses apparently under control, although increasing slightly faster than revenues, plus the stable to strong apartment market in the Columbus area, a capitalization and discount rate that is at the national and regional average was used in this analysis. The historical gross revenue and expense trend is extended in our model at a slightly moderated level for we feel that rental rate increases in the future will moderate to the 3.0 +/- % level and the expenses incurred by the subject will probably only increase at the rate of inflation, 2.0 + %. The terminal capitalization rate is standard or slightly higher than normal for the Columbus area but in line with the national average.



HIGHLAND PARK
Historical Financial statement
Year Ending December 31
                                     1997           %         1996          %         1995          %           1994           %
RECEIPTS:
  Rental Income                  $  1,738,372      108%  $  1,662,082      105% $   1,594,090      103%  $   1,562,782       103%
  Vacancy Loss                   $          -        0%  $          -        0% $           -        0%  $           -         0%
  Rent Concessions               $          -        0%  $          -        0% $           -        0%  $           -         0%
  Model Apt.                     $          -        0%  $          -        0% $           -        0%  $           -         0%
TOTAL RENTAL INCOME              $  1,592,932       99%  $  1,555,212       99% $   1,529,957       99%  $   1,505,433       100%

Other Income                     $     20,621        1%  $     23,415        1% $      10,342        1%  $       5,541         0%

TOTAL RECEIPTS                   $  1,613,553      100%  $  1,578,627      100% $   1,540,299      100%  $   1,510,974       100%

EXPENSES:

Management Fee                   $     80,553            $     79,500           $      78,176            $      76,103
Other Admin                      $     25,689            $     27,166           $      39,750            $      26,958
  Subtotal Admin                 $    106,243      6.6%  $    106,666      6.8% $     117,926      7.7%  $     103,061       6.8%

Supplies                         $          -
Utilities                        $     77,051            $     81,183           $      59,825            $      58,893
Building Services                $          -
Other Operating                  $    158,668            $    141,300           $     131,558            $     130,039
  Subtotal Operating             $    235,719       15%  $    222,483       14% $     191,383       12%  $     188,932        13%

Security                         $          -
Grounds Maint                    $          -
Maint-Repairs                    $    109,323            $     95,328           $      90,206            $      66,819
Painting/Decorating              $          -
  Subtotal Maint.                $    109,323        7%  $     95,328        6% $      90,206        6%  $      66,819         4%

R.E. Taxes                       $    112,277            $    109,700           $     118,172            $     112,853
Insurance                        $     12,996            $     16,405           $      12,110            $      14,144
Other                            $          -
  Subtotal Taxes-insur           $    125,273        8%  $    126,105        8% $     130,282        8%  $     126,997         8%

TOTAL EXPENSES                   $    576,557       36%  $    550,582       35% $     529,797       34%  $     485,809        32%

NET OPERATING INCOME             $  1,036,996       64%  $  1,028,045       65% $   1,010,502       66%  $   1,025,165        68%

                                    HIGHLAND PARK
                                DIRECT CAPITALIZATION



PROPERTY:

                                Highland Park
                            2796 Prendergast Place
                              Reynoldsburg, Ohio


DIRECT CAPITALIZATION:
Number of Units                                                            252

Revenue @ 570 per Unit                                              $1,723,680
Expenses @ 2.71 per Sq. Ft.                                            620,000
                                                                   -----------
Net Income                                                           1,103,680

Replacement Reserves @                              $425               107,100
                                                                   -----------
Net Operating Income (NOI)                                            $996,580

Cap Rate @                                          9.0%           $11,073,110



ESTIMATED VALUE:

                                  $11,100,000



HIGHLAND PARK APARTMENTS
Cash Flow Analysis
30-Nov-97

                                          1998          1999          2000          2001          2002
REVENUE
 Gross Potential                      $ 1,790,523   $ 1,844,239   $ 1,899,566   $ 1,956,553   $ 2,015,250
 Vacancy Loss                         ($   89,526)  ($   92,212)  ($   94,978)  ($   97,828)  ($  100,762)
 Rent Concessions                     $         -
 Other                                $    25,000   $    25,500   $    26,010   $    26,530   $    27,061
EFFECTIVE INCOME                      $ 1,725,997   $ 1,777,527   $ 1,830,598   $ 1,885,256   $ 1,941,548

EXPENSE
 Management Fee                       $    86,300   $    88,876   $    91,530   $    94,263   $    97,077
 Other Admin                          $    26,203   $    26,460   $    26,460   $    26,460   $    26,460
  Subtotal Admin                      $   112,503   $   115,336   $   117,990   $   120,722   $   123,537

 Supplies                             $         -   $         -   $         -   $         -   $         -
 Utilities                            $    78,591   $    80,163   $    81,766   $    83,401   $    85,069
 Building Services                    $         -   $         -   $         -   $         -   $         -
 Other Operating                      $   162,635   $   165,887   $   169,205   $   172,589   $   176,041
  Subtotal Operating                  $   241,226   $   246,050   $   250,971   $   255,991   $   261,110

 Security                             $         -   $         -   $         -   $         -   $         -
 Grounds Maint                        $         -   $         -   $         -   $         -   $         -
 Maint-Repairs                        $   111,510   $   113,740   $   116,015   $   118,335   $   120,702
 Painting/Decorating                  $         -   $         -   $         -   $         -   $         -
  Subtotal Maint.                     $   111,510   $   113,740   $   116,015   $   118,335   $   120,702

R.E. Taxes                            $   114,523   $   116,813   $   119,149   $   121,532   $   123,963
Insurance                             $    13,256   $    13,521   $    13,791   $    14,067   $    14,349
Other                                 $         -   $         -   $         -   $         -   $         -
  Subtotal Taxes-insur                $   127,778   $   130,334   $   132,941   $   135,600   $   138,312

TOTAL EXPENSES                        $   593,017   $   605,460   $   617,916   $   630,648   $   643,661

NON-OPERATING EXPENSES
 Capital Improvements                 $   107,100   $   109,242   $   111,427   $   113,655   $   115,928
 Other                                $         -

NET CASH FLOW                         $ 1,025,880   $ 1,062,824   $ 1,101,254   $ 1,140,952   $ 1,181,958

 P.V. Factor                               0.8969        0.8044        0.7214        0.6470        0.5803
 P.V. Cash Flow                       $   920,072   $   854,893   $   794,444   $   738,190   $   685,848




                                           2003          2004          2005          2006          2007
REVENUE
 Gross Potential                      $ 2,075,707   $ 2,137,978   $ 2,202,118   $ 2,268,181   $ 2,336,227
 Vacancy Loss                         ($  103,785)  ($  106,899)  ($  110,106)  ($  113,409)  ($  116,811)
 Rent Concessions
 Other                                $    27,602   $    28,154   $    28,717   $    29,291   $    29,877
EFFECTIVE INCOME                      $ 1,999,524   $ 2,059,233   $ 2,120,729   $ 2,184,064   $ 2,249,293

EXPENSE
 Management Fee                       $    99,976   $   102,962   $   106,036   $   109,203   $   112,465
 Other Admin                          $    26,460   $    26,460   $    26,460   $    26,460   $    26,460
  Subtotal Admin                      $   126,436   $   129,421   $   132,496   $   135,663   $   138,924

 Supplies                             $         -   $         -   $         -   $         -   $         -
 Utilities                            $    86,771   $    88,506   $    90,276   $    92,082   $    93,924
 Building Services                    $         -   $         -   $         -   $         -   $         -
 Other Operating                      $   179,562   $   183,153   $   186,816   $   190,552   $   194,364
  Subtotal Operating                  $   266,333   $   271,659   $   277,093   $   282,634   $   288,287

 Security                             $         -   $         -   $         -   $         -   $         -
 Grounds Maint                        $         -   $         -   $         -   $         -   $         -
 Maint-Repairs                        $   123,116   $   125,578   $   128,090   $   130,652   $   133,265
 Painting/Decorating                  $         -   $         -   $         -   $         -   $         -
  Subtotal Maint.                     $   123,116   $   125,578   $   128,090   $   130,652   $   133,265

R.E. Taxes                            $   126,442   $   128,971   $   131,550   $   134,181   $   136,865
Insurance                             $    14,636   $    14,928   $    15,227   $    15,531   $    15,842
Other                                 $         -   $         -   $         -   $         -   $         -
  Subtotal Taxes-insur                $   141,078   $   143,899   $   146,777   $   149,713   $   152,707

TOTAL EXPENSES                        $   656,962   $   670,558   $   684,456   $   698,662   $   713,183

NON-OPERATING EXPENSES
 Capital Improvements                 $   118,247   $   120,612   $   123,024   $   125,485   $   127,994
 Other

NET CASH FLOW                         $ 1,224,314   $ 1,268,063   $ 1,313,249   $ 1,359,917   $ 1,408,115

 P.V. Factor                               0.5204        0.4667        0.4186        0.3754        0.3367
 P.V. Cash Flow                       $   637,153   $   591,857   $   549,728   $   510,550   $   474,121

SUM P.V.                   $6,756,856
RESIDUAL                   $4,456,740

TOTAL VALUE               $11,213,596

                                       SUMMARY
                                    HIGHLAND PARK


PROPERTY:

                                    Highland Park
                               2796 Prendergast Place
                                  Reynoldsburg, Ohio


VALUE ESTIMATE:
Sales Comparison Approach                                     $11,340,000

Income Approach:
     Direct Capitalization                   $11,100,000
     DCF                                     $11,215,000





FINAL VALUE:

                                $11,000,000 - $11,350,000

                         -----------------------------------


                                FOX HOLLOW APARTMENTS


                         -----------------------------------

                                     [PHOTO]

                              FOX HOLLOW APARTMENTS
                             177 West Hartley Drive
                           High Point, North Carolina


OWNERSHIP
--------------------------------------------------------------------------------
Partnership Name              Capital Source LLP
--------------------------------------------------------------------------------


PROPERTY STATISTICS
--------------------------------------------------------------------------------
Land Plan         Two story garden style apartment buildings
Land Area           26.00 Acres         Number of Units                    184
Density             7.08 Units/Acre     Average Unit Size          880 Sq. Ft.
Net Rentable Area   161,712 Sq. Ft.     Year Built                        1987
--------------------------------------------------------------------------------


CONSTRUCTION TYPE
--------------------------------------------------------------------------------
Aluminum siding
--------------------------------------------------------------------------------


UNIT FEATURES
--------------------------------------------------------------------------------
Cable ready, air conditioning, dishwasher, microwave oven, disposal, balcony or patio, fireplace, washer/dryer
--------------------------------------------------------------------------------


PROJECT AMENITIES
--------------------------------------------------------------------------------
Swimming pool, fitness center, tennis courts, clubhouse, courtyard area, paid utilities, storage
--------------------------------------------------------------------------------


            VALUATION SUMMARY
            ------------------------------------------------------
            Indicated Value            $6,770,000   -   $7,550,000
            Value per Sq. Ft. of NRA   $41.86       -       $46.69
            Value Per Unit             $36,793      -      $41,033
            ------------------------------------------------------

                              SALES COMPARISON APPROACH
                                      FOX HOLLOW


IMPROVED COMPARABLE SALES ANALYSIS

PHYSICAL CHARACTERISTICS
LOCATION - The subject is located three miles north of downtown High Point with good access to Hwy 311, North Main Street. It is situated on 26 acres of land with frontage along Hartley Avenue

Comparable Sale 1 is located in a more rural setting and is adjusted downward 5%. Sale 2 is located on the edge of a very affluent neighborhood and warranted a 10% negative adjustment for this feature. Sale 4 has good exposure and access to and from I-40 and thus was adjusted downward 10%.

SIZE - All of the comparable sales are about the same size as the subject and thus no adjustments were necessary.

AGE - The Marshall Valuation Service Cost Manual reports that the typical economic life of apartment buildings such as the subject is 45 years which indicates a 2.22% per year depreciation rate. Using this as a guideline, we have adjusted the comparable sales, vis-a-vis the subject based on this relationship. However, because the reported selling price of the comparable property included land, which does not depreciate we have tempered this 2.22% factor downward. Newer structures have been adjusted downward at a 1.0% per year rate while older buildings have been adjusted upward.

L/B RATIO - Because the land size of the comparable sales is not available, this factor is not germane to this analysis.

QUALITY - Quality adjustments are somewhat subjective but are based on the differences in cost between different types of construction. The subject buildings are of average quality construction as is Comparable Sales 4. Sales 1, 2 & 3, however, are judged to be of higher quality, and were adjusted downward accordingly.

CONDITION - The physical condition is an adjustment that is made in addition to the adjustment for age. The subject appeared to be in average to good condition as are three of the four comparable sales. No adjustment is warranted. The fourth, Comparable Sale 3, was reported to be in excellent condition at the time of the sale and is adjusted downward 5%.

AMENITIES - The subject has fireplaces in each unit and offers tennis courts and other outdoor features. Sale 1 had two pools and thus was adjusted down 5%. Sale 2 offers both an outdoor and indoor pool. A 10% negative adjustment is warranted. Sale 3 is void of unit fireplaces. It was adjusted upward 5%.

A summary of these adjustments is presented on the following page in the adjustment grid found on that page.


-----------------------------------------------------------------------------------------------------------------------------------
                                                            FOX HOLLOW
                                                  IMPROVED SALES ADJUSTMENT GRID
                             SUBJECT
                                                   SALE 1                 SALE 2                   SALE 3                SALE 4
Sale Date:                                             Mar-96                 Feb-95                   Mar-97               Nov-96
Net Rentable Area:            161,712                 244,750                167,886                  233,728              170,696
Land Area - acre
Lnd/Bld Ratio:                   0.00                    0.00                   0.00                     0.00                 0.00
Stories:                            2                       2                      2                        3                    2
Age:                               10                       7                     10                        4                   12
Units                             184                     244                    198                      256                  216
Price:                                            $13,450,000            $10,825,000              $14,050,000           $9,600,000
Price/Ft. - NRA                                        $54.95                 $64.48                   $60.11               $56.24
Price/Unit                                            $55,123                $54,672                  $54,883              $44,444
GIM                                                      7.17                   7.01                     6.89                 5.96
OAR:                                                    8.66%                  8.69%                    8.90%                9.33%
REAL PROPERTY RIGHTS                               Fee Simple             Fee Simple               Fee Simple           Fee Simple
Adjustment                                              $0.00                  $0.00                    $0.00                $0.00
Adjusted Price*                                        $54.95                 $64.48                   $60.11               $56.24
FINANCING                                              Market                 Market                   Market               Market
Adjustment                                              $0.00                  $0.00                    $0.00                $0.00
Adjusted Price
CONDITIONS OF SALE                               Arm's Length           Arm's Length             Arm's Length         Arm's Length
Adjustment                                              $0.00                  $0.00                    $0.00                $0.00
Adjusted Price**                                       $54.95                 $64.48                   $60.11               $56.24
MARKET CONDITIONS                            0%       Similar       0%       Similar       0%         Similar     0%       Similar
Adjustment                                              $0.00                  $0.00                    $0.00                $0.00
Adjusted Price***                                      $54.95                 $64.48                   $60.11               $56.24
PHYSICAL CHARACTERISTICS
  Location                                  (5%)     Superior     (10%)     Superior       0%         Similar   (10%)     Superior
  Size                                       0%       Similar       0%       Similar       0%         Similar     0%       Similar
  Age                                       (3%)        Newer       0%       Similar      (6%)          Newer     3%         Older
  L/B Ratio                                  0%       Similar       0%       Similar       0%         Similar     0%       Similar
  Quality                                  (10%)     Superior      (5%)     Superior     (10%)       Superior     0%       Similar
  Condt.                                     0%       Similar       0%       Similar      (5%)       Superior     0%       Similar
  Amenities                                 (5%)     Superior     (10%)     Superior       5%        Inferior     0%       Similar
  Other                                      0%       Similar       0%       Similar       0%         Similar     0%       Similar
  Composite Adjustment                     (23%)     Superior     (25%)     Superior     (16%)       Superior    (7%)     Superior
Adjustment                                           ($12.64)               ($16.12)                  ($9.62)              ($3.94)
INDICATED VALUE PER NRA                                $42.31                 $48.36                   $50.49               $52.30
INDICATED VALUE PER UNIT                              $42,445                $41,004                  $46,102              $41,333
----------------------------------------------------------------------------------------------------------------------------------


* Sale price further adjusted for property rights conveyed
** Sale price further adjusted for financing and conditions of sale *** Sale price further adjusted for market conditions

                                   INCOME APPROACH
                                      FOX HOLLOW


Both the direct capitalization technique and the discounted cash flow techniques were used in this appraisal.

One of the basic elements in both of these appraisal techniques is the estimate of the proper capitalization or discount rate to use in the calculations. As stated in the introduction section of this report, we have used market surveys as the basis for our opinion as to the proper rate to use. In addition to the surveys, the actual capitalization rates from the comparable improved sales used in the sales comparison approach were analyzed in an attempt to adjust the market surveys to more accurately define the rate applicable to the subject. Finally, the specifics of each property were taken into consideration, e.g. location, past financial strength and estimates of potential economic strength and rental demand in the subject's area.

The second element, revenue and expense estimates, are based primarily on historical financial information provided by the managing partner. These figures were analyzed and compared to market surveys and adjusted only if dramatically different from the surveys. In addition, market based management fees were used rather than the actual so that the income would more closely reflect typical market expectations.

A review of the subject's recent financial statements indicates a relatively stable increase in rental rates and a trend to bring operating costs under control. Its location in the Greensboro/Winston-Salem "Piedmont Triad" is of some concern for it is reported that the multifamily sector has become moderately oversupplies, as is evidenced by the flattening of rents over the past 12 months. Therefore we have used a modest 2.5% rental increase (similar to the trend over the past three years) in our model along with a slightly above average 12.5% discount rate which reflects the uncertainty of the market's future in this area. The terminal capitalization rate is normal for the area but slightly higher than the national average.



FOX HOLLOW
Historical Financial statement
Year Ending December 31
                             1997           %           1996          %           1995          %            1994           %
RECEIPTS:
  Rental Income          $   1,305,880     101%   $   1,285,085      101%   $   1,257,020      105%   $    1,209,700       106%
  Vacancy Loss           $           -       0%   $           -        0%   $           -        0%   $            -         0%
  Rent Concessions       $           -       0%   $           -        0%   $           -        0%   $            -         0%
  Model Apt.             $           -       0%   $           -        0%   $           -        0%   $            -         0%
TOTAL RENTAL INCOME      $   1,196,872      92%   $   1,170,314       92%   $   1,136,354       95%   $    1,122,739        98%

Other Income             $      98,995       8%   $     107,796        8%   $      58,717        5%   $       21,249         2%

TOTAL RECEIPTS           $   1,295,867     100%   $   1,278,110      100%   $   1,195,071      100%   $    1,143,988       100%

EXPENSES:

Management Fee           $      59,344            $      56,235             $      56,121             $       58,124
Other Admin              $      77,371            $      91,607             $      57,870             $       48,420
  Subtotal Admin         $     136,715    10.6%   $     147,842     11.6%   $     113,991      9.5%   $      106,544       9.3%

Supplies                 $           -
Utilities                $      75,837            $      70,488             $      60,146             $       57,376
Building Services        $           -
Other Operating          $     153,863            $     141,921             $     150,752             $      147,061
  Subtotal Operating     $     229,700      18%   $     212,409       17%   $     210,898       18%   $      204,437        18%

Security                 $           -
Grounds Maint            $           -
Maint-Repairs            $      76,469            $      78,541             $      82,232             $       79,251
Painting/Decorating      $           -
  Subtotal Maint.        $      76,469       6%   $      78,541        6%   $      82,232        7%   $       79,251         7%

R.E. Taxes               $      85,807            $      73,766             $      91,249             $       49,197
Insurance                $      14,160            $      14,328             $       7,387             $       10,033
Other                    $           -
  Subtotal Taxes-insur   $      99,967       8%   $      88,094        7%   $      98,636        8%   $       59,230         5%

TOTAL EXPENSES           $     542,851      42%   $     526,886       41%   $     505,757       42%   $      449,462        39%

NET OPERATING INCOME     $     753,016      58%   $     751,224       59%   $     689,314       58%   $      694,526        61%

                                      FOX HOLLOW
                                DIRECT CAPITALIZATION



PROPERTY:

                                     Fox Hollow
                               177 West Hartley Drive
                              High Point, North Carolina


DIRECT CAPITALIZATION:
Number of Units                                                            184

Revenue @ $585 per Unit                                             $1,290,000
Expenses @ $3.27 per Sq. Ft.                                           528,800
                                                                    ----------
Net Income                                                             761,200

Replacement Reserves @                              $450                82,800
                                                                   -----------
Net Operating Income (NOI)                                            $678,400

Cap Rate @                                          9.5%            $7,141,050



ESTIMATED VALUE:

                                  $7,150,000



HIGHLAND PARK APARTMENTS
Cash Flow Analysis
30-Nov-97

                                         1998          1999          2000          2001          2002
REVENUE
 Gross Potential                     $ 1,325,468   $ 1,358,605   $ 1,392,570   $ 1,427,384   $ 1,463,069
 Vacancy Loss                        ($   66,273)  ($   67,930)  ($   69,629)  ($   71,369)  ($   73,153)
 Rent Concessions                    $         -
 Other                               $    70,000   $    72,100   $    74,263   $    76,491   $    78,786
EFFECTIVE INCOME                     $ 1,329,195   $ 1,362,775   $ 1,397,205   $ 1,432,506   $ 1,468,701

EXPENSE
 Management Fee                      $    53,168   $    54,511   $    55,888   $    57,300   $    58,748
 Other Admin                         $    78,917   $    81,285   $    83,723   $    86,235   $    88,822
  Subtotal Admin                     $   132,085   $   135,796   $   139,612   $   143,535   $   147,570

 Supplies                            $         -   $         -   $         -   $         -   $         -
 Utilities                           $    77,354   $    79,674   $    82,065   $    84,527   $    87,062
 Building Services                   $         -   $         -   $         -   $         -   $         -
 Other Operating                     $   153,865   $   158,481   $   163,235   $   168,132   $   173,176
  Subtotal Operating                 $   231,219   $   238,155   $   245,300   $   252,659   $   260,239

 Security                            $         -   $         -   $         -   $         -   $         -
 Grounds Maint                       $         -   $         -   $         -   $         -   $         -
 Maint-Repairs                       $    80,000   $    82,400   $    84,872   $    87,418   $    90,041
 Painting/Decorating                 $         -   $         -   $         -   $         -   $         -
  Subtotal Maint.                    $    80,000   $    82,400   $    84,872   $    87,418   $    90,041

R.E. Taxes                           $    87,522   $    90,148   $    92,852   $    95,638   $    98,507
Insurance                            $    14,443   $    14,876   $    15,323   $    15,782   $    16,256
Other                                $         -   $         -   $         -   $         -   $         -
  Subtotal Taxes-insur               $   101,965   $   105,024   $   108,175   $   111,420   $   114,763

TOTAL EXPENSES                       $   545,269   $   561,375   $   577,959   $   595,033   $   612,613

NON-OPERATING EXPENSES
 Capital Improvements                $    78,200   $    80,546   $    82,962   $    85,451   $    88,015
 Other                               $         -

NET CASH FLOW                        $   705,726   $   720,853   $   736,284   $   752,022   $   768,074

 P.V. Factor                              0.8929        0.7972        0.7118        0.6355        0.5674
 P.V. Cash Flow                      $   630,112   $   574,660   $   524,072   $   477,924   $   435,826




                                         2003          2004          2005          2006          2007
REVENUE
 Gross Potential                     $ 1,499,646   $ 1,537,137   $ 1,575,565   $ 1,614,954   $ 1,655,328
 Vacancy Loss                        ($   74,982)   ($   76,857)  ($   78,778)  ($   80,748)  ($   82,766)
 Rent Concessions
 Other                               $    81,149   $    83,584   $    86,091   $    88,674   $    91,334
EFFECTIVE INCOME                     $ 1,505,813   $ 1,543,864   $ 1,582,878   $ 1,622,880   $ 1,663,896

EXPENSE
 Management Fee                      $    60,233   $    61,755   $    63,315   $    64,915   $    66,556
 Other Admin                         $    91,487   $    94,232   $    97,058   $    99,970   $   102,969
  Subtotal Admin                     $   151,719   $   155,986   $   160,374   $   164,885   $   169,525

 Supplies                            $         -   $         -   $         -   $         -   $         -
 Utilities                           $    89,674   $    92,364   $    95,135   $    97,989   $   100,929
 Building Services                   $         -   $         -   $         -   $         -   $         -
 Other Operating                     $   178,372   $   183,723   $   189,235   $   194,912   $   200,759
  Subtotal Operating                 $   268,046   $   276,087   $   284,370   $   292,901   $   301,688

 Security                            $         -   $         -   $         -   $         -   $         -
 Grounds Maint                       $         -   $         -   $         -   $         -   $         -
 Maint-Repairs                       $    92,742   $    95,524   $    98,390   $   101,342   $   104,382
 Painting/Decorating                 $         -   $         -   $         -   $         -   $         -
  Subtotal Maint.                    $    92,742   $    95,524   $    98,390   $   101,342   $   104,382

R.E. Taxes                           $   101,462   $   104,508   $   107,641   $   110,870   $   114,197
Insurance                            $    16,744   $    17,246   $    17,763   $    18,296   $    18,845
Other                                $         -   $         -   $         -   $         -   $         -
  Subtotal Taxes-insur               $   118,206   $   121,752   $   125,404   $   129,167   $   133,042

TOTAL EXPENSES                       $   630,713   $   649,349   $   668,538   $   688,295   $   708,627

NON-OPERATING EXPENSES
 Capital Improvements                $    90,655   $    93,375   $    96,176   $    99,061   $   102,033
 Other

NET CASH FLOW                        $   784,444   $   801,139   $   818,164   $   835,524   $   853,226

 P.V. Factor                              0.5066        0.4523        0.4039        0.3606        0.3220
 P.V. Cash Flow                      $   397,424   $   362,395   $   330,433   $   301,298   $   274,716

SUM P.V.                  $4,308,869
RESIDUAL                  $2,459,362

TOTAL VALUE               $6,768,231

                                       SUMMARY
                                      FOX HOLLOW


 PROPERTY:

                                     Fox Hollow
                               177 West Hartley Drive
                              High Point, North Carolina


VALUE ESTIMATE:
Sales Comparison Approach                                     $7,550,000

Income Approach:
     Direct Capitalization
                                         $7,150,000
     DCF
                                         $6,770,000





FINAL VALUE:

                            $6,770,000 - $7,550,000

                          ---------------------------------


                              CRANE'S LANDING APARTMENTS


                          ---------------------------------

                                       [PHOTO]

                                   CRANE'S LANDING
                                 3440 Goldenrod Road
                                 Winter Park, Florida


OWNERSHIP
--------------------------------------------------------------------------------
Partnership Name              Capital Source LLP
--------------------------------------------------------------------------------


PROPERTY STATISTICS

--------------------------------------------------------------------------------
Land Plan           Two and three-story walk up apartments
Land Area           14.00 Acres         Number of Units                    252
Density             18.00 Units/Acre    Average Unit Size          797 Sq. Ft.
Net Rentable Area   200,824 Sq. Ft.     Year Built                        1990
--------------------------------------------------------------------------------


CONSTRUCTION TYPE
--------------------------------------------------------------------------------
Wood frame, stucco
--------------------------------------------------------------------------------


UNIT FEATURES
--------------------------------------------------------------------------------
Air conditioning, deluxe bedrooms, washer/dryer, vaulted ceilings in upper units, dishwasher, disposal, electric stove, double security door locks, sliding glass patio doors, ceiling fan in living room, carpeting
--------------------------------------------------------------------------------

PROJECT AMENITIES
--------------------------------------------------------------------------------
Two swimming pools, clubhouse, exercise room, pool table, jacuzzi, lighted tennis court, sand volleyball court, children's playground
--------------------------------------------------------------------------------

            VALUATION SUMMARY

            -------------------------------------------------------
            Indicated Value          $12,500,000    -   $13,000,000
            Value per Sq. Ft. NRA    $62.24         -        $64.73
            Value per Unit           $49,603        -       $51,587
            -------------------------------------------------------

                              SALES COMPARISON APPROACH
                                   CRANE'S LANDING


IMPROVED COMPARABLE SALES ANALYSIS

PHYSICAL CHARACTERISTICS
LOCATION - The subject is located approximately five miles northeast of Orlando's central business district in the proximity of the Florida 417 toll road which is a short distance to the east. It is in a neighborhood of numerous multi-family apartment complexes just south of the major intersection of Goldenrod Road, Highway 551, and University Blvd. Access to the downtown area is fair using the toll road.

Comparable Sale 1 is located in a newly developing neighborhood with excellent access to the toll road in the proximity of the University of Central Florida. Because of its easier toll road access, it was adjusted downward 5%. The other two comparable sales are judged to be in neighborhoods that are similar to the subject.

SIZE - All of the comparable sales are about the same size as the subject and thus no adjustments were necessary.

AGE - The Marshall Valuation Service Cost Manual reports that the typical economic life of apartment buildings such as the subject is 45 years which indicates a 2.22% per year depreciation rate. Using this as a guideline, we have adjusted the comparable sales, vis-a-vis the subject based on this relationship. However, because the reported selling price of the comparable property included land, which does not depreciate we have tempered this 2.22% factor downward. Newer structures have been adjusted downward at a 1.0% per year rate while older buildings have been adjusted upward.

L/B RATIO - The adjustment for land to building ratio is based on the difference in land to building ratio (site coverage). Those comparable sales having lower land to building ratio require an upward adjustment while those having a larger ratio are adjusted downward.

QUALITY - Quality adjustments are somewhat subjective but are based on the differences in cost between different types of construction. The subject buildings are of average quality construction as are Comparable Sales 1 & 3. Sale 2, however is judged to be of slightly superior quality and is adjusted downward 5%.

CONDITION - The physical condition is an adjustment that is made in addition to the adjustment for age. The subject appeared to be in average to good condition as are the three comparable sales . No adjustment is required.

AMENITIES - The subject has interior features that are relatively common in the Orlando area. Its common amenities are also rather common and similar to the comparable sales with the exception of Sale 1 which has the additional feature of a private lake. It was adjusted downward 5% to compensate.

A summary of these adjustments is presented on the following page in the adjustment grid found on that page.



                                                           CRANE'S LANDING
                                                   IMPROVED SALES ADJUSTMENT GRID
                                     SUBJECT
                                                                SALE 1                       SALE 2                      SALE 3
 Sale Date:                                                           Apr-97                      Aug-96                      May-97

 Net Rentable Area                       200,824                     270,000                     290,112                     169,288
 Land Area - acre                             18                          20                          26                          20
 Lnd/Bld Ratio:                             9.60                        9.73                        7.81                       10.14
 Stories:                                    2.5                           3                           2                           2
 Age:                                          7                           7                           9                           8
 Units                                       252                         308                         360                         200
 Price:                                                          $16,000,000                 $17,900,000                  $9,800,000
 Price/Ft. - NRA                                                      $59.26                      $61.70                      $57.89
 Price/Unit                                                          $51,948                     $49,722                     $49,000
 GIM
 OAR:
 REAL PROPERTY RIGHTS                                             Fee Simple                  Fee Simple                  Fee Simple
 Adjustment                                                            $0.00                       $0.00                       $0.00
 Adjusted Price*                                                      $59.26                      $61.70                      $57.89
 FINANCING                                                            Market                      Market                      Market
 Adjustment                                                            $0.00                       $0.00                       $0.00
 Adjusted Price
 CONDITIONS OF SALE                                             Arm's Length                Arm's Length                Arm's Length
 Adjustment                                                            $0.00                       $0.00                       $0.00
 Adjusted Price**                                                     $59.26                      $61.70                      $57.89
 MARKET CONDITIONS                                     0%            Similar       0%            Similar         0%          Similar
 Adjustment                                                            $0.00                       $0.00                       $0.00
 Adjusted Price***                                                    $59.26                      $61.70                      $57.89
 PHYSICAL CHARACTERISTICS
   Location                                           (5%)          Superior       0%            Similar         0%          Similar
   Size                                                0%            Similar       0%            Similar         0%          Similar
   Age                                                 0%            Similar       2%              Older         1%            Older
   L/B Ratio                                           0%            Similar       0%            Similar         0%          Similar
   Quality                                             0%            Similar      (5%)          Superior         0%          Similar
   Condt.                                              0%            Similar       0%            Similar         0%          Similar
   Amenities                                          (5%)          Superior       0%            Similar         0%          Similar
   Other                                               0%            Similar       0%            Similar         0%          Similar
   Composite Adjustment                              (10%)          Superior      (3%)          Superior         1%         Inferior
 Adjustment                                                          ($5.93)                     ($1.85)                       $0.58
 INDICATED VALUE PER NRA                                              $53.33                      $59.85                      $58.47
 INDICATED VALUE PER UNIT                                            $46,753                     $48,231                     $49,490

 * Sale price further adjusted for property rights conveyed
 ** Sale price further adjusted for financing and conditions of sale *** Sale price further adjusted for market conditions

                                   INCOME APPROACH
                                   CRANE'S LANDING


Both the direct capitalization technique and the discounted cash flow techniques were used in this appraisal.

One of the basic elements in both of these appraisal techniques is the estimate of the proper capitalization or discount rate to use in the calculations. As stated in the introduction section of this report, we have used market surveys as the basis for our opinion as to the proper rate to use. In addition to the surveys, the actual capitalization rates from the comparable improved sales used in the sales comparison approach were analyzed in an attempt to adjust the market surveys to more accurately define the rate applicable to the subject. Finally, the specifics of each property were taken into consideration, e.g. location, past financial strength and estimates of potential economic strength and rental demand in the subject's area.

The second element, revenue and expense estimates, are based primarily on historical financial information provided by the managing partner. These figures were analyzed and compared to market surveys and adjusted only if dramatically different from the surveys. In addition, market based management fees were used rather than the actual so that the income would more closely reflect typical market expectations.

A review of the subject's recent financial statements indicates a relatively stable increase in rental income, although at a minimal 1.0 +/- % rate over the past three years. Total revenue has increased at a higher 4.9% due to the increase in "other" income. Because of the optimistic outlook for the apartment market in the Orlando area, we have used a more optimistic 3% rental revenue growth along with a similar expense growth rate. The discount rate used is slightly below the nations average and reflects the optimistic outlook for Orlando. The terminal cap rate is the standard 10% based on the market's 9.0% going-in cap rate.


 CRANE'S LANDING
 Historical Financial statement
 Year Ending December 31
                                       1997         %          1996         %         1995           %           1994         %
 RECEIPTS:
   Rental Income                    $  1,962,940     101%   $  1,937,940     105%  $  1,907,145       113%    $  1,893,450     113%
   Vacancy Loss                     $          -       0%   $          -       0%  $          -         0%    $          -       0%
   Rent Concessions                 $          -       0%   $          -       0%  $          -         0%    $          -       0%
   Model Apt.                       $          -       0%   $          -       0%  $          -         0%    $          -       0%
 TOTAL RENTAL INCOME                $  1,840,681      95%   $  1,752,401      95%  $  1,594,374        94%    $  1,593,093      95%

 Other Income                       $     96,261       5%   $     95,966       5%  $     93,807         6%    $     82,335       5%

 TOTAL RECEIPTS                     $  1,936,943     100%   $  1,848,367     100%  $  1,688,181       100%    $  1,675,428     100%

 EXPENSES:

 Management Fee                     $     68,783            $     79,593           $     60,738               $     67,760
 Other Admin                        $     73,245            $     81,733           $     71,202               $     63,136
   Subtotal Admin                   $    142,028     7.3%   $    161,326     8.7%  $    131,940       7.8%    $    130,896     7.8%

 Supplies                           $          -
 Utilities                          $     67,023            $     68,152           $     63,766               $     57,101
 Building Services                  $          -
 Other Operating                    $    215,672            $    163,474           $    162,259               $    167,220
   Subtotal Operating               $    282,695      15%   $    231,626      13%  $    226,025        13%    $    224,321      13%

 Security                           $          -
 Grounds Maint                      $          -
 Maint-Repairs                      $     91,557            $     89,499           $     92,668               $     95,969
 Painting/Decorating                $          -
   Subtotal Maint.                  $     91,557       5%   $     89,499       5%  $     92,668         5%    $     95,969       6%

 R.E. Taxes                         $    188,320            $    176,228           $    179,982               $    188,087
 Insurance                          $     12,148            $     13,013           $     12,414               $     11,292
 Other                              $          -
   Subtotal Taxes-insur             $    200,468      10%   $    189,241      10%  $    192,396        11%    $    199,379      12%

 TOTAL EXPENSES                     $    716,748      37%   $    671,692      36%  $    643,029        38%    $    650,565      39%

 NET OPERATING INCOME               $  1,220,195      63%   $  1,176,675      64%  $  1,045,152        62%    $  1,024,863      61%

                                   CRANE'S LANDING
                                DIRECT CAPITALIZATION


 PROPERTY:

                                Crane's Landing
                              3440 Goldenrod Road
                              Winter Park, Florida



 DIRECT CAPITALIZATION:
 Number of Units                                                  262

 Revenue @ $640 per Unit                                   $2,012,160
 Expenses @ $3.73 per Sq. Ft.                                 750,000
                                                           ----------
 Net Income                                                 1,262,160

 Replacement Reserves @                      $425             111,350
                                                           ----------
 Net Operating Income (NOI)                                $1,150,810

 Cap Rate @                                   9.0%        $12,786,777



 ESTIMATED VALUE:

                             $12,800,000

 CRANE'S LANDING APARTMENTS
 Cash Flow Analysis
 30-Nov-97

                                    1998                1999                2000                 2001                 2002
 REVENUE
  Gross Potential               $  2,021,828         $  2,082,483        $  2,144,958         $  2,209,306          $  2,275,585
  Vacancy Loss                 ($    101,091)        ($   104,124)       ($   107,248)        ($   110,465)         ($   113,779)
  Rent Concessions              $          -
  Other                         $     98,187         $    101,132        $    104,166         $    107,291          $    110,510
 EFFECTIVE INCOME               $  2,018,923         $  2,079,491        $  2,141,876         $  2,206,132          $  2,272,316

 EXPENSE
  Management Fee                $    100,946         $    103,975        $    107,094         $    110,307          $    113,616
  Other Admin                   $     75,443         $     77,706        $     80,037         $     82,438          $     84,911
   Subtotal Admin               $    176,389         $    181,680        $    187,131         $    192,745          $    198,527

  Supplies                      $          -         $          -        $          -         $          -          $          -
  Utilities                     $     68,363         $     70,414        $     72,526         $     74,702          $     76,943
  Building Services             $          -         $          -        $          -         $          -          $          -
  Other Operating               $    170,000         $    175,100        $    180,353         $    185,764          $    191,336
   Subtotal Operating           $    238,363         $    245,514        $    252,879         $    260,466          $    268,280

  Security                      $          -         $          -        $          -         $          -          $          -
  Grounds Maint                 $          -         $          -        $          -         $          -          $          -
  Maint-Repairs                 $     94,304         $     97,133        $    100,047         $    103,048          $    106,140
  Painting/Decorating           $          -         $          -        $          -         $          -          $          -
   Subtotal Maint.              $     94,304         $     97,133        $    100,047         $    103,048          $    106,140

 R.E. Taxes                     $    192,086         $    197,849        $    203,784         $    209,898          $    216,195
 Insurance                      $     12,391         $     12,763        $     13,146         $     13,540          $     13,946
 Other                          $          -         $          -        $          -         $          -          $          -
   Subtotal Taxes-insur         $    204,477         $    210,612        $    216,930         $    223,438          $    230,141

 TOTAL EXPENSES                 $    713,533         $    734,939        $    756,967         $    779,697          $    803,088

 NON-OPERATING EXPENSES
  Capital Improvements          $    107,100         $    110,313        $    113,622         $    117,031          $    120,542
  Other                         $          -

 NET CASH FLOW                  $  1,198,290         $  1,234,239        $  1,271,266         $  1,309,404          $  1,348,686

  P.V. Factor                         0.8989               0.8080              0.7263               0.6528                0.5868
  P.V. Cash Flow                $  1,077,115         $    997,239        $    923,286         $    854,818          $    791,427

 SUM P.V.                       $  7,803,016
 RESIDUAL                       $  5,060,865

 TOTAL VALUE                    $ 12,863,881


                                  2003                  2004                   2005                  2006                2007
 REVENUE
  Gross Potential               $  2,343,853          $  2,414,169           $  2,486,594          $  2,561,191       $  2,638,027
  Vacancy Loss                 ($    117,193)         ($   120,708)          ($   124,330)         ($   128,060)      ($   131,901)
  Rent Concessions
  Other                         $    113,825          $    117,240           $    120,757          $    124,380       $    128,111
 EFFECTIVE INCOME               $  2,340,485          $  2,410,700           $  2,483,021          $  2,557,512       $  2,634,237

 EXPENSE
  Management Fee                $    117,024          $    120,535           $    124,151          $    127,876       $    131,712
  Other Admin                   $     87,459          $     90,082           $     92,785          $     95,569       $     98,436
   Subtotal Admin               $    204,483          $    210,617           $    216,936          $    223,444       $    230,147

  Supplies                      $          -          $          -           $          -          $          -       $          -
  Utilities                     $     79,252          $     81,629           $     84,078          $     86,600       $     89,198
  Building Services             $          -          $          -           $          -          $          -       $          -
  Other Operating               $    197,077          $    202,989           $    209,079          $    215,351       $    221,811
   Subtotal Operating           $    276,328          $    284,618           $    293,156          $    301,951       $    311,010

  Security                      $          -          $          -           $          -          $          -       $          -
  Grounds Maint                 $          -          $          -           $          -          $          -       $          -
  Maint-Repairs                 $    109,324          $    112,604           $    115,982          $    119,461       $    123,045
  Painting/Decorating           $          -          $          -           $          -          $          -       $          -
   Subtotal Maint.              $    109,324          $    112,604           $    115,982          $    119,461       $    123,045

 R.E. Taxes                     $    222,681          $    229,361           $    236,242          $    243,329       $    250,629
 Insurance                      $     14,365          $     14,795           $     15,239          $     15,696       $     16,167
 Other                          $          -          $          -           $          -          $          -       $          -
   Subtotal Taxes-insur         $    237,045          $    244,157           $    251,481          $    259,026       $    266,797

 TOTAL EXPENSES                 $    827,180          $    851,996           $    877,556          $    903,882       $    930,999

 NON-OPERATING EXPENSES
  Capital Improvements          $    124,158          $    127,883           $    131,719          $    135,671       $    139,741
  Other

 NET CASH FLOW                  $  1,389,147          $  1,430,821           $  1,473,746          $  1,517,958       $  1,563,497

  P.V. Factor                         0.5275                0.4741                 0.4262                0.3831             0.3443
  P.V. Cash Flow                $    732,737          $    678,399           $    628,091          $    581,513       $    538,390


                                       SUMMARY
                                   CRANE'S LANDING


 PROPERTY:

                                Crane's Landing
                              3440 Goldenrod Road
                              Winter Park, Florida


 VALUE ESTIMATE:
 Sales Comparison Approach                                $12,500,000

 Income Approach:
      Direct Capitalization               $12,800,000
      DCF                                 $12,865,000





 FINAL VALUE:

                             $12,500,000 - $13,000,000

                            -----------------------------


                              DELTA CROSSING APARTMENTS


                            -----------------------------

                                       [PHOTO]


                                    DELTA CROSSING
                               6000 Delta Crossing Lane
                              Charlotte, North Carolina


 OWNERSHIP
--------------------------------------------------------------------------------
 Partnership Name                 Capital Source LLP
--------------------------------------------------------------------------------


 PROPERTY STATISTICS
--------------------------------------------------------------------------------
 Land Plan                        Two and three-story apartment homes
 Land Area               22.00 Acres          Number of Units                178
 Density                 8.09 Units/Acre      Average Unit Size      894 Sq. Ft.
 Net Rentable Area       159,132 Sq. Ft.      Year Built                    1989
--------------------------------------------------------------------------------


 CONSTRUCTION TYPE
-------------------------------------------------------------------------------
 Aluminum siding on wood frame
-------------------------------------------------------------------------------

 UNIT FEATURES
-------------------------------------------------------------------------------
 Woodburning fireplace, cathedral ceilings, gourmet kitchen, microwave, private patio or balcony, washer/dryer, outdoor storage area
-------------------------------------------------------------------------------


 PROJECT AMENITIES
-------------------------------------------------------------------------------
 Complete fitness center, swimming pool, tennis court, outdoor spa, recycling, courtyard entrance, social activities, convenience to University area and Uptown Charlotte
-------------------------------------------------------------------------------


            VALUATION SUMMARY
           -----------------------------------------------------------------
            Indicated Value               $7,500,000     -       $8,300,000
            Value per Sq. Ft. of NRA      $47.13         -           $52.16
            Value Per Unit                $42,135        -          $46,629
           -----------------------------------------------------------------

                              SALES COMPARISON APPROACH
                                    DELTA CROSSING


IMPROVED COMPARABLE SALES ANALYSIS

PHYSICAL CHARACTERISTICS
LOCATION - The subject property is located within two miles of a major regional mall in Charlotte's southeast quadrant. The central business district is approximately seven miles northwest of the complex and the University of North Carolina is approximately five miles north. Access to the downtown area and U.S. Highway 74 (Independence Boulevard) is fair.

Comparable Sale 2 is in the subject's proximity but it has slightly better access to the downtown area and its neighborhood is considered to be slightly better. It is adjusted downward 5%. Comparable Sales 1 & 3 are both located on the northern edge of the city limit with excellent access to I-77 and thus the downtown area. The neighborhood is a newer area which warrants downward adjustment, vis-a-vis the subject.

SIZE - Although the size of the subject equal to or smaller than each of the comparable improved sales used in this analysis, the size differential is not significant enough to warrant any type of adjustment.

AGE - The Marshall Valuation Service Cost Manual reports that the typical economic life of apartment buildings such as the subject is 45 years which indicates a 2.22% per year depreciation rate. Using this as a guideline, we have adjusted the comparable sales, vis-a-vis the subject based on this relationship. However, because the reported selling price of the comparable property included land, which does not depreciate we have tempered this 2.22% factor downward. Newer structures have been adjusted downward at a 1.0% per year rate while older buildings have been adjusted upward.

L/B RATIO - As was discussed earlier, the adjustment for land to building ratio is based on the current land value in the subject's market. Based on this land value and the difference in land to building ratio (site coverage) an adjustment is made and expressed as a percentage of the time adjusted selling price of the comparable sale.

QUALITY - Quality adjustments are somewhat subjective but are based on the differences in cost between different types of construction. The subject buildings are well constructed and the quality of construction could be considered average/good. All of the comparable sales used in this report are judged to be of equal quality and adjustments are not required.

CONDITION - The physical condition is an adjustment that is made in addition to the adjustment for age. The subject appeared to be in average/fair condition while the comparable buildings were judged to be in above average condition. Each was adjusted downward according the difference in condition vis-a-vis the subject.

AMENITIES - The subject is adequately equipped with amenities including swimming pools, tennis courts, exercise facility, etc. Each of the comparable sales is equipped with similar amenities, although all seem to offer a higher level of exterior amenity. Each was adjusted down to compensate.

A summary of these adjustments is presented on the following page in the adjustment grid found on that page.

                                    DELTA CROSSING
                            IMPROVED SALES ADJUSTMENT GRID



                                    SUBJECT
                                                               SALE 1                      SALE 2                        SALE 3
 Sale Date:                                                        Jun-97                      Dec-96                        May-97

 Net Rentable Area                    159,132                     280,946                     164,724                       321,190
 Land Area - acre                          22                          27                          15                            25
 Lnd/Bld Ratio:                         12.04                        8.22                       10.02                          8.48
 Stories:                                   2                           2                         2.5                           2.5
 Age:                                       9                           2                           9                             2
 Units                                    178                         318                         178                           288
 Price:                                                       $20,250,000                 $11,250,000                   $23,500,000
 Price/Ft. - NRA                                                   $72.08                      $68.30                        $73.17
 Price/Unit                                                       $63,679                     $63,202                       $81,597
 GIM                                                                 7.23                        7.10                          7.93
 OAR:                                                               8.99%                       9.18%                         8.75%
 REAL PROPERTY RIGHTS                                          Fee Simple                  Fee Simple                    Fee Simple
 Adjustment                                                         $0.00                       $0.00                         $0.00
 Adjusted Price*                                                   $72.08                      $68.30                        $73.17
 FINANCING                                                         Market                      Market                        Market
 Adjustment                                                         $0.00                       $0.00                         $0.00
 Adjusted Price
 CONDITIONS OF SALE                                          Arm's Length                Arm's Length                  Arm's Length
 Adjustment                                                         $0.00                       $0.00                         $0.00
 Adjusted Price**                                                  $72.08                      $68.30                        $73.17
 MARKET CONDITIONS                                     0%         Similar           0%        Similar            0%         Similar
 Adjustment                                                         $0.00                       $0.00                         $0.00
 Adjusted Price***                                                 $72.08                      $68.30                        $73.17
 PHYSICAL CHARACTERISTICS
   Location                                          (10%)       Superior          (5%)      Superior          (10%)       Superior
   Size                                                0%         Similar           0%        Similar            0%         Similar
   Age                                                (7%)          Newer           0%        Similar           (7%)          Newer
   L/B Ratio                                           0%         Similar           0%        Similar            0%         Similar
   Quality                                             0%         Similar           0%        Similar            0%         Similar
   Condt.                                             (5%)       Superior          (5%)      Superior           (5%)       Superior
   Amenities                                         (10%)       Superior         (10%)      Superior          (10%)       Superior
   Other                                               0%         Similar           0%        Similar            0%         Similar
   Composite Adjustment                              (32%)       Superior         (32%)      Superior          (32%)       Superior
 Adjustment                                                      ($23.06)                    ($13.66)                      ($23.41)
 INDICATED VALUE PER NRA                                           $49.01                      $54.64                        $49.75
 INDICATED VALUE PER UNIT                                         $43,302                     $50,562                       $55,486

 * Sale price further adjusted for property rights conveyed
 ** Sale price further adjusted for financing and conditions of sale *** Sale price further adjusted for market conditions

                                   INCOME APPROACH
                                    DELTA CROSSING


Both the direct capitalization technique and the discounted cash flow techniques were used in this appraisal.

One of the basic elements in both of these appraisal techniques is the estimate of the proper capitalization or discount rate to use in the calculations. As stated in the introduction section of this report, we have used market surveys as the basis for our opinion as to the proper rate to use. In addition to the surveys, the actual capitalization rates from the comparable improved sales used in the sales comparison approach were analyzed in an attempt to adjust the market surveys to more accurately define the rate applicable to the subject. Finally, the specifics of each property were taken into consideration, e.g. location, past financial strength and estimates of potential economic strength and rental demand in the subject's area.

The second element, revenue and expense estimates, are based primarily on historical financial information provided by the managing partner. These figures were analyzed and compared to market surveys and adjusted only if dramatically different from the surveys. In addition, market based management fees were used rather than the actual so that the income would more closely reflect typical market expectations.

Because of the recent financial history of the subject with revenue increasing at a nominal 2.7% rate but expenses escalating at a higher 7% rate, plus the subject location within the Charlotte community, a capitalization and discount rate that is slightly above the average was used in this analysis. The perception of apartment supply out pacing the demand contributed to this slightly above average choice and the use of a modest 2.5% (similar to the historical) revenue growth rate. The terminal capitalization rate is standard for the Charlotte area.

 DELTA CROSSING
 Historical Financial statement
 Year Ending December 31


                                      1997         %         1996          %         1995          %          1994            %
 RECEIPTS:
   Rental Income                   $  1,444,709     107%  $  1,423,282      108%  $  1,356,902      106%   $  1,195,083         98%
   Vacancy Loss                    $          -       0%  $          -        0%  $          -        0%   $          -          0%
   Rent Concessions                $          -       0%  $          -        0%  $          -        0%   $          -          0%
   Model Apt.                      $          -       0%  $          -        0%  $          -        0%   $          -          0%
 TOTAL RENTAL INCOME               $  1,280,447      95%  $  1,263,199       96%  $  1,222,183       95%   $  1,135,567         93%

 Other Income                      $     73,475       5%  $     58,958        4%  $     59,196        5%   $     82,198          7%

 TOTAL RECEIPTS                    $  1,353,921     100%  $  1,322,157      100%  $  1,281,379      100%   $  1,217,765        100%

 EXPENSES:

 Management Fee                    $     53,857           $     52,685            $     51,279             $     48,497
 Other Admin                       $     60,477           $     57,507            $     41,405             $     16,950
   Subtotal Admin                  $    114,335     8.4%  $    110,192      8.3%  $     92,684      7.2%   $     65,447        5.4%

 Supplies                          $          -
 Utilities                         $     58,207           $     61,621            $     58,653             $     60,077
 Building Services                 $          -
 Other Operating                   $    159,248           $    139,535            $    122,814             $    123,604
   Subtotal Operating              $    217,455      16%  $    201,156       15%  $    181,467       14%   $    183,681         15%

 Security                          $          -
 Grounds Maint                     $          -
 Maint-Repairs                     $    144,412           $    127,529            $    107,496             $     95,006
 Painting/Decorating               $          -
   Subtotal Maint.                 $    144,412      11%  $    127,529       10%  $    107,496        8%   $     95,006          8%

 R.E. Taxes                        $     98,160           $     98,447            $     94,988             $     92,357
 Insurance                         $     12,299           $     11,551            $     10,790             $      9,473
 Other                             $          -
   Subtotal Taxes-insur            $    110,459       8%  $    109,998        8%  $    105,778        8%   $    101,830          8%

 TOTAL EXPENSES                    $    586,660      43%  $    548,875       42%  $    487,425       38%   $    445,964         37%

 NET OPERATING INCOME              $    767,261      57%  $    773,282       58%  $    793,954       62%   $    771,801         63%

                                    DELTA CROSSING
                                DIRECT CAPITALIZATION


 PROPERTY:

                                 Delta Crossing
                            6000 Delta Crossing Lane
                            Charlotte, North Carolina

 DIRECT CAPITALIZATION:
 Number of Units                                                            178

 Revenue @ $650 per Unit                                             $1,388,400
 Expenses (incl. Mgmt. Fee) @ $3.55 per Sq. Ft.                         565,000
                                                                     ----------
  Net Income                                                            823,400

 Replacement Reserves @                              $425                75,650
                                                                     ----------
 Net Operating Income (NOI)                                            $747,750

 Cap Rate @                                         9.75%            $7,669,230


 ESTIMATED VALUE:
                                   $7,670,000

 DELTA CROSSING
 Cash Flow Analysis
 30-Nov-97


                                                1998               1999               2000               2001              2002
 REVENUE
  Gross Potential                          $     1,390,500    $     1,425,263    $     1,460,894   $     1,497,416    $   1,534,852
  Vacancy Loss                             ($       69,525)   ($       71,263)   ($       73,045)  ($       74,871)   ($     76,743)
  Rent Concessions                         $             -
  Other                                    $        74,944    $        77,192    $        79,508   $        81,893    $      84,350
 EFFECTIVE INCOME                          $     1,395,919    $     1,431,192    $     1,467,358   $     1,504,439    $   1,542,459

 EXPENSE
  Management Fee                           $     55,836.76    $     57,247.67    $     58,694.30   $     60,177.56    $   61,698.38
  Other Admin                              $        62,291    $        64,160    $        66,085   $        68,067    $      70,109
   Subtotal Admin                          $       118,128    $       121,408    $       124,779   $       128,245    $     131,808

  Supplies                                 $             -    $             -    $             -   $             -    $           -
  Utilities                                $        59,370    $        61,151    $        62,986   $        64,875    $      66,822
  Building Services                        $             -    $             -    $             -   $             -    $           -
  Other Operating                          $       125,766    $       129,539    $       133,425   $       137,428    $     141,551
   Subtotal Operating                      $       185,136    $       190,691    $       196,411   $       202,304    $     208,373

  Security                                 $             -    $             -    $             -   $             -    $           -
  Grounds Maint                            $             -    $             -    $             -   $             -    $           -
  Maint-Repairs                            $       144,412    $       148,744    $       153,207   $       157,803    $     162,537
  Painting/Decorating                      $             -    $             -    $             -   $             -    $           -
   Subtotal Maint.                         $       144,412    $       148,744    $       153,207   $       157,803    $     162,537

 R.E. Taxes                                $       100,123    $       103,127    $       106,221   $       109,407    $     112,690
 Insurance                                 $        12,545    $        12,921    $        13,309   $        13,708    $      14,119
 Other                                     $             -    $             -    $             -   $             -    $           -
   Subtotal Taxes-insur                    $       112,668    $       116,048    $       119,529   $       123,115    $     126,809

 TOTAL EXPENSES                            $       560,344    $       576,890    $       593,926   $       611,467    $     629,526

 NON-OPERATING EXPENSES
  Capital Improvements                     $        76,650    $        77,920    $        80,257   $        82,665    $      85,145
  Other                                    $             -

 NET CASH FLOW                             $       759,925    $       776,382    $       793,174   $       810,308    $     827,789

  P.V. Factor                                       0.8989             0.7972             0.7118            0.6355           0.5674
  P.V. Cash Flow                           $       678,504    $       618,927    $       564,566   $       514,965    $     469,710



                                                2003              2004              2005              2006               2007
 REVENUE
  Gross Potential                         $      1,573,223    $    1,612,554    $    1,652,868    $    1,694,189    $     1,736,544
  Vacancy Loss                            ($        78,661)   ($      80,628)   ($      82,643)   ($      84,709)   ($       86,827)
  Rent Concessions
  Other                                   $         86,881    $       89,487    $       92,172    $       94,937    $        97,785
 EFFECTIVE INCOME                         $      1,581,443    $    1,621,413    $    1,662,396    $    1,704,417    $     1,747,502

 EXPENSE
  Management Fee                          $      63,257.71    $    64,856.53    $    66,495.84    $    68,176.67    $     69,900.07
  Other Admin                             $         72,213    $       74,379    $       76,610    $       78,909    $        81,276
   Subtotal Admin                         $        135,470    $      139,236    $      143,106    $      147,085    $       151,176

  Supplies                                $              -    $            -    $            -    $            -    $             -
  Utilities                               $         68,826    $       70,891    $       73,018    $       75,208    $        77,465
  Building Services                       $              -    $            -    $            -    $            -    $             -
  Other Operating                         $        145,798    $      150,172    $      154,677    $      159,317    $       164,096
   Subtotal Operating                     $        214,624    $      221,063    $      227,694    $      234,525    $       241,561

  Security                                $              -    $            -    $            -    $            -    $             -
  Grounds Maint                           $              -    $            -    $            -    $            -    $             -
  Maint-Repairs                           $        167,413    $      172,435    $      177,609    $      182,937    $       188,425
  Painting/Decorating                     $              -    $            -    $            -    $            -    $             -
   Subtotal Maint.                        $        167,413    $      172,435    $      177,609    $      182,937    $       188,425

 R.E. Taxes                               $        116,070    $      119,552    $      123,139    $      126,833    $       130,638
 Insurance                                $         14,543    $       14,979    $       15,428    $       15,891    $        16,368
 Other                                    $              -    $            -    $            -    $            -    $             -
   Subtotal Taxes-insur                   $        130,613    $      134,531    $      138,567    $      142,724    $       147,006

 TOTAL EXPENSES                           $        648,120    $      667,265    $      686,976    $      707,272    $       728,168

 NON-OPERATING EXPENSES
  Capital Improvements                    $         87,699    $       90,330    $       93,040    $       95,831    $        98,706
  Other

 NET CASH FLOW                            $        845,623    $      863,818    $      882,380    $      901,314    $       920,628

  P.V. Factor                                       0.5066            0.4523            0.4039            0.3606             0.3220
  P.V. Cash Flow                          $        428,419    $      390,748    $      356,378    $      325,023    $       296,418

 SUM P.V.                      $4,643,657
 RESIDUAL                      $2,786,325

 TOTAL VALUE                   $7,429,981

                                       SUMMARY
                                    DELTA CROSSING


 PROPERTY:

                                 Delta Crossing
                            6000 Delta Crossing Lane
                            Charlotte, North Carolina

 VALUE ESTIMATE:
 Sales Comparison Approach                                     $8,000,000

 Income Approach:
      Direct Capitalization
                                          $7,670,000
      DCF
                                          $7,500,000
 FINAL VALUE:

                             $7,500,000 - $8,300,000

                           -----------------------------


                              MISTY SPRINGS APARTMENTS


                           -----------------------------

                                       [PHOTO]



                                   MISTY SPRINGS
                              1420 New Bellevue Avenue
                               Daytona Beach, Florida


 OWNERSHIP
--------------------------------------------------------------------------------
 Partnership Name                                        Capital Source LLP
 Percentage Ownership
--------------------------------------------------------------------------------



 PROPERTY STATISTICS
--------------------------------------------------------------------------------
 Land Plan

 Land Area                Acres                 Number of Units             128
 Density                  N/A  Units/Acre       Average Unit Size    800 Sq. Ft.
 Net Rentable Area        102,400 Sq. Ft.       Year Built                  1988


 CONSTRUCTION TYPE
--------------------------------------------------------------------------------
 Wood exterior
--------------------------------------------------------------------------------


 UNIT FEATURES
--------------------------------------------------------------------------------
 Microwave oven, ceiling fans, reserved parking, outside storage areas, washer/dryer
--------------------------------------------------------------------------------


 PROJECT AMENITIES
--------------------------------------------------------------------------------
 Lakeside swimming pool, lighted tennis court, racquet ball courts, car wash, 24 hour emergency maintenance
--------------------------------------------------------------------------------


          VALUATION SUMMARY
          ---------------------------------------------------------------
          Indicated Value               $4,500,000     -       $5,000,000
          Value per Sq. Ft. of NRA      $43.95         -           $48.83
          Value Per Unit                $35,156        -          $39,063
          ---------------------------------------------------------------

                              SALES COMPARISON APPROACH
                                    MISTY SPRINGS


IMPROVED COMPARABLE SALES ANALYSIS

PHYSICAL CHARACTERISTICS
LOCATION - The subject is located approximately three-and-a-half miles west of Daytona Beach's Central Business District in the proximity of the Daytona Beach International Airport with good access to I-95 and I-4. It is located in a neighborhood that is predominately developed with other multi-family apartment complexes.

Two of the comparable sales used in this appraisal are located in the subject's neighborhood and thus do not require adjustments. Sale 3, however, is located closer to the Humana and Halifax hospital complexes, the Volusia Mall, etc. As a result, it was adjusted downward 5%.

SIZE - Two of the comparable sales are about the same size as the subject and thus no adjustments were necessary. Sale 2, however, is much smaller and required a downward adjustment.

AGE - The Marshall Valuation Service Cost Manual reports that the typical economic life of apartment buildings such as the subject is 45 years which indicates a 2.22% per year depreciation rate. Using this as a guideline, we have adjusted the comparable sales, vis-a-vis the subject based on this relationship. Newer structures have been adjusted downward at a 1.0% per year rate while older buildings have been adjusted upward.

L/B RATIO - Because the land size of the comparable sales was not available, this factor was not germane to the analysis.

QUALITY - Quality adjustments are somewhat subjective but are based on the differences in cost between different types of construction. The subject buildings are of average quality construction as is Comparable Sales 1. Comparable Sale 2 is far inferior to the subject and was adjusted upward 15%. Sale 3 is of slightly superior quality and is adjusted downward 5%.

CONDITION - The physical condition is an adjustment that is made in addition to the adjustment for age. The subject appeared to be in average to good condition as are Comparable Sale 1 & 3. Sale 2, however, was reported to be in fair/poor condition at the time of its sale and the unit price is adjusted upward 10%.

AMENITIES - Comparable Sales 1 & 3 have amenities that are equal to those of the subject and did not require adjustments. Sale 2 is void of any meaningful common amenities and was adjusted upward 10%.

A summary of these adjustments is presented on the following page in the adjustment grid found on that page.


                                                            MISTY SPRINGS
                                                   IMPROVED SALES ADJUSTMENT GRID
                                    SUBJECT
                                                               SALE 1                      SALE 2                        SALE 3
 Sale Date:                                                        Aug-95                      Mar-95                        Sep-94
 Net Rentable Area:                   102,400                     174,880                      45,000                       194,480
 Land Area - sq. ft
 Lnd/Bld Ratio:                          0.00                        0.00                        0.00                          0.00
 Stories:                                   2                           2                           1                             2
 Age:                                      10                          15                          25                            15
 Units                                    128                         108                          60                           208
 Price:                                                        $3,760,000                  $1,075,000                    $7,100,000
 Price/Ft. - NRA                                                   $21.50                      $23.89                        $36.51
 Price/Unit                                                       $34,815                     $17,917                       $34,135
 GIM
 OAR:
 REAL PROPERTY RIGHTS                                          Fee Simple                  Fee Simple                    Fee Simple
 Adjustment                                                         $0.00                       $0.00                         $0.00
 Adjusted Price*                                                   $21.50                      $23.89                        $36.51
 FINANCING                                                         Market                      Market                        Market
 Adjustment                                                         $0.00                       $0.00                         $0.00
 Adjusted Price
 CONDITIONS OF SALE                                          Arm's Length                Arm's Length                  Arm's Length
 Adjustment                                                         $0.00                       $0.00                         $0.00
 Adjusted Price**                                                  $21.50                      $23.89                        $36.51
 MARKET CONDITIONS                                     0%         Similar           0%         Market            0%         Similar
 Adjustment                                                         $0.00                       $0.00                         $0.00
 Adjusted Price***                                                 $21.50                      $23.89                        $36.51
 PHYSICAL CHARACTERISTICS
   Location                                            0%         Similar           0%        Similar           (5%)       Superior
   Size                                                0%         Similar          (5%)        Smaller           0%         Similar
   Age                                                 5%           Older          15%          Older            5%           Older
   L/B Ratio                                           0%         Similar           0%        Similar            0%         Similar
   Quality                                             0%         Similar          15%       Inferior           (5%)       Superior
   Condt.                                              0%         Similar          10%       Inferior            0%         Similar
   Amenities                                           0%         Similar          10%       Inferior            0%         Similar
   Other                                               0%         Similar           0%        Similar            0%         Similar
   Composite Adjustment                                5%        Inferior          45%       Inferior           (5%)       Superior
 Adjustment                                                         $1.08                      $10.75                       ($1.83)
 INDICATED VALUE PER NRA                                           $22.58                      $34.64                        $34.68
 INDICATED VALUE PER UNIT                                         $36,556                     $25,979                       $32,428



 * Sale price further adjusted for property rights conveyed
 ** Sale price further adjusted for financing and conditions of sale *** Sale price further adjusted for market conditions

                                   INCOME APPROACH
                                    MISTY SPRINGS


Both the direct capitalization technique and the discounted cash flow techniques were used in this appraisal.

One of the basic elements in both of these appraisal techniques is the estimate of the proper capitalization or discount rate to use in the calculations. As stated in the introduction section of this report, we have used market surveys as the basis for our opinion as to the proper rate to use. In addition to the surveys, the actual capitalization rates from the comparable improved sales used in the sales comparison approach were analyzed in an attempt to adjust the market surveys to more accurately define the rate applicable to the subject. Finally, the specifics of each property were taken into consideration, e.g. location, past financial strength and estimates of potential economic strength and rental demand in the subject's area.

The second element, revenue and expense estimates, are based primarily on historical financial information provided by the managing partner. These figures were analyzed and compared to market surveys and adjusted only if dramatically different from the surveys. In addition, market based management fees were used rather than the actual so that the income would more closely reflect typical market expectations.

The subject has experienced a rapid growth in rental income over the past three years, although total receipts has grown at a nominal 3% over that same period. We have modified that rental income rate somewhat to a more manageable 3% in our model. The expense growth rate is a modest 2% reflecting the modest 2.3% actual growth over the past three years.

Because of the subject's location, in the westward growth path of Daytona Beach, and the relatively optimistic outlook for the area in general, we have used a discount rate that is slightly below the nation's average and a terminal capitalization rate that reflects this long term optimism.



 MISTY SPRINGS
 Historical Financial statement
 Year Ending December 31
                                      1997        %         1996         %         1995         %         1994          %
 RECEIPTS:
   Rental Income                  $  821,441     102%   $  801,864      108%   $  776,268      102%   $  645,476        87%
   Vacancy Loss                   $        -       0%   $        -        0%   $        -        0%   $        -         0%
   Rent Concessions               $        -       0%   $        -        0%   $        -        0%   $        -         0%
   Model Apt.                     $        -       0%   $        -        0%   $        -        0%   $        -         0%
 TOTAL RENTAL INCOME              $  775,217      97%   $  713,441       96%   $  743,598       97%   $  715,258        97%

 Other Income                     $   27,969       3%   $   28,002        4%   $   19,472        3%   $   22,668         3%

 TOTAL RECEIPTS                   $  803,187     100%   $  741,443      100%   $  763,070      100%   $  737,926       100%

 EXPENSES:

 Management Fee                   $   32,125            $   29,659             $   30,523             $   29,404
 Other Admin                      $   19,944            $   21,093             $   20,581             $   14,152
   Subtotal Admin                 $   52,069     6.5%   $   50,752      6.8%   $   51,104      6.7%   $   43,556       5.9%

 Supplies                         $        -
 Utilities                        $   64,311            $   69,422             $   63,647             $   58,606
 Building Services                $        -
 Other Operating                  $   66,616            $   65,884             $   64,479             $   67,600
   Subtotal Operating             $  130,927      16%   $  135,306       18%   $  128,126       17%   $  126,206        17%

 Security                         $        -
 Grounds Maint                    $        -
 Maint-Repairs                    $   66,740            $   62,950             $   59,507             $   56,244
 Painting/Decorating              $        -
   Subtotal Maint.                $   66,740       8%   $   62,950        8%   $   59,507        8%   $   56,244         8%

 R.E. Taxes                       $   82,621            $   98,719             $   82,028             $   83,858
 Insurance                        $    9,396            $   10,342             $   12,928             $    9,268
 Other                            $        -
   Subtotal Taxes-insur           $   92,017      11%   $  109,061       15%   $   94,956       12%   $   93,126        13%

 TOTAL EXPENSES                   $  341,753      43%   $  358,069       48%   $  333,693       44%   $  319,132        43%

 NET OPERATING INCOME             $  461,433      57%   $  383,374       52%   $  429,377       56%   $  418,794        57%


                                    MISTY SPRINGS
                                DIRECT CAPITALIZATION



PROPERTY:

                                 Misty Springs
                            1420 New Bellevue Avenue
                             Daytona Beach, Florida



DIRECT CAPITALIZATION:

Number of Units                                               128

Revenue @ $550 per Unit                                  $844,800
Expenses @ $3.88 per Sq. Ft.                              397,310
                                                        ---------
Net Income                                                447,490

Replacement Reserves @                        $425         54,400
                                                         --------
Net Operating Income (NOI)                               $393,090

Cap Rate @                                    9.0%     $4,367,666



ESTIMATED VALUE:

                                   $4,350,000




 MISTY SPRINGS APARTMENTS
 Cash Flow Analysis
 30-Nov-97

                                     1998          1999          2000          2001          2002
 REVENUE
  Gross Potential               $   846,084   $   871,467   $   897,611   $   924,539   $   952,275
  Vacancy Loss                  ($   42,304)  ($   43,573)  ($   44,881)  ($   46,227)  ($   47,614)
  Rent Concessions              $         -
  Other                         $    28,528   $    29,099   $    29,681   $    30,275   $    30,880
 EFFECTIVE INCOME               $   832,308   $   856,992   $   882,411   $   908,587   $   935,542

 EXPENSE
  Management Fee                $    41,615   $    42,850   $    44,121   $    45,429   $    46,777
  Other Admin                   $    20,542   $    20,953   $    21,372   $    21,800   $    22,236
   Subtotal Admin               $    62,158   $    63,803   $    65,493   $    67,229   $    69,013

  Supplies                      $         -   $         -   $         -   $         -   $         -
  Utilities                     $    65,596   $    66,908   $    68,246   $    69,611   $    71,003
  Building Services             $         -   $         -   $         -   $         -   $         -
  Other Operating               $    67,948   $    69,307   $    70,693   $    72,107   $    73,549
   Subtotal Operating           $   133,545   $   136,215   $   138,940   $   141,719   $   144,553

  Security                      $         -   $         -   $         -   $         -   $         -
  Grounds Maint                 $         -   $         -   $         -   $         -   $         -
  Maint-Repairs                 $    68,075   $    69,436   $    70,825   $    72,242   $    73,686
  Painting/Decorating           $         -   $         -   $         -   $         -   $         -
   Subtotal Maint.              $    68,075   $    69,436   $    70,825   $    72,242   $    73,686

 R.E. Taxes                     $    84,273   $    85,959   $    87,678   $    89,432   $    91,220
 Insurance                      $     9,584   $     9,776   $     9,971   $    10,171   $    10,374
 Other                          $         -   $         -   $         -   $         -   $         -
   Subtotal Taxes-insur         $    93,857   $    95,734   $    97,649   $    99,602   $   101,594

 TOTAL EXPENSES                 $   357,634   $   365,189   $   372,907   $   380,791   $   388,846

 NON-OPERATING EXPENSES
  Capital Improvements          $    54,400   $    55,488   $    56,598   $    57,730   $    58,884
  Other                         $         -

 NET CASH FLOW                  $   420,274   $   436,315   $   452,907   $   470,066   $   487,811

  P.V. Factor                        0.8989        0.8080        0.7263        0.6528        0.5868
  P.V. Cash Flow                $   377,774   $   352,534   $   328,934   $   306,873   $   286,254




                                     2003            2004            2005            2006            2007
 REVENUE
  Gross Potential               $   980,844   $   1,010,269   $   1,040,577   $   1,071,794   $   1,103,948
  Vacancy Loss                  ($   49,042)  ($     50,513)  ($     52,029)  ($     53,590)  ($     55,197)
  Rent Concessions
  Other                         $    31,498   $      32,128   $      32,770   $      33,426   $      34,094
 EFFECTIVE INCOME               $   963,299   $     991,883   $   1,021,318   $   1,051,630   $   1,082,845

 EXPENSE
  Management Fee                $    48,165   $      49,594   $      51,066   $      52,582   $      54,142
  Other Admin                   $    22,680   $      23,134   $      23,597   $      24,069   $      24,550
   Subtotal Admin               $    70,845   $      72,728   $      74,663   $      76,650   $      78,692

  Supplies                      $         -   $           -   $           -   $           -   $           -
  Utilities                     $    74,424   $      73,872   $      75,439   $      76,856   $      78,394
  Building Services             $         -   $           -   $           -   $           -   $           -
  Other Operating               $    75,020   $      76,521   $      78,051   $      79,612   $      81,205
   Subtotal Operating           $   147,444   $     150,393   $     153,401   $     156,469   $     159,598

  Security                      $         -   $           -   $           -   $           -   $           -
  Grounds Maint                 $         -   $           -   $           -   $           -   $           -
  Maint-Repairs                 $    75,160   $      76,663   $      78,197   $      79,760   $      81,356
  Painting/Decorating           $         -   $           -   $           -   $           -   $           -
   Subtotal Maint.              $    75,160   $      76,663   $      78,197   $      79,760   $      81,356

 R.E. Taxes                     $    93,045   $      94,906   $      96,804   $      98,740   $     100,715
 Insurance                      $    10,581   $      10,793   $      11,009   $      11,229   $      11,454
 Other                          $         -   $           -   $           -   $           -   $           -
   Subtotal Taxes-insur         $   103,626   $     105,699   $     107,813   $     109,969   $     112,168

 TOTAL EXPENSES                 $   397,075   $     405,483   $     414,072   $     422,848   $     431,814

 NON-OPERATING EXPENSES
  Capital Improvements          $    60,062   $      61,263   $      62,489   $      63,738   $      65,013
  Other

 NET CASH FLOW                  $   506,162   $     525,137   $     544,757   $     565,044   $     586,017

  P.V. Factor                        0.5275          0.4741          0.4262          0.3831          0.3443
  P.V. Cash Flow                $   266,986   $     248,985   $     232,168   $     216,168   $     201,795

 SUM P.V.          $2,818,765
 RESIDUAL          $1,996,708

 TOTAL VALUE        4,815,473


                                       SUMMARY
                                    MISTY SPRINGS



PROPERTY:

                                    Misty Springs
                               1420 New Bellevue Avenue
                                Daytona Beach, Florida




VALUE ESTIMATE:
Sales Comparison Approach                                         $4,500,000

Income Approach:
     Direct Capitalization                        $4,350,000
     DCF                                          $4,800,000




FINAL VALUE:

                                   $4,500,000  -  $5,000,000


--------------------------------------------------------------------------------


                                MONTICELLO APARTMENTS


--------------------------------------------------------------------------------

                                       [PHOTO]


                              MONTICELLO APARTMENTS
                            22700 CIVIC CENTER DRIVE
                              SOUTHFIELD, MICHIGAN


 OWNERSHIP
--------------------------------------------------------------------------------
 Partnership Name              Capital Source LLP
 Percentage Ownership
--------------------------------------------------------------------------------


 PROPERTY STATISTICS

--------------------------------------------------------------------------------
 Land Plan
 Land Area            9.18 Acres          Number of Units               106
 Density              11.54 Units/Acre    Average Unit Size     912 Sq. Ft.
 Net Rentable Area    96,732 Sq. Ft.      Year Built                   1989
--------------------------------------------------------------------------------

 CONSTRUCTION TYPE
--------------------------------------------------------------------------------
 Bric Brick, stucco, aluminum siding
--------------------------------------------------------------------------------

 UNIT FEATURES
--------------------------------------------------------------------------------
 Vaulted ceiling, microwave oven, dishwasher, blinds, balcony or patio, full size washer/dryer, central air conditioning, walk-in closets, pre-wired for cable television, covered parking area

--------------------------------------------------------------------------------

 PROJECT AMENITIES
--------------------------------------------------------------------------------
 Clubhouse with swimming pool, sundeck, weight room, aerobics studio, fireplace lounge, boardwalk path system

--------------------------------------------------------------------------------

                    VALUATION SUMMARY
                  --------------------------------------------------------
                    Indicated Value          $5,500,000   -   $6,000,000
                    Value per Sq. Ft. NRA    $56.86       -       $62.03
                    Value Per Unit           $51,887      -      $56,604
                  --------------------------------------------------------

                              SALES COMPARISON APPROACH
                                      MONTICELLO


IMPROVED COMPARABLE SALES ANALYSIS

PHYSICAL CHARACTERISTICS
LOCATION - The subject is located approximately ten miles from Detroit's central business district which is easily accessible via the Northwestern Highway.

Comparable Sale 1 is located in a neighborhood that is similar to the subject's and no adjustment is necessary. Sale 2 is in a slightly better neighborhood and a slight downward adjustment is deemed appropriate, while Sale 4 is in a much superior to the subject. Sale 3 is in an inferior neighborhood and should be adjusted upward.

SIZE - Comparable Sales 1 & 4 are similar to the subject in terms of size. Sale 2, however is much smaller and should be adjusted downward while Sale 3 its much larger and should be adjusted upward.

AGE - The Marshall Valuation Service Cost Manual reports that the typical economic life of apartment buildings such as the subject is 45 years which indicates a 2.22% per year depreciation rate. Using this as a guideline, we have adjusted the comparable sales, vis-a-vis the subject based on this relationship. Newer structures have been adjusted downward at between 1.5% and 2.0% per year depending on the quality of the building while older buildings have been adjusted upward.

L/B RATIO - Because the land size of the comparable sales was not available, this factor was not germane to the analysis.

QUALITY - Quality adjustments are somewhat subjective but are based on the differences in cost between different types of construction. The subject buildings are of average quality construction as is Comparable Sales 2. Comparable Sale 4 is far superior to the subject and was adjusted downward. Sale 1 and 3 are of inferior quality and require upward adjustments.

CONDITION - The physical condition is an adjustment that is made in addition to the adjustment for age. The subject appeared to be in average to good condition as are Comparable Sale 2 & 3. Sale 1, however, was reported to be in fair/poor condition at the time of its sale and the unit price is adjusted upward 10%. Sale 4 was in excellent condition and should be adjusted down.

AMENITIES - Comparable Sales 3 & 4 have amenities that are slightly superior to the subject and should be adjusted downward as a result. Sale 1 and 2, on the other hand, have few amenities and should be adjusted upward vis--vis the subject.

A summary of these adjustments is presented on the following page in the adjustment grid found on that page.


                                                             MONTICELLO
                                                   Improved Sales Adjustment Grid
                              SUBJECT
                                                     SALE 1                 SALE 2                  SALE 3                 SALE 4
 Sale Date:                                             Sep-95                 Apr-97                 Jul-96                 Feb-96
 Net Rentable Area              96,732                  97,700                162,870                274,400                 70,055
 Land Area - acre                    9                       5
 Lnd/Bld Ratio:                   8.27                    4.69                   0.00                   0.00                   0.00
 Stories:                            2                       2                    2.5                      2                      2
 Age:                                8                      23                      9                     15                     25
 Units                             106                      96                    178                    280                     72
 Price:                                             $3,700,000             $11,250,00             $12,450,00             $4,700,000
                                                                                    0                      0
 Price/Ft. - NRA                                        $37.87                 $69.07                 $45.37                 $67.09
 Price/Unit                                            $38,542                $63,202                $44,464                $65,278
 GIM                                                      7.23                   7.10
 OAR:                                                    8.99%                  9.18%                  9.31%                  9.31%
 REAL PROPERTY RIGHTS                               Fee Simple             Fee Simple             Fee Simple             Fee Simple
 Adjustment                                              $0.00                  $0.00                  $0.00                  $0.00
 Adjusted Price*                                        $37.87                 $69.07                 $45,37                 $67.09
 FINANCING                                              Market                 Market                 Market                 Market
 Adjustment                                              $0.00                  $0.00                  $0.00                  $0.00
 Adjusted Price
 CONDITIONS OF SALE                                      Arm's                  Arm's                  Arm's                  Arm's
                                                        Length                 Length                 Length                 Length

 Adjustment                                              $0.00                  $0.00                  $0.00                  $0.00
 Adjusted Price**                                       $37.87                 $69.07                 $45.37                 $67.09
 MARKET CONDITIONS                             0%      Similar        0%      Similar          0%    Similar         0%     Similar
 Adjustment                                              $0.00                  $0.00                  $0.00                  $0.00
 Adjusted Price***                                      $37.87                 $69.07                 $45.37                 $67.09
 PHYSICAL CHARACTERISTICS
   Location                                    0%      Similar      (10%)    Superior         10%   Inferior       (10%)   Superior
   Size                                        0%      Similar      (10%)     Smaller         10%     Larger         0%     Similar
   Age                                        23%        Older        2%        Older         11%      Older        26%       Older
   L/B Ratio                                   0%      Similar        0%      Similar          0%    Similar         0%     Similar
   Quality                                    10%     Inferior        0%      Similar         10%   Inferior       (10%)   Superior
   Condt.                                     10%     Inferior        0%      Similar          0%    Similar       (10%)   Superior
   Amenities                                   5%     Inferior        5%     Inferior         (5%)  Superior        (5%)   Superior
   Other                                       0%      Similar        0%      Similar          0%    Similar         0%     Similar
   Composite Adjustment                       48%     Inferior      (13%)    Superior         36%   Inferior       (10%)   Superior
 Adjustment                                             $17.99                ($8.98)                 $16.11                ($6.37)
 INDICATED VALUE PER NRA                                $55.86                 $60.09                 $61.48                 $60.72
 INDICATED VALUE PER UNIT                              $56,849                $54,986                $60,249                $59,076

 * Sale price further adjusted for property rights conveyed
 ** Sale price further adjusted for financing and conditions of sale
 *** Sale price further adjusted for market conditions



                                   INCOME APPROACH
                                      MONTICELLO


Both the direct capitalization technique and the discounted cash flow techniques were used in this appraisal.

One of the basic elements in both of these appraisal techniques is the estimate of the proper capitalization or discount rate to use in the calculations. As stated in the introduction section of this report, we have used market surveys as the basis for our opinion as to the proper rate to use. In addition to the surveys, the actual capitalization rates from the comparable improved sales used in the sales comparison approach were analyzed in an attempt to adjust the market surveys to more accurately define the rate applicable to the subject. Finally, the specifics of each property were taken into consideration, e.g. location, past financial strength and estimates of potential economic strength and rental demand in the subject's area.

The second element, revenue and expense estimates, are based primarily on historical financial information provided by the managing partner. These figures were analyzed and compared to market surveys and adjusted only if dramatically different from the surveys. In addition, market based management fees were used rather than the actual so that the income would more closely reflect typical market expectations.

The subject has experienced moderate growth in rental income over the past three years, although total receipts has grown at a nominal 2.2% over that same period.. We have modified that rental income rate somewhat to a more typical 2.5% in our model. The expense growth rate is equal to a 3% inflationary rate increase, somewhat faster than the anticipated revenue increase, but in line with the historical trend.

Because of the subject's location, which is influenced to a great degree by Detroit's economy, we have used market averages pertaining to that area, which is judged to be only fair in the apartment real estate market. As a result, a slightly above average 12% discount rate and a 9.75% capitalization rate were used in our models.



 MONTICELLO APARTMENTS
 Historical Financial statement
 Year Ending December 31
                                      1997           %         1996          %         1995          %           1994         %
 RECEIPTS:
   Rental Income                  $     996,237     106%   $   970,531      103%   $   960,535      104%    $    948,744     108%

   Vacancy Loss                   $           -       0%   $         -        0%   $         -        0%    $          -       0%
   Rent Concessions               $           -       0%   $         -        0%   $         -        0%    $          -       0%
   Model Apt.                     $           -       0%   $         -        0%   $         -        0%    $          -       0%
 TOTAL RENTAL INCOME              $     937,531     100%   $   933,171       99%   $   914,746       99%    $    878,437     100%

 Other Income                     $         696       0%   $     4,947        1%   $    11,520        1%    $      1,465       0%

 TOTAL RECEIPTS                   $     938,227     100%   $   938,118      100%   $   926,266      100%    $    879,902     100%

 EXPENSES:

 Management Fee                   $      33,052            $    31,974             $    37,937              $     21,767
 Other Admin                      $      20,117            $    20,416             $    16,921              $     16,338
   Subtotal Admin                 $      53,169     5.7%   $    52,390      5.6%   $    54,858      5.9%    $     38,105     4.3%

 Supplies                         $           -
 Utilities                        $      37,168            $    40,782             $    30,872              $     35,822
 Building Services                $           -
 Other Operating                  $      64,960            $    55,907             $    52,075              $     56,762
   Subtotal Operating             $     102,128      11%   $    96,689       10%   $    82,947        9%    $     92,584      11%

 Security                         $           -
 Grounds Maint                    $           -
 Maint-Repairs                    $      43,313            $    36,013             $    37,748              $     36,561
 Painting/Decorating              $           -
   Subtotal Maint.                $      43,313       5%   $    36,013        4%   $    37,748        4%    $     36,561       4%

 R.E. Taxes                       $     122,448            $   119,450             $   115,004              $    124,017
 Insurance                        $       9,309            $     9,135             $    10,788              $     12,486
 Other                            $           -
   Subtotal Taxes-insur           $     131,757      14%   $   128,585       14%   $   125,792       14%    $    136,503      16%

 TOTAL EXPENSES                   $     330,368      35%   $   313,677       33%   $   301,345       33%    $    303,753      35%

 NET OPERATING INCOME             $     607,859      65%   $   624,441       67%   $   624,921       67%    $    576,149      65%




                                      MONTICELLO
                                DIRECT CAPITALIZATION





 PROPERTY:

                                   Monticello
                            22700 Civic Center Drive
                              Southfield, Michigan


 DIRECT CAPITALIZATION:
 Number of Units                                                    106

 Revenue @ $780 per Unit                                       $990,000
 Expenses @ $3.67 per Sq. Ft.                                   355,000
                                                            -----------
 Net Income                                                     635,000

 Replacement Reserves @                          $425            45,050
                                                             ----------
 Net Operating Income (NOI)                                    $589,950

 Cap Rate @                                     9.75%        $6,050,770



 ESTIMATED VALUE:

                                   $6,000,000



 MONTICELLO APARTMENTS
 Cash Flow Analysis
 30-Nov-97

                                        1998           1999         2000            2001            2002
 REVENUE
  Gross Potential                  $ 1,016,162  $   1,041,566 $   1,067,605  $     1,094,295   $   1,121,652
  Vacancy Loss                     ($   50,808) ($     52,078)($     53,380) ($       54,715)  ($     56,083)
  Rent Concessions                 $         -
  Other                            $       710  $         731 $         753  $           776   $         799
 EFFECTIVE INCOME                  $   966,064  $     990,219 $   1,014,978  $     1,040,356   $   1,066,369

 EXPENSE
  Management Fee                   $    48,303  $      49,511 $      50,749  $        52,018   $      53,318
  Other Admin                      $    20,519  $      21,135 $      21,769  $        22,422   $      23,095
   Subtotal Admin                  $    68,823  $      70,646 $      72,518  $        74,440   $      76,413

  Supplies                         $         -  $           - $           -  $             -   $           -
  Utilities                        $    40,485  $      41,700 $      42,951  $        44,239   $      45,566
  Building Services                $         -  $           - $           -  $             -   $           -
  Other Operating                  $    55,000  $      56,650 $      58,350  $        60,100   $      61,903
   Subtotal Operating              $    95,485  $      98,350 $     101,300  $       104,339   $     107,469

  Security                         $         -  $           - $           -  $             -   $           -
  Grounds Maint                    $         -  $           - $           -  $             -   $           -
  Maint-Repairs                    $    43,313  $      44,612 $      45,951  $        47,329   $      48,749
  Painting/Decorating              $         -  $           - $           -  $             -   $           -
   Subtotal Maint.                 $    43,313  $      44,612 $      45,951  $        47,329   $      48,749

 R.E. Taxes                        $   124,897  $     128,644 $     132,503  $       136,478   $     140,573
 Insurance                         $     9,495  $       9,780 $      10,073  $        10,376   $      10,687
 Other                             $         -  $           - $           -  $             -   $           -
   Subtotal Taxes-insur            $   134,392  $     138,424 $     142,577  $       146,854   $     151,260

 TOTAL EXPENSES                    $   342,013  $     352,032 $     362,345  $       372,962   $     383,891

 NON-OPERATING EXPENSES
  Capital Improvements             $    45,050  $      46,402 $      47,794  $        49,227   $      50,704
  Other                            $         -

 NET CASH FLOW                     $   579,001  $     591,786 $     604,839  $       618,167   $     631,774

  P.V. Factor                           0.8929         0.7972        0.7118           0.6355          0.5674
  P.V. Cash Flow                   $   516,965  $     471,768 $     430,512  $       392,856   $     358,485


                                     2003            2004              2005            2006          2007
 REVENUE
  Gross Potential                $ 1,149,694    $   1,178,436   $    1,207,897  $   1,238,094  $   1,269,047
  Vacancy Loss                   ($   57,485)   ($     58,922)  ($      60,395) ($     61,905) ($     63,452)
  Rent Concessions
  Other                          $       823    $         848   $          873  $         899  $         926
 EFFECTIVE INCOME                $ 1,093,032    $   1,120,362   $    1,148,375  $   1,177,089  $   1,206,521

 EXPENSE
  Management Fee                 $    54,652    $      56,018   $       57,419  $      58,854  $      60,326
  Other Admin                    $    23,788    $      24,501   $       25,236  $      25,993  $      26,773
   Subtotal Admin                $    78,439    $      80,519   $       82,655  $      84,848  $      87,099

  Supplies                       $         -    $           -   $            -  $           -  $           -
  Utilities                      $    46,933    $      48,341   $       49,791  $      51,285  $      52,824
  Building Services              $         -    $           -   $            -  $           -  $           -
  Other Operating                $    63,760    $      65,673   $       67,643  $      69,672  $      71,783
   Subtotal Operating            $   110,693    $     114,014   $      117,435  $     120,958  $     124,586

  Security                       $         -    $           -   $            -  $           -  $           -
  Grounds Maint                  $         -    $           -   $            -  $           -  $           -
  Maint-Repairs                  $    50,212    $      51,718   $       53,270  $      54,868  $      56,514
  Painting/Decorating            $         -    $           -   $            -  $           -  $           -
   Subtotal Maint.               $    50,212    $      51,718   $       53,270  $      54,868  $      56,514

 R.E. Taxes                      $   144,790    $     149,134   $      153,608  $     158,216  $     162,962
 Insurance                       $    11,008    $      11,338   $       11,678  $      12,028  $      12,389
 Other                           $         -    $           -   $            -  $           -  $           -
   Subtotal Taxes-insur          $   155,797    $     160,471   $      165,285  $     170,244  $     175,351

 TOTAL EXPENSES                  $   395,141    $     406,723   $      418,644  $     430,917  $     443,550

 NON-OPERATING EXPENSES
  Capital Improvements           $    52,225    $      53,792   $       55,406  $      57,068  $      58,780
  Other

 NET CASH FLOW                   $   645,665    $     659,847   $      674,325  $     689,104  $     704,190

  P.V. Factor                         0.5066           0.4523           0.4039         0.3608         0.3220
  P.V. Cash Flow                 $   327,114    $     298,481   $      272,349  $     248,498  $     226,730


 SUM P.V.                              $3,543,759
 RESIDUAL                              $2,029,777

 TOTAL VALUE                           $5,573,537


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


                                       SUMMARY
                                      MONTICELLO


 PROPERTY:

                                   Monticello
                            22700 Civic Center Drive
                              Southfield, Michigan

 VALUE ESTIMATE:

 Sales Comparison Approach                                     $5,830,000

 Income Approach:
      Direct Capitalization               $6,000,000
      DCF                                 $5,575,000



 FINAL VALUE:

                             $5,500,000 - $6,000,000


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

                           LIMITING FACTORS AND ASSUMPTIONS


In accordance with recognized professional ethics, the professional fee for this service is not contingent upon our conclusion of value, and neither Valuation Research Corporation nor any of its employees have a present or intended material financial interest in the subject company appraised.

The opinion of value expressed herein is valid only for the stated purpose as of the date of the appraisal.

Financial statements and other related information provided by the subject company or its representatives in the course of this investigation have been accepted, without further verification, as fully and correctly reflecting the company's business conditions and operating results for the respective periods, except as specifically noted herein.

Public information and industry and statistical information has been obtained from sources we deem to be reliable; however, we make no representation as to the accuracy or completeness of such information, and have accepted the information without further verification.

The conclusions of value are based upon the assumption that the current level of management expertise and effectiveness would continue to be maintained and that the character and integrity of the enterprise through any sale, reorganization, exchange, or diminution of the owners' participation would not be materially or significantly changed.

This report and the conclusions arrived at herein are for the exclusive use of our client for the sole and specific purposes as noted herein. Furthermore, the report and conclusions are not intended by the author, and should not be construed by the reader, to be investment advice in any manner whatsoever. The conclusions reached herein represent the considered opinion of Valuation Research Corporation, based upon information furnished to them by the company and other sources.

Neither all nor any part of the contents of this report (especially any conclusions as to value, the identity of any appraiser or appraisers, or the firm with which such appraisers are connected, or any reference to any of their professional designations) should be disseminated to the public through advertising media, public relations, news media, sales media, mail, direct transmittal, or any other public means of communication, without the prior written consent and approval of Valuation Research Corporation.

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

Future services regarding the subject matter of this report, including, but not limited to, testimony or attendance in court, shall not be required of Valuation Research Corporation, unless previous arrangements have been made in writing.

The appraiser assumes no responsibility for matters legal in nature, nor does the appraiser render any opinion as to the title, which is assumed to be marketable.

The appraiser assumes that the property will be responsibly owned and properly maintained.

The appraiser has not made a land survey of the property. The boundaries used in this report are taken from records believed to be accurate. The sketches included in this report are provided to assist the reader in visualizing the property, and no responsibility is assumed for their accuracy.

The allocation of the total value between land and improvements stated in this report is invalid if used separately or in conjunction with any other appraisal. This report is to be used in its entirety and only for the purpose for which it was prepared.

The appraiser assumes that there are no hidden or unapparent conditions of the property, subsoil, or structures which would render the property more or less valuable. The appraiser assumes no responsibility for any such conditions or for any engineering surveys which might be required to discover such conditions.

Any information furnished by others and included in this report is from sources deemed to be reliable and believed to be true and accurate; however, no responsibility is assumed for its accuracy.

It is assumed that there is full compliance with all applicable federal, state, and local environmental regulations and laws unless noncompliance is stated, defined, and considered in the appraisal report.

Valuation Research Corporation is not an environmental consultant or auditor, and it takes no responsibility for any actual or potential environmental liabilities. Any person entitled to rely on this report wishing to know whether such liabilities exist, or their scope, and the effect on the value of the property is encouraged to obtain a professional environmental assessment. Valuation Research Corporation does not conduct or provide environmental assessments and has not performed one for the subject property.

Valuation Research Corporation has asked the Managers of the apartment complexes whether it is subject to any present or future liability relating to environmental matters

(including but not limited to CERCLA/Superfund liability). Valuation Research Corporation has not determined independently whether any of the apartment complexes or their owners are subject to any such liabilities, nor the scope of any such liabilities. Valuation Research Corporation's appraisal takes no such liabilities into account except as they have been reported expressly to Valuation Research Corporation by the Managers of the apartment complexes, or by an environmental consultant working for the Managers of the apartment complexes, and then only to the extent that the liability was reported to us in an actual or estimated dollar amount. Such matters are noted in the report. To the extent such information has been reported to us, Valuation Research Corporation has relied on it without verification and offers no warranty or representation as to its accuracy or completeness.

It is assumed that all applicable zoning and use regulations and restrictions have been complied with, unless a nonconformity has been stated, defined, and considered in the appraisal report.

It is assumed that all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, or national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimate contained in this report is based.

We have not made a specific compliance survey or analysis of the subject property to determine whether it is subject to or in compliance with the Americans with Disabilities Act of 1990 (ADA) and this opinion does not consider the impact, if any, of noncompliance in estimating the value of the property.

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